      As filed with the Securities and Exchange Commission on July 3, 2003

                                                                File No. 0-50256


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                          Pre-Effective Amendment No. 1
                                       to


                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

                                   ----------

                       HARTMAN COMMERCIAL PROPERTIES REIT
             (Exact name of registrant as specified in its charter)

                     TEXAS                                 76-0594970
          (State or other jurisdiction                  (I.R.S. Employer
       of incorporation or organization)             Identification Number)

 1450 West Sam Houston Parkway North, Suite 100
                 Houston, Texas                               77043
    (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (713) 467-2222

                                   ----------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

        Securities to be registered pursuant to Section 12(g) of the Act:

        Common Shares of Beneficial Interest, par value $0.001 per share

                                (Title of Class)

================================================================================

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                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This registration statement contains certain "forward-looking statements" regarding our plans and objectives, including, among other things:

          . future economic performance;

          . plans and objectives of management for future operations; and

          . projections of revenue and other financial items.

     Forward-looking statements are typically identified by the use of terms such as "may," "will," "should," "expect," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology. These statement are only predictions and are not historical facts. Actual events or results may differ materially.

     The forward-looking statements included herein are based on our current expectations, plans, estimates and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements contained herein could be inaccurate and, therefore, we cannot assure investors that the forward-looking statements included in this registration statement will prove to be accurate.

     In light of the significant uncertainties inherent in the forward-looking statements included in this registration statement, including, without limitation, the risks set forth in the "Risk Factors" section contained in Item 1, the inclusion of such information should not be regarded as a representation by us or any other person that the objectives and plans set forth in this registration statement will be achieved. We caution investors that forward-looking statements are not guarantees and that the actual results could differ materially from those expressed or implied in the forward-looking statements.

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ITEM 1. BUSINESS.

                                     SUMMARY

         We are a Texas real estate investment trust. We invest in commercial real estate by acquiring retail, office and office/warehouse properties located primarily in the metropolitan Houston, Texas area. We own all our real estate properties and conduct our operations through an "UPREIT" called Hartman REIT Operating Partnership, L.P. To avoid confusion:

         .    we sometimes refer to ourselves as "HCP";

         . we refer to Hartman REIT Operating Partnership, L.P. as the "Operating Partnership";

         . we collectively refer to HCP and the Operating Partnership in this registration statement as the "Company"; and

         . the use of "we," "our" or similar pronouns in this registration statement refers to HCP or the Company as required by the context in which such pronoun is used.

The term UPREIT stands for "Umbrella Partnership Real Estate Investment Trust." We use this structure because a sale of property directly to HCP in exchange for our shares is generally a taxable transaction to the property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property may transfer the property to the UPREIT in exchange for limited partnership units on a tax-free basis. This allows the seller to defer taxation of gain until the seller exchanges his limited partnership units for our shares. If our shares are publicly traded, the former property owner may be able to achieve liquidity for his investment in order to pay taxes. This structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

         We are the sole general partner of the Operating Partnership and, as of December 31, 2002, we owned 53.37% of all of its outstanding OP Units. The term "OP Units" refers to the limited partnership interests in the Operating Partnership. We owned 32 commercial properties as of December 31, 2002, consisting of retail centers, office/warehouse properties and office properties and typically leased to a variety of tenants under long-term leases.

         In this registration statement, we refer to an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes as a "REIT." We have made an election to be taxed as a REIT. In general, a REIT is an entity that:

         . combines the capital of many investors to acquire or provide financing for real estate properties;

         . offers the benefits of a diversified portfolio of real estate assets under professional management;

         . is able to qualify as a "real estate investment trust" for U.S. federal income tax purposes and is therefore not generally subject to federal corporate income taxes on its net income (to the extent such net income is distributed by it), which substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

         . must pay distributions to investors of at least 90% of its taxable income.

         As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. We refer to the Internal Revenue Code of 1986, as amended, as the "Internal Revenue Code" in this registration statement. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates.

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         Our office is located at 1450 West Sam Houston Parkway North, Suite
100, Houston, Texas 77043. Our telephone number is (713) 467-2222.

                                  OUR BUSINESS

GENERAL

         We were formed in August 1998 by Allen R. Hartman as a vehicle to consolidate Mr. Hartman's real estate operations. Mr. Hartman has been operating in the Houston, Texas metropolitan real estate industry for over 20 years. On December 31, 2002, we owned the 32 properties located in the metropolitan Houston, Texas area. Although our management does not assess our business on a segment basis, for accounting purposes our properties are divided into the following three reportable segments:

         .    Retail properties (17 of our properties);

         .    Office/Warehouse properties (12 of our properties); and

         .    Office properties (three of our properties).

Please see Note 12 in the Notes to our Consolidated Financial Statements contained in this registration statement for certain financial information related to these segments.

         A majority of our properties consist of retail centers and each is designed to meet the needs of surrounding local communities. A supermarket or one or more nationally and/or regionally recognized tenants typically anchors each of our retail properties. In the aggregate, our properties contain approximately 2,350,000 square feet of the gross leasable area. No individual property in our portfolio currently accounts for more than 10% of our aggregate leasable area. No single tenant accounts for more than 10% of our gross rental income.

         We have acquired 28 of our 32 properties from entities managed by affiliates of Mr. Hartman. During 1999 we acquired 12 properties. We acquired nine of these properties from six limited partnership affiliated with Mr. Hartman. We also bought three properties from unrelated third parties during 1999. During 2000, we acquired 10 properties. We acquired nine of these properties from partnerships affiliated with Mr. Hartman and we purchased one additional property from Mr. Hartman. During 2001, we bought one property from an unrelated third party. During 2002, we acquired 10 properties and sold one property. We acquired all 10 properties from entities affiliated with Mr. Hartman and sold the one property to an unrelated third party. Overall, we acquired a majority of our properties by merging the seller with and into either HCP or the Operating Partnership. We have also acquired properties by paying cash or issuing common shares or OP Units.

         As of December 31, 2002, our properties were approximately 92% leased. As of December 31, 2002, anchor space at the properties, representing approximately 12% of total leasable area, was 100% leased, while non-anchor space, accounting for the remaining 88% balance, was approximately 91% leased. Approximately 72% of our tenants (based on aggregate leasable area) are local tenants and approximately 10% and 18% of our tenants are national and regional tenants, respectively. We define:

         . national tenants as any tenant that operates in at least four metropolitan areas located in more than one region (i.e. northwest, midwest, southwest or southeast);

         . regional tenants as any tenant that operates in two or more metropolitan areas located within the same region; and

         . local tenants as any tenant that operates stores only within the metropolitan Houston, Texas area.

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         Substantially all of our revenues consist of base rents and additional rents in the form of expense reimbursements received under long-term leases. Approximately 62% of all existing leases provide for annual increases in the base rental payments with a "step up" rental clause.

         We currently do not own any individual property that is material to our operations. As of December 31, 2002, we had no property that accounted for over 10% of either our total assets or total gross revenue. The cost of each of our properties will be depreciated for tax purposes over a 40-year period on a straight-line basis. We believe all of our properties are adequately covered by insurance and are suitable for their intended purposes.

         See "Item 3--Properties" below for a description of the properties we owned on December 31, 2002.

         We have no employees and are not self-managed. Our operations are managed by Hartman Management, L.P., which is owned by Mr. Hartman. We refer to Hartman Management, L.P. as the "Management Company" in this registration statement.

FINANCING

         DESCRIPTION OF OUR CREDIT FACILITY

         On December 20, 2002, we entered into a credit facility in the aggregate principal amount of $34,440,000 with GMAC Commercial Mortgage Corporation. In connection with this financing, we created Hartman REIT Operating Partnership II, L.P., a Texas limited partnership, which is the borrower under our credit facility. The Operating Partnership is the sole limited partner of this partnership. The Operating Partnership also owns 100% of Hartman REIT Operating Partnership II GP, LLC, the general partner of Hartman REIT Operating Partnership II, L.P. This entity was formed as a "special purpose entity" solely for this financing and it holds, as its sole asset, the title to all of the properties which secure our credit facility.


         The indebtedness under the note is secured by, among other things, 18 of our properties and the improvements, personal property and fixtures thereon, as well as certain accounts and intangible assets and an assignment of rents related to such properties. The value of the properties securing our credit facility was approximately $62,000,000 at the time we entered into the facility. We may prepay the loan after July 1, 2005 without penalty. We must pay a prepayment fee equal to one percent of the outstanding principal balance under the facility if we want to prepay the note prior to July 1, 2005.


         We are required to make monthly interest payments under this credit facility. During the initial term of the note, indebtedness under the credit facility bears interest at LIBOR plus 2.5%, adjusted monthly. The interest rate was 3.92% as of December 31, 2002. The credit facility will mature on January 1, 2006, though we have the option, subject to certain conditions, of extending the facility for an additional two-year period. In no event shall the interest rate be lower than 3.82% during the initial term or lower than 4.32% during the extension term.

         In addition, we entered into certain covenants pursuant to the credit facility which, among other things, require Hartman REIT Operating Partnership II, L.P. to maintain specified levels of insurance and use the properties securing the note only for retail, light industrial, office, warehouse and commercial office uses. The facility also limits the borrower's ability, without the approval of the lender, to:

         .    acquire additional material assets;

         .    merge or consolidate with any other entity;

         . engage in any other business or activity other than the ownership, operation and maintenance of the properties securing the note;

         .    make certain investments;

         .    incur, assume or guarantee additional indebtedness;

         .    grant certain liens; and

         .    loan money to others.


         The note and the security documents related thereto also contain customary events of default, including, without limitation, payment defaults, bankruptcy-related defaults and breach of covenant defaults. As of the date of this registration statement, we are in compliance with the terms of our credit facility.


         LINE OF CREDIT

         In August 2002, we entered into $2,000,000 line of credit with First Bank & Trust. We may only use this line of credit in connection with acquisitions to purchase interests held by investors who do not qualify as "accredited investors" under the Securities Act of 1933 and the rules and regulations promulgated thereunder. As of December 31, 2002, there were no amounts outstanding under this line of credit. This line of credit is secured by our Bellnot Square property. In the event we borrow amounts under this line of credit, such amounts will accrue interest at a rate equal to the lender's prime rate. This line of credit terminates on July 31, 2004, unless the lender elects to extend the term of the line for additional one year periods. This line of credit contains customary covenants and events of default.

         HOUSTON R.E. XVI NOTE

         In November 2002, we borrowed $3,278,000 from Houston R.E. Income Properties XVI, L.P. This debt is evidenced by a promissory note and accrues interest at a rate of 4.25%. The note is secured by our Corporate Park Northwest property and is payable at any time upon the demand of Houston XVI. We used these borrowed funds to repay existing debt. Mr. Hartman controls the general partner of Houston XVI. We are only required to make monthly interest payments under the note.

COMPETITION


         Our properties are all located in areas that include highly competitive properties. The number of competitive properties in a particular area could have a material adverse effect on both our ability to lease space at any of our properties or at newly acquired (or developed) properties, and the amount of rent we can charge at our properties. We compete with many property owners, such as corporations, limited partnerships, individual owners, other real estate investment trusts, insurance companies and pension funds. We also compete with three other entities controlled by Mr. Hartman and operated by the Management Company. Two of these three entities have investment objectives and policies similar to our investment objectives and policies. Like us, these two entities seek to invest in retail, office/warehouse and office properties.


         Many of our competitors have greater financial and other resources than us and may have substantially more operating experience than either us or the Management Company. Generally, there are other neighborhood and community retail centers within relatively close proximity to each of our properties. There is, however, no dominant competitor in the metropolitan Houston, Texas area. Regarding our retail properties, in addition to competitor retail properties, our tenants face increasing competition from outlet malls, internet shopping websites, discount shopping clubs, catalog companies, direct mail and telemarketing.

INSURANCE

         We believe that we have property and liability insurance with reputable, commercially rated companies. We also believe that our insurance policies contain commercially reasonable deductibles and limits, adequate to cover our properties. We expect to maintain such insurance coverage and to obtain similar coverage with respect to any additional properties we acquire in the near future. Further, we have title insurance relating to our properties in an aggregate amount which we believe to be adequate.

EMPLOYEES

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         We have no employees. All personnel required for our operations are provided by the Management Company under a management agreement. Please see "Item 6. Directors and Executive Officers--The Management Company"; and "--The Management Agreement."

REGULATIONS


         Our properties are subject to various federal, state and local environmental laws, ordinances and regulations, under which a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Our properties are also subject to environmental controls relating to air and water quality and noise pollution. We are particularly sensitive to these laws because we could be liable for the violation of these laws as the result of violations by our tenants as they conduct their businesses on our properties. See "Item 1. Risk Factors - Potential liability as the result of environmental matters could adversely affect our operations" below.

         Our properties are also subject to many laws and regulations governing accessibility and safety. For example, under the Americans with Disabilities Act of 1993, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. All of our properties are subject to this act. In addition, our properties are subject to many governmental rules and regulations or enforcement policies affecting the use and operating of the properties, such as building codes, zoning regulations, land use controls and fire and life-safety codes.

         We believe that we have all permits and approvals necessary under current law to operate our properties. We believer our properties and operations comply in all material respects with these laws and regulations. However, changes or modification in these laws or regulations could require us to incur capital expenditures, some of which could be material, to ensure that our properties continue to comply with such laws and regulations.


REPORTS TO SHAREHOLDERS

         We will furnish each shareholder with an annual report within 120 days following the close of each fiscal year. These annual reports will contain, among other things, financial statements, including a balance sheet, statement of operations, statement of shareholders' equity and statement of cash flows, prepared in accordance with accounting principles generally accepted in the United States which are audited and reported on by independent certified public accountants.

             INVESTMENT POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         The following is a discussion of our current policies with respect to investments, borrowing, affiliate transactions, equity capital, joint ventures and certain other activities. All of these policies have been established in our governance documents or by our management and some of our policies may be amended or revised from time to time (and at any time) by our management or trust managers without a vote or the approval of our shareholders. Any change to these policies would be made, however, only after a review and analysis of such change, in light of then existing business and other circumstances, and then only if we believe that it is advisable to do so in the best interest of our shareholders. We may not be able to achieve our policies or investment objectives at all times.

INVESTMENT POLICIES

         Our management and board of trust managers have developed the following policies to govern our investments and the operation of our business.

         INVESTMENTS IN REAL ESTATE OR INTERESTS IN REAL ESTATE

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         We invest in commercial real estate properties, primarily neighborhood retail centers and office and office/warehouse properties. Our primary business and investment objectives are:

         .    to maximize cash dividends paid to our shareholders;

         .    to continue to qualify as a REIT for federal income tax purposes;

         . to obtain and preserve long-term capital appreciation in the value of our properties to be realized upon any ultimate sale of such properties; and

         . to provide our shareholders with liquidity for their investment in us by listing our shares on a national securities exchange within two to five years after this filing.

We intend to pursue these objectives by continuing to acquire community retail centers and office and office/warehouse properties for long-term ownership and for the purpose of producing income.


         Our policy is to continue to acquire properties in the Houston, Texas metropolitan area, where we believe opportunities exist for acceptable investment returns. We primarily acquire assets for income rather than capital gain. We anticipate that we will continue to focus on properties in the $1,000,000 to $10,000,000 value range. All of our current properties come within these investment policies. We typically lease our properties to a wide variety of tenants on a "triple-net" basis, which means that the tenant is responsible for paying the cost of all maintenance and minor repairs, property taxes and insurance relating to its leased space. Our management believes that its extensive experience, market knowledge and network of industry contacts in the Houston metropolitan area and focusing our investments to this area gives us a competitive advantage and enhances our ability to identify and capitalize on acquisitions. Although we anticipate that we will continue to focus primarily on acquisition opportunities in Houston, Texas, we are also exploring specific investment opportunities in San Antonio and Dallas, Texas. Further, we are exploring the feasibility of acquiring properties outside of Texas.

         Although we have historically invested in properties that have been constructed and have operating histories, we may invest in raw land or in properties that are under development or construction. We have developed one property on raw land since our inception. We consider the potential for growth in value as a factor in the valuation of income-producing properties and we anticipate that some properties we acquire will both provide cash distributions to shareholders and have the potential for growth in value. To the extent feasible, we will strive to invest in a diversified portfolio of properties, in terms of type of property and industry group of tenants, which will satisfy our investment objectives. We are not specifically limited in the number or size of properties we may acquire or the percentage of capital that we may invest in a single property. The number and mix of properties we acquire will depend on real estate and market conditions existing at the time we acquire properties and our capital resources.

         Although, we currently only own and intend to continue to invest in or develop community retail centers, office/warehouse and office properties, our future investment activities are not limited to any specified property use. We may invest in other commercial properties such as manufacturing facilities, and warehouse and distribution facilities. Neither our governance documents nor our management policies contain any limitations on the percentage of assets which may be invested in any specific property.

         Although we are not limited as to the form our investments may take, all of our properties are owned by the Operating Partnership or a wholly-owned subsidiary of the Operating Partnership in fee simple title. We expect to continue to pursue our investment objectives through the direct ownership of properties. However, in the future, we may also participate with other entities (including non-affiliated entities) in property ownership, through joint ventures or other types of common ownership. We presently have no plans to own any properties jointly with another entity or entities and we have not invested in any joint ventures during the past three years.

         The Management Company identifies particular properties as potential acquisitions and manages our day-to-day operations, including all leasing functions. In making investment decisions for us, the Management Company will consider relevant real estate property and financial factors, including:

         .    the location of the property;

         . the property's condition, suitability for the current or proposed use and any refurbishment needs;

         . the property's historical operation and any potential liabilities associated therewith;

         . information learned from surveys, environmental reports, title reports and policies and similar materials;

         .    the property's income-producing history and capacity;

         .    the property's prospects for long-term appreciation;

         .    the potential liquidity of the property; and

         .    income tax considerations.

         We have acquired 28 of our 32 of our properties from entities controlled by Mr. Hartman. We anticipate that we will acquire additional properties in the future from entities controlled by, or otherwise affiliated with, Mr. Hartman. We will conduct all such transactions in accordance with the related party transactions policies summarized below. We will obtain a third party appraisal or valuation of any property we acquire from an affiliated or related party.

         By conducting such transactions in accordance with this policy, we hope to be able to avoid any material disadvantages associated with related party transactions (primarily valuation issues) and achieve advantages, such as avoiding third party broker fees and acquiring properties of which the Management Company has a thorough knowledge.

         INVESTMENT LIMITATIONS

         Our declaration of trust places numerous limitations on us with respect to the manner in which we may invest our funds. These limitations cannot be changed unless our declaration of trust is amended, which requires approval of our shareholders. Unless our declaration of trust is amended, we will not:

         . borrow in excess of 75% of the aggregate value of all properties owned by us, provided that we may borrow in excess of 50% of the value of an individual property;

         . invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

         . invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

         . make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. Mortgage debt on any property shall not exceed such property's appraised value. In cases where our board of trust managers determines, and in all cases in which the transaction is with any of our trust managers or Hartman and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for inspection and duplication. We will also obtain a mortgagee's or owner's title insurance policy as to the priority of the mortgage;

         . make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

         . make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our trust managers, Mr. Hartman or his affiliates;

         . invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt exceeds 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities;

         . engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause, means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

         . make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets;

         . issue equity securities on a deferred payment basis or other similar arrangement;

         . issue debt securities in the absence of adequate cash flow to cover debt service;

         .    issue equity securities which are non-voting or assessable;

         .    issue "redeemable securities," solely at the option of the holder;

         . grant warrants or options to purchase shares to Mr. Hartman or his affiliates or to officers or trust managers affiliated with the Management Company except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

         . engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons; or

         . lend money to our trust managers, or to Mr. Hartman or his affiliates, unless approved by a majority of our independent trust managers.

We will continually review our investment activity to attempt to ensure that we do not come within the definition of an "investment company" under the Act. If at any time the character of our investments could cause us to be deemed an investment company for purposes of the Investment Company Act of 1940, we will take the necessary action to attempt to ensure that we are not deemed to be an "investment company."

         INVESTMENTS IN REAL ESTATE MORTGAGES

         While we intend to emphasize equity real estate investments, we may invest in first or second mortgages or other real estate interests consistent with our REIT status. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third party. We may also invest in participating or convertible mortgages if our trust managers conclude that we and our shareholders may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. Except as stated herein, our governance documents do not place any limit or restriction on:

         . the percentage of our assets that may be invested in any type of mortgage or in any single mortgage; or

         . the types of properties subject to mortgages in which we may invest.

The governance documents of the Operating Partnership also do not contain any such restrictions.


         As of the date of this registration statement, we have not invested in real mortgages. Presently, we have no intention of investing in real estate mortgages. We also have no present intention of originating, servicing or warehousing mortgages.


         Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers


         We may acquire securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. However, all acquisitions of securities of such entities will be subject to the percentage ownership limitations and gross income tests necessary for REIT qualification. We refer you to the discussion of "Federal Income Tax Considerations--Requirements for Qualification as a REIT" in this section below for a discussion of these tests. We may acquire all or substantially all of the securities or assets of REITs or similar entities where such investments would be consistent with our investment policies. We anticipate that we will only acquire securities or other interests in issuers engaged in commercial real estate activities involving retail, office or office/warehouse properties. We may also invest in entities owning undeveloped acreage.

         Provided that the operations of the entities in which we are acquire securities are consistent with our investment policies, as determined by our board of trust managers, and would not adversely impact our REIT qualification, we have no established criteria that we will follow in acquiring such securities. We may acquire securities in public or private entities and regardless of whether such securities are listed on a national exchange. We also do not have established net income or other financial standards for such investments. All securities acquired from Mr. Hartman and his affiliates will be acquired in compliance with our "Affiliate Transaction Policy" described below, as well as in compliance with our conflict resolution procedures described in "Item 5. Directors and Executive Officers - Certain Conflict Resolution Procedures". Otherwise, our governance documents do not contain any limitations or restrictions on the percentage of our assets that may be invested in securities of or interests in other issuers. The governance documents of the Operating Partnership also do not contain any such restrictions.


         Other than our interest in the Operating Partnership, we currently do not own any securities of other entities. We do not presently intend to acquire securities of any non-affiliated entities.

         PERIODIC REVIEW OF ASSETS

         We may dispose any of our properties or any property that may be acquired in the future if our management determines that the disposition of such property is appropriate or necessary. We will consider many relevant economic, tax, strategic and operational factors when determining whether a particular property should be sold.

         CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

         Our declaration of trust requires that the independent trust managers review our investment policies at least annually to determine that the policies we are following are in the best interests of our shareholders. Each determination and the basis therefore is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our trust managers, including a majority of the independent trust managers, without the approval of the shareholders. Those of our investment objectives set forth in our declaration of trust, however, may only be amended by a vote of the shareholders holding a majority of our outstanding shares.

FINANCING POLICIES

         As of the date of this registration statement, 20 of our 32 properties are subject to mortgages. If we acquire a property for cash in the future, we will most likely fund a portion of the purchase price with debt. By acquiring and operating on a leveraged basis, we will have more funds available for investment in properties. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio of assets. However, this also subjects us to risks associated with borrowing. See "Risk Factors--Our use of borrowings to fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing" below.

         We do not have a policy limiting the amount of mortgages which may be placed on any one piece of property. As of December 31, 2002, we had an aggregate debt to book value ratio of approximately 36%. As a general policy, we intend to maintain a ratio of total indebtedness to market value that is less than 50%. However, we may not be able to continue to achieve this objective.

         We may reevaluate and change our debt policy in the future without a shareholder vote. Factors that we would consider when reevaluating or changing our debt policy include then-current economic conditions, the relative cost of debt and equity capital, any acquisition opportunities, the ability of our properties to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of policy.

         We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties, publicly or privately-placed debt instruments or financing from institutional investors or other lenders. This indebtedness may be unsecured or may be secured by mortgages or other interests in our properties, or may be limited to the particular property to which the indebtedness relates. We may use borrowing proceeds to finance acquisitions of new properties, to refinance existing indebtedness, for the payment of distributions, or for working capital.

EQUITY CAPITAL POLICIES

         In the event that our trust managers determine to raise additional equity capital, they have the authority, without shareholder approval, to issue additional common shares or preferred shares of beneficial interest. Additionally, our trust managers could cause the Operating Partnership to issue OP Units which are convertible into our common shares. Subject to limitations contained in HCP's and the Operating Partnership's governance documents, the trust managers could issue, or cause to be issued, such securities in any manner (and on such terms and for such consideration) they deem appropriate, including in exchange for real estate. We have issued securities in exchange for real estate and we expect to continue to do so in the future. Existing shareholders have no preemptive right to purchase such shares in any offering, and any such offering might cause a dilution of a shareholder's initial investment.

AFFILIATE TRANSACTION POLICY

         Our bylaws provide that no contract or transaction between:

         .    us and one or more of our trust managers or officers; or

         . us and any other real estate investment trust, corporation, partnership, association or other organization in which one or more of our trust managers or officers are trust managers, directors or officers, or have a financial interest;

will be void or voidable solely because the trust manager or officer is a party to the transaction and/or is present at or participates in the meeting of the trust managers or committee thereof which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if:

         . the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the trust managers or the committee, and the trust managers or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested trust managers, even though the disinterested trust managers constitute less than a quorum;

         . the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         . the contract or transaction is fair to us at the time it is authorized, approved or ratified by the trust managers, a committee thereof, or the shareholders.

         Our bylaws also provide that any of our trust managers or officers may have business interests and engage in business activities similar (and even competitive) to or in addition to those relating to our business as long as they act in a capacity other than that of our trust manager or officer. Further, each of our trust managers and officers is not required to present any investment opportunity to us which comes to him or her in any capacity other than acting solely as our trust manager, officer or agent, even if we could exploit such opportunity if presented to us. We may place contractual restrictions with any trust manager or officer's business interests or activities, but we currently have no such contracts in place with any trust manager or officer.

         Our board of trust managers has established a conflicts committee which will review and approve all matters the board believes may involve a conflict of interest. This committee will be composed solely of independent trust managers. Please see "Item 5. Directors and Executive Officers--Committees of the Board of Trust Managers--Conflicts Committee" and "--Certain Conflict Resolution Procedures" below.

JOINT VENTURE INVESTMENTS

         We may enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated third-parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, we will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this registration statement for the selection of our real estate property investments.

         We may only enter into joint ventures with other Hartman programs for the acquisition of properties if:

         . a majority of our trust managers, including a majority of the independent trust managers, approve the transaction as being fair and reasonable to us;

         . the investment by us and such affiliate are on substantially the same terms and conditions; and

         . we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer's interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other Hartman programs will result in certain conflicts of interest.

CERTAIN OTHER POLICIES

         We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940. We do not intend to:

         . invest in the securities of other issuers for the purpose of exercising control over such issuer (except as described above);

         .    underwrite securities of other issuers; or

         .    actively trade in loans or other investments.

         Subject to restrictions we are subject to in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so. We have authority to purchase or otherwise reacquire our common shares or any of our other securities. We have no present intention of repurchasing any of our common shares, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Internal Revenue Code.

                                  RISK FACTORS

         We encourage investors to carefully consider the risks described below, together with all other information in this registration statement. We encourage investors to keep these risks in mind when they read this registration statement. If any of the following risks actually occurs, our results of operations and ability to pay distributions would likely suffer materially. As a result, the value and trading price of our common shares may decline, and shareholders could lose all or part of the money they paid to buy our common shares.

BUSINESS RISKS

Because our portfolio of properties is not geographically diversified, an economic downturn in the metropolitan Houston, Texas area could adversely impact our operations and ability to make distributions to our shareholders.

         All of our assets and revenues are currently derived from properties located in the metropolitan Houston, Texas area. Our results of operations are directly contingent on our ability to attract financially sound commercial tenants. If Houston experiences a significant economic downturn, our ability to locate and/or retain financially sound tenants may decrease. Likewise, we may be required to lower our rental rates to attract desirable tenants in such an environment. Consequently, because our assets are not diversified geographically, if Houston experiences an economic downturn, our operations and ability to make distributions to our shareholders could be adversely impacted.

We may need to incur borrowings to meet REIT minimum distribution requirements.

         In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our annual net taxable income (excluding any net capital gain). In addition, the Internal Revenue Code will subject us to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years. Although we intend to make distributions to our shareholders in a manner that allows us to meet the foregoing distribution requirement and avoid this 4% excise tax, we cannot assure shareholders that we will always be able to do so.

         Our income consists almost solely of our share of the Operating Partnership's income, and the cash available for distribution by us to our shareholders consists of our share of cash distributions made by the Operating Partnership. Because we are the sole general partner of the Operating Partnership, our trust managers will determine the amount of any distributions made by the Operating Partnership. The trust managers may consider a number of factors in making such distributions, including:

         .    the amount of the cash available for distribution;

         .    the Operating Partnership's financial condition;

         .    the Operating Partnership's capital expenditure requirements; and

         . the annual distribution requirements in the Internal Revenue Code necessary to maintain our qualification as a REIT.

         Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures and the creation of reserves or required debt amortization payments, could require us to borrow funds on a short-term or long-term basis to meet the REIT distribution requirements and to avoid the 4% excise tax described above. In such circumstances, we might need to borrow funds to avoid adverse tax consequences even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax consideration.

We rely on Allen R. Hartman and the Management Company, and the loss of either could adversely impact our operations.


         We are dependent on the efforts of Mr. Hartman. Mr. Hartman has over 30 years of experience in owning, operating, managing, acquiring, developing and redeveloping commercial real estate. Although Mr. Hartman has a significant ownership interest in the Company, he does not have an employment agreement with us and is not obligated to devote his full-time to the Company. Mr. Hartman currently devotes approximately 75% of his working time, or approximately 50 hours a week, to us and our operations. We expect that Mr. Hartman will continue to allocate his time in this manner in the future.


         We are not self-managed. Rather, the Management Company advises us on our day-to-day operations and manages all of our properties. The Management Company is owned and operated by Mr. Hartman and has assembled a team of professionals who have broad experience in the real estate industry in general, and in the management of our properties in particular. The Management Company is also dependent on Mr. Hartman. Further, competition for commercial real estate personnel is intense and we are dependent on the Management Company's ability to attract and retain skilled personnel to operate our business. We have no right or ability to vote on the election of the Management Company's officers and, as a result, we do not have the ability to control the Management Company's operations.

         The loss of Mr. Hartman or the Management Company, or the inability of the Management Company to retain skilled personnel, would adversely impact our operations and our ability to make distributions to our shareholders.

Our inability to retain earnings for acquisitions could limit our ability to acquire new properties.

         In order to maintain our qualification as a REIT, we are required to distribute to our shareholders at least 90% of our net taxable income (excluding any net capital gain). This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new properties. We anticipate that we will use debt and equity financing to acquire new properties from time to time. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new properties and expand our operations will be adversely affected.




Our operating results may be negatively affected by potential development and construction delays and resultant increased costs and risks.

         Several past programs sponsored by Mr. Hartman have invested in real estate investments requiring significant improvements or refurbishment. We may likewise invest in similar properties. We may also invest in development projects. We will be subject to risks relating to uncertainties associated with re-zoning for development and environmental concerns of governmental entities and/or community groups as well as our builder's ability to control construction costs or to build in conformity with plans, specifications and timetables in the case of both significant improvements or developments. Performance may also be affected or delayed by conditions beyond the builder's or other contractor's control. Delays in completion of construction, whether an improvement or new development, could also give tenants the right to terminate existing or pre-construction leases for space at a newly-developed or renovation project. In addition, we will be subject to normal lease-up risks relating to newly constructed or newly-renovated projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction or renovation when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and our return on our investment could suffer.

         In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with re-zoning the land for development and environmental concerns of governmental entities and/or community groups. Although our intention is to limit any investment in unimproved property to property we intend to develop, your investment nevertheless is subject to the risks associated with investments in unimproved real property.


Our use of borrowings to fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing.

         We have relied on borrowings to fund acquisitions and we expect to continue to rely on borrowings and other external sources of financing to fund the costs of new property acquisitions, capital expenditures and other items. As of December 31, 2002, we had aggregate outstanding debt of $37,718,000 secured by our assets. Accordingly, we are subject to the risk that our cash flow will not be sufficient to cover required debt service payments.

         If we cannot meet our required mortgage payment obligations, the property or properties subject to such mortgage indebtedness could be foreclosed upon by or otherwise transferred to our lender, with a consequent loss of income and asset value to the Company. Additionally, we may be required to refinance our debt subject to "lump sum" or "balloon" payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which could adversely impact the cash we would have available for distribution to our shareholders.

         We could become more highly leveraged, resulting in an increased risk of default and an increase in debt service requirements, which could also adversely affect our financial condition and results of our operations and, consequently, our ability to make distributions to our shareholders.

We operate in a competitive business and many of our competitors have greater resources and operating flexibility than we do.

         Numerous real estate companies that operate in the metropolitan Houston, Texas area compete with us in developing and acquiring retail, office/warehouse and office properties and seeking tenants to occupy such properties. Such competition could adversely affect our business. There are numerous commercial developers, real estate companies, real estate investment trusts and major retailers that compete with us in seeking properties for acquisition and tenants for properties. Many of these entities have greater financial and other resources, and more operating experience, than us or the Management Company.

Approximately 41.69% of our gross leasable area is subject to leases that expire prior to December 31, 2004.

         As of December 31, 2002, 41.69% of the aggregate gross leasable area of our properties is subject to leases that expire in either 2003 or 2004. These leases accounted for 44.39% of our total rental income in 2002. We are subject to the risk that:

         .    tenants will not renew such leases;

         .    we will not be able to re-lease the space subject to such leases;
              and

         . that the terms of any renewal or re-lease will not be as favorable as current leases.

If any of these risks materialize, our cash flow and ability to make distributions to our shareholders could be adversely affected.

We depend on tenants for our revenue and on anchor tenants to attract non-anchor tenants.

         As rental income from real property derives substantially all of our income, the inability of a single major tenant or a number of smaller tenants to meet their obligations would adversely affect our income. Tenants may have the right to terminate their leases upon the occurrence of certain customary events of default or, in some cases, if the lease held by an anchor tenant or other principal tenant of the property expires, is terminated or the property subject to the lease is vacated, even if rent continues to be paid under the lease. The weakening of a significant tenant's financial condition or the loss of an anchor tenant may adversely affect our cash flow and amounts available for distribution.

The bankruptcy or insolvency of major tenants would adversely impact our operations.

         As of December 31, 2002, the five largest tenants of our properties generated approximately 7.3% of the combined rent of our properties. The bankruptcy or insolvency of a major tenant or a number of small tenants would have an adverse impact on our income and our ability to make distributions to our shareholders. Generally, under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its current lease, the tenant must cure all defaults under the lease and provide adequate assurance of its future performance under the lease. If the tenant terminates the lease, our claim for breach of the lease (absent collateral securing the claim) will be treated as a general unsecured claim. General unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay all or part of such claims. During the first quarter of 2003, one of our five largest tenants, Fleming Foods Corporation, filed for bankruptcy protection. Our lease with Fleming expires in June 2003 and rents from this lease represented 1.3% of our total revenues during 2002.

We may be subject to risks as the result of joint ownership of real estate with third parties.

         We may invest in properties and assets jointly with other persons or entities. Joint ownership of properties, under certain circumstances, may involve risks not otherwise present, including:

         . the possibility that our partners or co-investors might become insolvent or bankrupt;

         . the risk that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals;

         . the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

         . the risk that such partners or co-investors may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT.

Our business will be directly affected by general economic and regulatory factors that we cannot control or predict.

         We only own commercial real estate. Investments in real estate typically involve a high level of risk as the result of factors that we cannot control or predict. One of the risks of investing in real estate is the possibility that our properties will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other investments. The following factors may affect income from properties and yields from investments in properties and are generally outside of our control:


         . conditions in financial markets that could have an impact on our tenants, most of which are small, local businesses without access to capital resources or with limited access to capital through small business loans from banks;

         . over-building in the metropolitan Houston area where all of our properties are located which could result in a reduction in rental income as the result of an inability to maintain occupancy levels;

         . adverse changes in applicable real estate zoning, tax or environmental laws in Houston or Texas generally would impact all of our current properties;

         . changes in general economic conditions in Houston and changes in industries predominant in the Houston metropolitan area, such as the energy, chemical and aerospace industries;

         .    a taking of any of our properties by eminent domain; and

         . acts of God, such as hurricanes, floods and other uninsured losses as the result of natural disasters in the Houston area.


Some or all of the foregoing factors may affect our properties, which could adversely affect our operations and our ability to pay distributions to our shareholders.

We may have difficulty selling real estate investments.

         Equity real estate investments are relatively illiquid. We have a limited ability to vary our portfolio in response to changes in economic or other conditions. We are especially sensitive to this risk considering that all of our properties are located in one metropolitan location. In addition, mortgage payments and, to the extent a property is not subject to triple net leases, certain significant expenditures such as real estate taxes and maintenance costs generally are not reduced when circumstances cause a reduction in revenue from the investment. The occurrence of such events would adversely affect our income.

Potential liability as the result of environmental matters could adversely affect our operations.

         Under various federal, state and local laws, ordinances and regulations, an owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in such property. Such laws often impose this liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic substances. The costs of any required remediation or removal of such substances may be substantial. Furthermore, laws, ordinances and regulations generally do not limit the owner's liability for such costs of remediation or removal, which could exceed the value of the property. The presence of such substances, or the failure to properly remediate such substances, may adversely affect the owner's ability to sell the property or to borrow using real estate as collateral.


         Some of our tenants operate businesses on our properties that may result in contamination of a property by hazardous or toxic materials. In particular, environmental evaluations of one property concluded that the property, at some time, had been slightly impacted by a tenant who conducted a dry cleaning business on the property. Further, environmental evaluations of another property showed potential lead contamination due to a previous use of the facility as a skeet range and potential hydrocarbon contamination from oil/gas exploration activities previously conducted at the site several decades ago.


         The cost of defending against claims of liability, of compliance with environmental laws and regulations or of remediating any contaminated property could adversely affect our operations and our ability to pay distributions to our shareholders.

The ownership limit in our Declaration of Trust may discourage a takeover attempt.

         Our declaration of trust provides that no holder of capital shares, other than any person to whom our board of trust managers grants an exemption, may directly or indirectly own more than 9.8% of the number or value of the outstanding shares of any class or series of our outstanding shares of beneficial interest. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our shareholders. This deterrence may limit the opportunity for shareholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.8% in number or value of the outstanding common shares or otherwise to effect a change of control of HCP. Please read the "Item
11. Description of Registrant's Securities to be Registered--Restrictions on Transfer" section of this registration statement for additional information regarding the restrictions on transfer of our common shares.

CONFLICTS OF INTEREST RISKS

The Management Company may face conflicts of interest when allocating personnel and resources between our operations and the operations of other entities it manages.

         Mr. Hartman strategically directs our day-to-day operations through the Management Company, which he owns and controls, pursuant to the terms of a management agreement. Mr. Hartman also controls other entities which own properties managed by the Management Company. Management Company personnel will not devote their efforts full-time to the property management of our portfolio of properties, but will devote a material amount of their time to the management of the business of these other property-owning entities controlled by Mr. Hartman but otherwise unaffiliated with us. From time to time, the Management Company may have conflicts of interest in allocating its personnel between our operations and the operations of other entities controlled by Mr. Hartman. The failure of the Management Company to adequately perform services for, or allocate resources to, us because of its obligations to these other entities could adversely affect our business and the returns we receive from our investments.

Certain of our officers and trust managers face conflicts of interests relating to the positions they hold with other entities.


         Our president, Mr. Hartman, and our chief financial officer, Robert W. Engel, both of whom are also on our board of trust managers, are also officers of the Management Company and other entities controlled by Mr. Hartman. Mr. Hartman is also the sole owner of the general partner of the Management Company. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and to our shareholders.


Allen R. Hartman controls other entities that compete with us for his time as well as for tenants and acquisition opportunities.

         Mr. Hartman is not restricted from acquiring, operating, managing or developing real estate through entities other than us. We expect that Mr. Hartman will continue to develop, own or operate real estate in or through other entities. Mr. Hartman currently controls and/or operates three other entities which collectively own eight properties in the Houston metropolitan area. Mr. Hartman spends a material amount of time on managing these properties and other assets unrelated to our business. To varying degrees, we compete with these entities for tenants. Mr. Hartman may have conflicts of interest when seeking to allocate tenant and acquisition opportunities between us and other entities he controls. Where an investment opportunity is consistent with the investment strategy of several of the entities under his control, Mr. Hartman will present such opportunity to whichever entity has not been presented with an investment opportunity for the longest period of time.

Our UPREIT structure may result in potential conflicts of interest.

         Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our shareholders. HCP, as the general partner of the Operating Partnership, has fiduciary duties to the limited partners of the Operating Partnership, the discharge of which may conflict with the interests of our shareholders.

We have acquired a majority of our properties from entities controlled by Mr. Hartman and we will bear the risk of any deficiencies of such properties.

         We have acquired 28 of the 32 properties we owned as of December 31, 2002 from entities controlled by Mr. Hartman. We acquired these properties by either paying cash or issuing common shares or OP Units. No third parties were retained to represent or advise these selling entities against us, or vice versa, and the transactions were not conducted on an "arms'-length" basis.

         Mr. Hartman received certain benefits from the acquisitions described above. Mr. Hartman had interests that differed from, and may in certain cases have conflicted with, both the interests of persons acquiring partnership units or common shares in the acquisitions and the interests of our then current shareholders. The benefits Mr. Hartman received might have been different if he had not participated in structuring or valuing the acquisitions. These benefits include the following:

         . the receipt of 627,982.66 OP Units in consideration of Mr. Hartman's general partner interest in the selling entities;

         . the ability to limit his future exposure to general partner liability as a result of Mr. Hartman no longer serving as the general partner to certain of the selling entities; and

         . the repayment of debt encumbering various of our properties which was personally guaranteed by Mr. Hartman.

         Further, Mr. Hartman (either personally or in his capacity as a general partner) made no representations or warranties in regard to the properties or the selling entities in the operative documents executed in order to consummate the consolidations. Consequently, we essentially acquired the properties on an "as is" basis. Therefore, we will bear the risk associated with any characteristics or deficiencies of our properties unknown at the closing of the acquisitions that may affect the valuation or revenue potential of the properties.

TAX RISKS

If we failed to qualify as a REIT, our operations and distributions to our shareholders would be adversely impacted.

         We intend to continue to operate so as to qualify as a REIT under the Internal Revenue Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

         If we were to fail to qualify as a REIT in any taxable year:

         . we would not be allowed to deduct our distributions to our shareholders when computing our taxable income;

         . we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

         . we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

         . our cash available for distribution would be reduced and we would have less cash to distribute to our shareholders; and

         . we may be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the "Federal Income Tax Considerations" below.

If the Operating Partnership were classified as a "publicly-traded partnership" under the Internal Revenue Code, our operations and distributions to our shareholders could be adversely affected.


         We structured the Operating Partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies "publicly traded partnerships" (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. If the Internal Revenue Service were to assert successfully that the Operating Partnership is a "publicly traded partnership," and substantially all of the Operating Partnership's gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat the Operating Partnership as an association taxable as a corporation.


         These topics are discussed in greater detail in "Federal Income Tax Considerations--Tax Aspects of the Operating Partnership" below. In such event, the character of our assets and items of gross income would change and would prevent us from continuing to qualify as a REIT. In addition, the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution by HCP to our shareholders.

Distributions to tax-exempt investors may be classified as unrelated business tax income.

         Neither dividend distributions nor income from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor, provided that our stock is not predominately held by qualified employee pension trusts. However, the Internal Revenue Code may classify our distributions to a tax-exempt investor as unrelated business tax income in the event such investor incurs debt in order to acquire common shares. We encourage you to read "Federal Income Tax Considerations--Taxation of Tax Exempt Entities" below for further discussion of this issue if you are a tax-exempt investor.

                        FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following summary of material federal income tax considerations that may be relevant to a holder of common shares is based on current law and is not intended to be tax advice. The following discussion does not cover all possible tax considerations and does not include a detailed discussion of any state, local or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to a shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) who are subject to special treatment under the federal income tax laws. For the purposes of this section, we call the Internal Revenue Code the "Code".

         The Code provisions governing the federal tax treatment of REITs are highly technical and complex. This summary is based on, and qualified in its entirety by, the following:

         .    current provisions of the Code;

         . existing, temporary and currently proposed Treasury Regulations promulgated under the Code;

         .    the legislative history of the Code;

         .    existing administrative rulings; and

         .    judicial interpretations of the foregoing.

No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this registration statement with respect to transactions entered into or contemplated prior to the effective date of such changes.

         This discussion is not intended to be a substitute for careful tax planning. We urge each shareholder to consult with his or her own tax advisor regarding the specific tax consequences applicable to him or her relating to the ownership and disposition of our common shares of beneficial interest, including the federal, state, local, foreign and other tax consequences of such ownership, sale and disposition.


         We elected to be treated as a REIT under Section 856 through Section 860 of the Code for federal income tax purposes commencing with our taxable year ended December 31, 1999. You should note, however, that we cannot assure you that the Internal Revenue Service will not successfully challenge our status as a REIT. We determined that we qualified to be taxed as a REIT based on an internal review of our assets, income and operations and consultations with our independent accountants.

         Moreover, our qualification for taxation as a REIT depends on our ability to meet the various qualification tests imposed by the Code discussed below. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results. While we expect to satisfy these tests, and will use our best efforts to do so, we can't assure you that the continued actual results of our operations for any particular year will satisfy these requirements. We also can't assure you that the applicable law will not change and adversely affect us and our shareholders. The consequences of failing to be taxed as a REIT are summarized in the "--Failure to Qualify as a REIT" section below. We will internally review our assets, income and operations, as well as consult with our independent accountants from time to time, to monitor our continued qualification to be taxed as a REIT.


         The following is a summary of the material federal income tax considerations affecting us as a REIT and our shareholders.

REQUIREMENTS FOR QUALIFICATION AS A REIT

         ORGANIZATIONAL REQUIREMENTS

         In order to maintain our REIT qualification, we must meet the following criteria:

         . we must be organized as a domestic entity that would, if we did not maintain our REIT status, be taxable as a regular corporation;

         .    we can't be a financial institution or an insurance company;

         .    we must be managed by one or more trustees or directors;

         .    our taxable year must be a calendar year;

         .    our beneficial ownership must be evidenced by transferable shares;

         . our capital stock must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

         . not more than 50% of the value of our shares of capital stock may be held, directly or indirectly, applying certain constructive ownership rules, by five or fewer individuals at any time during the last half of each of our taxable years; and

         . we must elect to be taxed as a REIT and satisfy certain filing and other administrative requirements.

         To protect against violations of these requirements, our declaration of trust contains restrictions on transfers of our capital stock, as well as provisions that automatically convert shares of stock into Excess Securities to the extent that the ownership otherwise might jeopardize our REIT status. See "Item 11. Description of Registrant's Securities to be Registered--Restrictions on Transfer." There is no assurance, however, that these restrictions will in all cases prevent us from failing to satisfy the share ownership requirements described above.

         We are required to maintain records disclosing the actual ownership of common shares in order to monitor our compliance with the share ownership requirements. To do so, we may demand written statements each year from the record holders of certain percentages of shares in which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

         We believe we currently satisfy, and we expect to continue to satisfy, each of the requirements discussed above. We also believe we currently satisfy, and we expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

         OPERATIONAL REQUIREMENTS--GROSS INCOME TESTS

         In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments. In evaluating a REIT's income, the REIT will be treated as receiving its proportionate share (based on its interest in partnership capital) of the income produced by any partnership in which the REIT holds an interest as a partner. Any such income will retain the character that it has in the hands of the partnership. The Code allows us to own and operate a number of our properties through wholly-owned subsidiaries that are "qualified REIT subsidiaries." The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and such items of the REIT.

         75% Gross Income Test. At least 75% of our gross income for each taxable year must be derived from specified classes of income that are related to real estate or income earned by our cash or cash equivalents. The permitted categories of income currently relevant to us are:

         .    "rents from real property" (as described below);

         . gains from the sale of real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of the Company's trade or business, referred to below as "dealer property");

         .    abatements and refunds of real property taxes; and

         . "qualified temporary investment income" (which generally means income that is attributable to stock or debt instruments, is attributable to the temporary investment of capital received from our issuance of capital stock or debt securities that have a maturity of at least five years, and is received or accrued by us within one year from the date we receive such capital).

         In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from "prohibited transactions." In general, a prohibited transaction is one involving a sale of dealer property, not including certain dealer property held by us for at least four years. In other words, we are generally required to acquire and hold properties for investment rather than be in the business of buying and selling properties.

         We expect that substantially all of our operating gross income will be considered "rent from real property." "Rent from real property" is qualifying income for purposes of the gross income tests in accordance with the rules summarized below.

         . "Rent from real property" can include rent attributable to personal property we lease in connection with the real property so long as the personal property rent is less than 15% of the total rent attributable to the lease. We do not expect to earn material amounts in these categories.

         . "Rent from real property" generally does not include rent based on the income or profits of the tenant leasing the property. We do not currently, nor do we intend to, lease property and receive rentals based on the tenant's net income or profit.

         . "Rent from real property" can include rent based on a percentage of a tenant's gross sales or gross receipts. We may have some leases, from time to time, where rent is based on a percentage of gross income.

         . "Rent from real property" can not include rent we receive from a person or corporation (or subtenant of such person of corporation) in which we (or any of our 10% or greater owners) directly or constructively own a 10% or greater interest.

         . "Rent from real property" can include amounts we receive with respect to services we provide for tenants only if such services are "usually and customarily rendered" in connection with the rental of space for occupancy only and are not considered "rendered to the occupant." If the services we provide do not meet this standard and are impermissible tenant services, the income derived therefrom will not qualify as "rent from real property," unless such income does not exceed one percent of all amounts received from the property, such services are provided to our tenants through an "independent contractor" from whom we do not derive any income, or such are provided to our tenants through a taxable REIT subsidiary.

         Upon the ultimate sale of any of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

         We have invested proceeds we obtained from our private placement in government securities or certificates of deposit. Income derived from these investments is qualifying income under the 75% gross income test for the first year after receipt of such proceeds. Accordingly, to the extent that proceeds from our private placement are not invested in properties prior to the expiration of this one year period, we may invest such proceeds in less liquid investments such as mortgage-backed securities or shares in other entities taxed as REITs. This would allow us to continue to include the income from such invested proceeds as qualified income for our REIT qualification.

         95% Gross Income Test. In addition to earning 75% of our gross income from the sources listed above, at least an additional 20% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional "passive" investment sources that are not necessarily real estate related. The term "interest" (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

         Failing the 75% or the 95% Gross Income Tests; Reasonable Cause. As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources (such as brokerage commissions or other fees for services rendered). We may receive certain types of such income. This type of income will not qualify for the 75% gross income test or the 95% gross income test. But we do not expect our non-qualifying income to be significant and we expect such income will always be less than 5% of our annual gross income. While we do not anticipate we will earn substantial amounts of non-qualifying income, if non-qualifying income exceeds 5% of our gross income, we could lose our REIT status.

         If we fail to meet either the 75% or 95% gross income tests during a taxable year, we may still qualify as a REIT for that year if:

         . we report the source and nature of each item of our gross income in our federal income tax return for that year;

         . the inclusion of any incorrect information in our return is not due to fraud with intent to evade tax; and

         . our failure to meet the tests is due to reasonable cause and not to willful neglect.

         However, in that case we would be subject to a 100% tax based on the greater of the amount by which we fail either the 75% or 95% gross income tests for such year, multiplied by a fraction intended to reflect our profitability, as described in the "Taxation as a REIT" section below.

         OPERATIONAL REQUIREMENTS--ASSET TESTS

         On the last day of each calendar quarter, we also must meet two tests concerning the nature of our investments.

         First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, "real estate assets" include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but do not include mineral, oil or gas royalty interests. The temporary investment of new capital in debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

         Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (1) securities of any one non-governmental issuer (other than securities of a taxable REIT subsidiary) that represent more than 5% of the value of our total assets, (2) more than 10% of the outstanding voting securities of any single issuer (other than securities of a taxable REIT subsidiary), (3) securities of any single issuer (other than securities of a taxable REIT subsidiary) which have a value of more than 10% of the total value of all the outstanding securities of such issuer, or (4) securities of one or more taxable REIT subsidiaries that represent more than 20% of the value of our total assets. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the subsidiary will be ignored for tax purposes and the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. In evaluating a REIT's assets, if the REIT invests in a partnership (such as the Operating Partnership), it is deemed to own its proportionate share of the assets of the partnership. We currently comply with, and expect to continue to satisfy, these asset tests.

         OPERATIONAL REQUIREMENTS--ANNUAL DISTRIBUTION REQUIREMENT

         To maintain our REIT status, we generally must distribute to our shareholders in each taxable year at least 90% of our net ordinary income (capital gain is not required to be distributed). More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our "REIT taxable income" before deduction of dividends paid and excluding any net capital gain and (b) any net income from property we foreclose on less the tax on such income, minus (2) limited categories of "excess noncash income" (including, cancellation of indebtedness and original issue discount income). In order to meet this distribution requirement, the distributions on any particular class of shares must be pro rata, with no preference to any share of stock as compared with other shares of the same class, and with no preference to one class of stock as compared with another class except to the extent that the former is entitled to such preference.

         REIT taxable income is defined to be the taxable income of the REIT, computed as if it were a corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

         A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if the dividends fall within one of the following categories:

         . Dividends declared by us in October, November, or December of a particular year and payable to shareholders of record on a date during such month of such year will be deemed to have been paid during such year so long as such dividends are actually paid by us by January 31 of the following year.

         . Dividends declared after the end of, but before the due date (including extensions) of our tax return for, a particular taxable year will be deemed to have been paid during such taxable year if such dividends are actually paid by us (1) within 12 months of the end of such taxable year and (2) no later than the date of our next regular dividend payment made after such declaration.

         Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed on us for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of
(1) 85% of our "ordinary income" plus (2) 95% of our capital gain net income plus (3) any undistributed income from prior periods. We will also be taxed at regular corporate rates to the extent we retain any portion of our taxable income.

         It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could arise because of competing demands for our funds, or because of timing differences between taxable income recognition and cash receipts and disbursements. Although we do not anticipate any difficulty in meeting the REIT distribution requirements, we can't assure investors that necessary funds will be available. In the event this occurs, we may arrange for short-term, or possibly long-term, borrowings to allow us to pay the required dividends and meet the 90% distribution requirement.

         If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the Internal Revenue Service, we may be able to retroactively cure the failure by paying a "deficiency dividend," as well as applicable interest and penalties, within a specified period.

         In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land, and the current deductibility of fees paid to the Management Company or its affiliates. If the Internal Revenue Service successfully challenges our characterization of a transaction or determination of our taxable income, we could be found to have failed to satisfy a requirement required to maintain our taxable status as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our shareholders, as well as any required interest thereon to the Internal Revenue Service. A deficiency distribution can't be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

         OPERATIONAL REQUIREMENTS--RECORDKEEPING

         In order to continue to qualify as a REIT, we must maintain certain records as set forth in the Treasury Regulations. Further, as we discussed above, we must request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

TAXATION AS A REIT

         As a REIT, we generally will not be subject to corporate income tax to the extent we distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) imposed on investments in most corporations. We generally will be taxed only on the portion of our taxable income that we retain, including any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A "dividends paid" deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent such class is entitled to such preference. We do not anticipate we will pay any such preferential dividends.

         Even as a REIT, we will be subject to tax in the following circumstances:

         . we will be taxed at regular corporate rates on our undistributed taxable income, including undistributed net capital gains;

         . a tax of 100% applies to any net income we receive from prohibited transactions, (as previously described, these transactions are usually sales or other dispositions of property held primarily for sale to customers in the ordinary course of business);

         . if we fail to meet either the 75% or 95% gross income test previously described, but still qualify for REIT status under the reasonable cause exception to those tests, we will be subject to a 100% tax on the amount obtained by multiplying (1) the greater of the amount, if any, by which we failed either the 75% gross income test or the 95% gross income test, times (2) the ratio of our REIT taxable income to our gross income (excluding capital gain and certain other items);

         . under some circumstances, we will be subject to the alternative minimum tax;

         . we will be subject to the 4% excise tax discussed earlier if we fail, in any calendar year, to distribute to shareholders an amount equal to the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior years;

         . if we acquire any asset from a C-corporation (i.e., a corporation generally subject to corporate level tax) in a carry-over basis transaction and then recognize gain on the disposition of the asset within ten years after we acquired the asset, then a portion of our gain may by subject to tax at the highest regular corporate rate;

         . any income or gain we receive from foreclosure property will be taxed at the highest corporate rate (currently 35%); and

         . a tax of 100% applies in certain cases to the extent that income is shifted away from, or deductions are shifted to, any taxable REIT subsidiary through the use of certain non-arm's length pricing arrangements between the REIT and such taxable REIT subsidiary.

FAILURE TO QUALIFY AS A REIT

         If we fail to qualify as a REIT and are not successful in obtaining relief, we will be taxed at regular corporate rates on all of our taxable income. Distributions to our shareholders would not be deductible in computing our taxable income and we would no longer be required to make distributions. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because our shareholders would continue to be taxed on any distributions they receive, the net after tax yield to our shareholders likely would be substantially reduced.

         As a result, our failure to qualify as a REIT during any taxable year could have a material adverse effect us and our shareholders. If we lose our REIT status, unless we are able to obtain relief, we will not be eligible to elect REIT status again until the fifth taxable year that begins after the taxable year during which our election was terminated.

TAXATION OF SHAREHOLDERS

         DISTRIBUTIONS

         In general, distributions will be taxable to shareholders (who are not "Non-U.S. Shareholders, as defined below in "Taxation of Foreign Investors") as ordinary income to the extent of our earnings and profits. Specifically, dividends and distributions will be treated as follows:

         . Dividends declared during the last quarter of a calendar year and actually paid during January of the immediately following calendar year are generally treated as if received by the shareholders on December 31 of the calendar year during which they were declared.

         . If we declare a dividend after the end of, but before the due date (including applicable extensions) of our tax return for, a particular taxable year, and we distribute such dividend to our shareholders not later than the date of our first regular dividend payment made after such declaration (or, if earlier, within 12 months of the end of such taxable year), we may elect to treat the dividend as having been paid during the taxable year for purposes of satisfying our distribution requirements. However, any such dividend described in the preceding sentence will be treated as received by shareholders in the taxable year in which the distribution is actually made by us.

         . Distributions paid to shareholders will not constitute passive activity income, and as a result generally can't be offset by losses from passive activities of a shareholder subject to the passive activity rules.

         . Distributions we designate as capital gains dividends generally will be taxed as capital gains to shareholders to the extent that the distributions do not exceed our actual net capital gain for the taxable year. Corporate shareholders may be required to treat up to 20% of any such capital gains dividends as ordinary income.

         . If we elect to retain and pay income tax on any net long-term capital gain, our shareholders would include in their income as long-term capital gain their proportionate share of such net long-term capital gain. Each of our shareholders would receive a credit for such shareholder's proportionate share of the tax paid by us on such retained capital gains and an increase in tax basis in their shares in an amount equal to the difference between the undistributed long-term capital gains and the amount of tax we paid.

         . Any distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the "dividends received" deduction for corporations.

         . Shareholders are not permitted to deduct our losses or loss carry-forwards.

         Future regulations may require that the shareholders take into account, for purposes of computing their individual alternative minimum tax liability, certain of our tax preference items.

         We may generate cash in excess of our net earnings. If we distribute cash to our shareholders in excess of our current and accumulated earnings and profits, other than as a capital gain dividend, the excess cash will be deemed to be a non-taxable return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder's shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss.

         DISPOSITIONS OF SHARES

         Generally, gain or loss realized by a shareholder upon the sale of common shares will be reportable as capital gain or loss. Such gain or loss will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If a shareholder receives a long-term capital gain dividend and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received.

OUR FAILURE TO QUALIFY AS A REIT

         In any year in which we fail to qualify as a REIT, our shareholders generally will continue to be treated in the same fashion described above, except that:

         . none of our dividends will be eligible for treatment as capital gains dividends;

         . corporate shareholders will qualify for the "dividends received" deduction; and

         . shareholders will not be required to report any share of the Company's tax preference items.

BACKUP WITHHOLDING

         We will report to our shareholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold from any dividends payable to that shareholder a tax of 30%. (This 30% rate is scheduled to be reduced to 29% for payments received in 2004 and 2005 and to 28% for payments received after 2005). These rules may apply in the following circumstances:

         . when a shareholder fails to supply a correct and properly certified taxpayer identification number (which, for an individual, is his or her Social Security Number);

         . when the Internal Revenue Service notifies us that the shareholder is subject to the backup withholding rules;

         . when a shareholder furnishes an incorrect taxpayer identification number; or

         . in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required.

         A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Rather, any amount withheld as backup withholding will be credited against the shareholder's actual federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders that fail to certify their non-foreign status.

TAXATION OF TAX EXEMPT ENTITIES

         Income earned by tax-exempt entities (such as employee pension benefit trusts, individual retirement accounts, charitable remainder trusts, etc.) is generally exempt from federal income taxation, unless such income consists of "unrelated business taxable income" ("UBTI") as such term is defined in the Code.

         In general, dividends received or gain realized on our shares by a tax-exempt entity will not constitute UBTI. However, if a tax-exempt entity has financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code part or all of such income or gain would constitute taxable UBTI.

         In the event that we were deemed to be "predominately held" by qualified employee pension benefit trusts that each hold more than 10% (in value) of our shares, such trusts would be required to treat a certain percentage of the dividend distributions paid to them as UBTI. We would be deemed to be "predominately held" by such trusts if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of such trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value our shares. If either of these ownership thresholds were ever exceeded, any qualified employee pension benefit trust holding more than 10% in value of our shares would be subject to tax on that portion of our dividend distributions made to it which is equal to the percentage of our income which would be UBTI if we were a qualified trust, rather than a REIT. We will attempt to monitor the concentration of ownership of employee pension benefit trusts of our shares, and we do not expect our shares to be "predominately held" by qualified employee pension benefit trusts for purposes of the foregoing rules (although there is no assurance in this regard).

         For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our securities will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by the investment in our securities. These prospective investors should consult their own tax advisors concerning the "set aside" and reserve requirements.

TAXATION OF FOREIGN INVESTORS

         The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. investors should consult with their own tax advisors to determine the impact that federal, state and local income tax or similar laws will have on them as a result of an investment in the Company.

         DISTRIBUTIONS GENERALLY.

         Distributions paid by us that are not attributable to gain from our sales or exchanges of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such dividends to Non-U.S. Shareholders ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a United States trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation). Dividends in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent they do not exceed the adjusted basis of the shareholder's shares. Instead, they will reduce the adjusted basis of such shares. To the extent that such dividends exceed the adjusted basis of a Non-U.S. Shareholder's shares, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below.

         DISTRIBUTIONS ATTRIBUTABLE TO SALE OR EXCHANGE OF REAL PROPERTY.

         Distributions that are attributable to gain from our sales or exchanges of United States real property interests will be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a United States trade or business. Non-U.S. Shareholders would thus be taxed at the normal capital gain rates applicable to U.S. shareholders, and would be subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, such dividends may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption.

         TAX WITHHOLDING ON DISTRIBUTIONS.

         For withholding tax purposes, we will generally withhold tax at the rate of 30% on the amount of any distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Shareholder, unless the Non-U.S. Shareholder provides us with a properly completed Internal Revenue Service (1) Form W-8BEN (in which case we will withhold at the lower treaty rate) or (2) Form W-8ECI claiming that the dividend is effectively connected with the Non-U.S. Shareholder's conduct of a trade or business within the United States (in which case we will not withhold tax). We are also generally required to withhold tax at the rate of 35% on the portion of any dividend to a Non-U.S. Shareholder that is or could be designated by us as a capital gain dividend. Such withheld amounts of tax do not represent actual tax liabilities but, rather, represent payments in respect of those tax liabilities described in the preceding two paragraphs. Thus, such withheld amounts are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities, including those described in the preceding two paragraphs. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Shareholder's actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the Internal Revenue Service.

         SALES OF SHARES.

         Gain recognized by a Non-U.S. Shareholder upon a sale of shares generally will not be subject to U.S. federal income taxation, provided that:

         . such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the United States;

         . the Non-U.S. Shareholder is not present in the United States for 183 days or more during the taxable year and certain other conditions apply; and

         . we are a "domestically controlled REIT", which generally means that less than 50% in value of our shares continues to be held at all times during a specified testing period directly or indirectly by foreign persons (as is currently the case).

         If we were not a domestically controlled REIT, the determination of whether a Non-U.S. Shareholder's sale of common shares would be subject to tax would depend on whether or not the common shares were regularly traded on an established securities market and on the size of selling Non-U.S. Shareholder's interest in our securities. If the gain on the sale of shares were to be subject to taxation, the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain and the purchaser of such common shares may be required to withhold 10% of the gross purchase price.

STATE AND LOCAL TAXES

         We may be subject to state or local taxation. In addition, our shareholders may also be subject to state or local taxation. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on your investment in our securities.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

         The following discussion summarizes the material United States federal income tax considerations applicable to our investment in the Operating Partnership. This summary does not address tax consequences under state, local, or foreign tax laws and does not discuss all aspects of federal law that may affect the tax consequences of the ownership and disposition of an interest in the Operating Partnership.

TAX TREATMENT OF THE OPERATING PARTNERSHIP

         The Operating Partnership will be treated as a pass-through entity that does not incur any federal income tax liability, provided that the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. The Operating Partnership has been formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act. An organization formed as a partnership under applicable state partnership law will be treated as a partnership, rather than as a corporation, for federal income tax purposes if:

         . it is not expressly classified as a corporation under Section 301.7701-2(b)(1) through (8) of the Treasury Regulations;

         . it does not elect to be classified as an association taxable as a corporation; and

         . either (A) it is not classified as a "publicly traded partnership" under Section 7704 of the Code or (B) 90% or more of it's gross income consists of specified types of "qualifying income" within the meaning of Section 7704(c)(2) of the Code (including interest, dividends, "real property rents" and gains from the disposition of real property). A partnership is deemed to be a "publicly traded partnership" if its interests are either (i) traded on an established securities market or (ii) readily tradable on a secondary market (or the substantial equivalent thereof).


         Pursuant to the Treasury Regulations under Section 7704, the determination of whether a partnership is publicly traded is generally based on a facts and circumstances analysis. However, the regulations provide limited "safe harbors" which preclude publicly traded partnership status. The Partnership Agreement of the Operating Partnership contains a number of limitations on transfers and redemptions of partnership interests which are intended to cause the Operating Partnership to qualify for an exemption from publicly traded partnership status under one or more of the safe harbors of contain in the applicable regulations. Moreover, the Operating Partnership is not expressly classified as, and will not elect to be classified as, a corporation under the Treasury Regulations.


         If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership for federal income tax purposes, we would not be able to satisfy the income and asset requirements for REIT status. Further, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership's taxable income and would be taxable to us. Any change in the Operating Partnership's status for tax purposes could also, in certain cases, be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution.

         The following discussion assumes that the Operating Partnership will be treated as a partnership for federal income tax purposes.

TAX TREATMENT OF PARTNERS

         INCOME AND LOSS PASS-THROUGH.

         No federal income tax will be paid by the Operating Partnership. Instead, each partner, including us, is required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of the Operating Partnership, regardless of whether the Operating Partnership makes any distributions. Our allocable shares of income, gains, losses, deductions and credits of the Operating Partnership are generally determined by the terms of the Partnership Agreement.

         Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property that is contributed to a partnership in exchange for an interest in such partnership must be allocated in a manner that takes into account the unrealized tax gain or loss associated with the property at the time of the contribution. The amount of such unrealized tax gain or loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "book/tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of property which have a book/tax difference. Consequently, under the Partnership Agreement, the partners will be allocated tax items in a manner designed to eliminate the effects of these differences in manner that is consistent with
Section 704(c) of the Code. As a result, (1) certain partners that contributed property with a book/tax difference may be allocated depreciation deductions for tax purposes which are lower than such deductions would be if determined on a pro rata basis and (2) in the event of a disposition of any contributed asset which has a book/tax difference, all income attributable to such book/tax difference will generally be allocated to the partner that contributed such asset to the Operating Partnership and the other partners will generally be allocated only their share of capital gains attributable to the appreciation in the value of such asset, if any, since the date of such contribution.

         Although the special allocation rules of Section 704(c) are generally intended to cause the amount of tax allocations with respect to contributed property which are made to partners other than the contributing partner to equal the amount of book allocations to such other partners, the rules do not always have this result. Thus, in certain cases we may be allocated, with respect to property which has a book/tax difference and has been contributed by other partners, tax depreciation and other tax deductions that are less than, and possibly an amount of taxable income or gain on the sale of such property which is greater than, the amount of book depreciation, deductions, income or gain which is allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

         The foregoing principles also apply in determining our earnings and profits for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had we purchased the contributed assets entirely for cash.

         The characterization of any item of profit or loss (for example, as capital gain or loss rather than ordinary income or loss) which is allocated to us will be the same for us as it was for the Operating Partnership.

         TREATMENT OF DISTRIBUTIONS AND CONSTRUCTIVE DISTRIBUTIONS.

         Distributions we receive from the Operating Partnership will generally be nontaxable to us. However, we would have taxable income in the event the amount of distributions we receive from the Operating Partnership, or the amount of any decrease in our share of the Operating Partnership's indebtedness (any such decrease being considered a constructive cash distribution to us), exceeds our adjusted tax basis in our interest in the Operating Partnership. Such taxable income would normally be characterized as a capital gain, and if our interest in the Operating Partnership has been held for longer than one year, any such gain would constitute long-term capital gain.

         TAX BASIS IN OUR OPERATING PARTNERSHIP INTEREST.

         Our adjusted tax basis in our interest in the Operating Partnership generally:

         . will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by us and our proportionate share of the Operating Partnership's indebtedness;

         . will be increased by our share of the Operating Partnership's taxable and non-taxable income and any increase in our share of Operating Partnership indebtedness; and

         . will be decreased (but not below zero) by the distributions we receive, our share of deductible and non-deductible losses and expenses of the Operating Partnership and any decrease in our share of Operating Partnership indebtedness.

ITEM 2. FINANCIAL INFORMATION.

SELECTED FINANCIAL DATA

         The following table sets forth selected consolidated financial information for the Company from the commencement of our operations. You should read this information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited consolidated financial statements and the notes thereto, both of which appear elsewhere in this registration statement.


                                                                      (in thousands except per share data)
                                                ----------------------------    -------------------------------------------------
                                                Three Months Ended March 31,                  Year Ended December 31,
                                                ----------------------------    -------------------------------------------------
                                                     2003           2002            2002          2001         2000       1999
                                                --------------   -----------    ------------   -----------   --------   ---------
INCOME STATEMENT DATA:
       Revenues                                 $        5,537   $     5,119    $     20,755   $    11,704   $  9,626   $   5,009

       Operations expenses                               2,338         2,054           8,243         5,068      3,925       2,017
       Interest                                            338           359           1,573           812      1,271         732
       Depreciation and amortization                     1,157           995           4,041         2,151      1,786         850
                                                --------------   -----------    ------------   -----------   --------   ---------
       Total expenses                                    3,833         3,408          13,857         8,031      6,982       3,599
                                                --------------   -----------    ------------   -----------   --------   ---------
       Income before minority interests                  1,704         1,711           6,898         3,673      2,644       1,410
       Minority interest in income                        (794)         (790)         (3,193)       (1,932)    (1,770)     (1,396)
                                                --------------   -----------    ------------   -----------   --------   ---------
       Net income                               $          910   $       921    $      3,705   $     1,741   $    874   $      14
                                                ==============   ===========    ============   ===========   ========   =========
       Net income per common share              $        0.185   $     0.188    $      0.755   $     0.573   $  0.475   $   0.037
       Weighted average shares outstanding               4,907         4,899           4,905         3,036      1,841         375

BALANCE SHEET DATA:
       Real estate                              $      108,911                  $    109,294   $    66,269   $ 62,781   $  29,518
       Other assets                                     15,923                        17,305         4,170      3,017       3,209
                                                --------------                  ------------   -----------   --------   ---------
       Total assets                             $      124,834                  $    126,599   $    70,439   $ 65,798   $  32,727
                                                ==============                  ============   ===========   ========   =========

       Liabilities                              $       44,025                  $     45,252   $    16,072   $ 17,439   $  13,038
       Minority interests in Operating
        Partnership                                     38,377                        38,598        27,264     27,278      15,866
       Shareholders' equity                             42,432                        42,749        27,103     21,081       3,823
                                                --------------                  ------------   -----------   --------   ---------
                                                $      124,834                  $    126,599   $    70,439   $ 65,798   $  32,727
                                                ==============                  ============   ===========   ========   =========
CASH FLOW DATA:
       Proceeds from issuance of common shares  $            -   $       141    $        155   $     6,748   $ 11,660   $   3,978
       Additions to real estate                            537           426           1,983         5,027      6,089       6,368

OTHER FINANCIAL DATA:
       Distributions per share                  $       0.2500   $    0.2250    $     0.9625   $    0.8125   $ 0.9550   $  0.9250


The distributions per share represent payments from cash flow rather than from the Company's net income.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion of our financial condition and results of operations in conjunction with our audited consolidated financial statements and the notes thereto included in this registration statement. For more detailed information regarding the basis of presentation for the following information, you should read the notes to the audited consolidated financial statements included in this registration statement.

OVERVIEW


         We own 32 commercial properties, consisting of 17 rental centers, 12 office/warehouse properties and three office buildings. All of our properties are located in the Houston, Texas metropolitan area. As of December 31, 2002, we had 636 total tenants. No individual lease or tenant is material to our business. Revenues from our largest lease constituted 2.32% of our total revenues during 2002. Leases for our properties range from one year for our smaller spaces to over ten years for larger tenants. Our leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance.


         We have no employees and we do not manage our properties. Our properties and day-to-day operations are managed by the Management Company under a management agreement. Under this agreement, we pay the Management Company the following amounts:


         . a management fee of 5% of our "Effective Gross Revenues" to manage our properties;

         . a leasing fee of 6% of the Effective Gross Revenues from leases originated by the Management Company and a fee of 4% of the Effective Gross Revenues from expansions or renewals of existing leases;

         . an administrative fee of 1% of our Effective Gross Revenues for day-to-day supervisory and general administration services; and

         . the reimbursement of all reasonable and necessary expenses incurred or funds advanced in connection with the management and operation of our properties, including expenses and costs relating to maintenance and construction personnel incurred on behalf of our properties; provided, however, that we will not reimburse the Management Company for its overhead, including salaries and expenses of centralized employees other than salaries of certain maintenance and construction personnel.

Our management agreement defines "Effective Gross Revenues" as all payments actually collected from tenants and occupants of our properties, exclusive of:

         . security payments and deposits (unless and until such deposits have been applied to the payment of current or past due rent); and

         . payments received from tenants in reimbursement of the expense of repairing damage caused by tenants.


CRITICAL ACCOUNTING POLICIES

         Our discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements. We prepared these financial statements in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements required us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We based our estimates on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Our results may differ from these estimates. Currently, we believe that our accounting policies do not require us to make estimates using assumptions about matters that are highly uncertain. You should read Note 1, Summary of Significant

Accounting Policies, to our financial statements in conjunction with this Management's Discussion and Analysis of Financial Condition and Results of Operations.

         We have described below the critical accounting policies that we believe could impact our consolidated financial statements most significantly.

         Basis of Consolidation. We are the sole general partner of the Operating Partnership and possess full legal control and authority over its operations. As of December 31, 2002, we owned a majority of the partnership interests in the Operating Partnership. Consequently, our consolidated financial statements include the accounts of the Operating Partnership. All significant intercompany balances have been eliminated. Minority interest in the accompanying consolidated financial statements represents the share of equity and earnings of the Operating Partnership allocable to holders of partnership interests other than us. Net income is allocated to minority interests based on the weighted-average percentage ownership of the Operating Partnership during the year. Issuance of additional common shares and OP Units changes our ownership interests as well as those of minority interests.

         Real Estate. We record real estate properties at cost, net of accumulated depreciation. We capitalize improvements, major renovations and certain costs directly related to the acquisition, improvement and leasing of real estate. We charge expenditures for repairs and maintenance to operations as they are incurred. We calculate depreciation using the straight-line method over the estimated useful lives of 5 to 39 years of our buildings and improvements. We depreciate tenant improvements using the straight-line method over the life of the lease.

         We review our properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through our operations. We determine whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. If impairment is indicated, we record a loss for the amount by which the carrying value of the property exceeds its fair value. We have determined that there has been no impairment in the carrying value of our real estate assets as of December 31, 2002.

         Revenue Recognition. All leases on properties we hold are classified as operating leases, and we recognize the related rental income on a straight-line basis over the terms of the related leases. We capitalize or charge to accrued rent receivable, as applicable, differences between rental income earned and amounts due per the respective lease agreements. Percentage rents are recognized as rental income when the thresholds upon which they are based have been met. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenues in the period the corresponding costs are incurred. We provide an allowance for doubtful accounts against the portion of tenant accounts receivable which we estimate to be uncollectible.

LIQUIDITY AND CAPITAL RESOURCES


         General. During the year ended December 31, 2002 and the three-month period ended March 31, 2003, our properties generated sufficient cash flow to cover our operating expenses and to allow us to pay quarterly distributions. We generally lease our properties on a triple-net basis, which means that tenants are required to pay for all repairs and maintenance, property taxes, insurance and utilities. We anticipate that cash flows from operating activities and our borrowing capacity will continue to provide adequate capital for our working capital requirements, anticipated capital expenditures and scheduled debt payments during the next 12 months. We also believe that cash flows from operating activities and our borrowing capacity will allow us to make all distributions required for us to continue to qualify to be taxed as a REIT. We also believe that our properties are adequately covered by insurance.

         Cash and Cash Equivalents. We had cash and cash equivalents of $1,200,792 on March 31, 2003 as compared to $6,091,699 on December 31, 2002 for operations and to purchase marketable securities. This decrease resulted primarily from use of excess loan proceeds from refinancing our debt in December 2002. We place all cash in short-term, highly liquid investments that we believe provide appropriate safety of principal. We expect our overall holdings of cash and cash equivalents to eventually decrease as we acquire additional properties with such proceeds.

         Our Debt for Borrowed Money.


         In December 2002, we refinanced most of our debt with a new credit facility from GMAC Commercial Mortgage Corporation. The loan is secured by, among other things, 18 of our properties, which are held by a wholly-owned subsidiary formed for the purpose of this credit facility, and the improvements, personal property and fixtures on the properties, all reserves, escrows and deposit accounts held by the borrower, all intangible assets specific to or used in connection with the properties, and an assignment of rents related to such properties. We may prepay the loan after July 1, 2005 without penalty. We must pay a prepayment fee equal to one percent of the outstanding principal balance under the facility if we prepay the note prior to July 1, 2005. As of May 31, 2003, the outstanding principal balance under this facility was $34,400,000.

         We are required to make monthly interest payments under this credit facility. During the initial term of the note, indebtedness under the credit facility will bear interest at LIBOR plus 2.5%, adjusted monthly. The interest rate was 3.84% as of March 31, 2003. We are not required to make any principal payments prior to the loan's maturity. The credit facility will mature on January 1, 2006, though we have the option, subject to certain conditions, of extending the facility for an additional two-year period. In no event shall the interest rate be lower than 3.82% during the initial term or lower than 4.32% during the extension term.

         In addition, the borrower entered into certain covenants pursuant to the credit facility which, among other things, require it to maintain specified levels of insurance and use the properties securing the note only for retail, light industrial, office, warehouse and commercial office uses. The facility also limits, without the approval of the lender, this wholly-owned subsidiary's ability to:


         .    acquire additional material assets;

         .    merge or consolidate with any other entity;

         . engage in any other business or activity other than the ownership, operation and maintenance of the properties securing the note;

         .    make certain investments;

         .    incur, assume or guarantee additional indebtedness;

         .    grant certain liens; and

         .    loan money to others.


         The security documents related to the note contain a covenant which requires the borrower to maintain adequate capital in light of its contemplated business operations. The note and the security documents related thereto also contain customary events of default, including, without limitation, payment defaults, bankruptcy-related defaults and breach of covenant defaults. These covenants only apply to our subsidiary and do not impact the other operations of the Operating Partnership, including the operation of our 14 properties which do not secure this debt.


         Upon the closing of this financing, we repaid approximately $24,800,000 of existing debt, placed approximately $2,800,000 in escrows established at the closing for taxes, insurance, agreed capital improvement and other uses required by the lender and paid fees and expenses of approximately $600,000 incurred in connection with the credit facility. The remaining proceeds, approximately $6,200,000, were available for general working capital purposes.

         In August 2002, we entered into $2,000,000 line of credit with First Bank & Trust. We may only use this line of credit in connection with acquisitions to purchase interests held by investors who do not qualify as "accredited investors" under the Securities Act of 1933 and the rules and regulations promulgated thereunder. As of December 31, 2002, there were no amounts outstanding under this line of credit. This line of credit is secured by our Bellnot Square property. In the event we borrow amounts under this line of credit, such amounts will accrue interest at a rate equal to the lender's prime rate. This line of credit terminates on July 31, 2004, unless the lender elects to extend the term of the line for additional one year periods. This line of credit contains customary covenants and events of default.

         In November 2002, we borrowed $3,278,000 from Houston R.E. Income Properties XVI, L.P. This debt is evidenced by a promissory note and accrues interest at a rate of 4.25%. The note is secured by our Corporate Park Northwest property and is payable at any time upon the demand of Houston XVI. We used these borrowed funds to repay existing debt. Mr. Hartman controls the general partner of Houston XVI. We are only required to make monthly interest payments under the note.

         Our Private Placement.

         We sold common shares between May, 1999 and December, 2000 in a private placement. As a result of this private placement, we received subscriptions to purchase 2,481,745 common shares at a price of $10 per share, resulting in aggregate proceeds of $24,817,451. Although we closed this offering in December 2000, we received approximately $7,454,000 in gross proceeds in 2001 and approximately $169,000 in gross proceeds in 2002 in accordance with subscription agreements executed prior to December 2000.

         After accounting for volume discounts offered to investors, we paid $476,175 in selling commissions to broker-dealers and $438,027 to the Management Company for advisory and management services provided in connection with the private placement and for the reimbursement of offering and organizational fees and expenses paid by the Management Company on our behalf. We transferred $23,546,034 of net proceeds to the Operating Partnership as capital contributions and received an aggregate of 2,354,603.4 OP Units therefor.

         We used proceeds of the private placement to pay down amounts owed under our then-existing line of credit, to acquire four properties and for general working capital purposes. In addition to the amount we paid to the Management Company for its services in connection with the private placement, we also paid $992,698 to the Management Company for services the Management Company provided, and to reimburse the Management Company for expenses incurred, in connection with locating, evaluating and completing property acquisitions.

         Capital Expenditures. We currently do not expect to make significant capital expenditures or any significant improvements to any of our properties during the next 12 months. However, we may have unexpected capital expenditures or improvements on our existing assets. Additionally, we may incur significant capital expenditures or make significant improvements in connection with any properties we may acquire.

         Total Contractual Cash Obligations. A summary of our contractual cash obligations, as of December 31, 2002, is as follows:

                                                                         PAYMENT DUE BY PERIOD
                                                                LESS THAN 1                                   MORE THAN 5
         CONTRACTUAL OBLIGATIONS                  TOTAL            YEAR         1-3 YEARS      3-5 YEARS         YEARS
         Long-Term Debt Obligations           $ 37,718,000      $ 3,278,000   $ 34,440,000            --               --
         Capital Lease Obligations                      --               --             --            --               --
         Operating Lease Obligations                    --               --             --            --               --
         Purchase Obligations                           --               --             --            --               --
         Other Long-Term Liabilities
          Reflected on the Registrant's
          Balance Sheet under GAAP                      --               --             --            --               --
         Total                                $ 37,718,000      $ 3,278,000   $ 34,440,000            --               --

         We have no commercial commitments such as lines of credit or guarantees that might result from a contingent event that would require our performance pursuant to a funding commitment.

         Property Acquisitions. We acquired ten properties from five entities controlled by Mr. Hartman during 2002. We acquired four of these properties by merging the selling entities with and into either HCP or the Operating Partnership. In these mergers we issued common shares or OP Units, as applicable, to equity holders in the selling entities who were accredited investors and paid cash for equity interests held by non-accredited investors. For all ten properties, we issued 1,650,891 common shares, 2,851,066 OP Units (including 1,067,657 issued to HCP), assumed mortgage debt and other liabilities aggregating $15,053,870 and paid approximately $1,811,398 to purchase interests held by non-accredited investors in connection with these mergers.

         Common Share Distributions. We declared the following distributions to our shareholders during 2001, 2002 and 2003:



                                          TOTAL AMOUNT OF         DISTRIBUTIONS
         MONTH PAID                     DISTRIBUTIONS PAID          PER SHARE
         ----------                     ------------------        -------------
         February 2001                      $   559,440             $ 0.2425
         May 2001                               541,380               0.2000
         August 2001                            602,138               0.2000
         November 2001                          635,778               0.2000
         February 2002                          687,544               0.2125
         May 2002                             1,102,340               0.2250
         August 2002                          1,166,709               0.2375
         November 2002                        1,226,777               0.2500
         February 2003                        1,226,777               0.2500
         April 2003                             408,762               0.0833
         May 2003                               408,762               0.0833
         June 2003                              409,253               0.0834
                                                                  =============
         AVERAGE PER QUARTER                                        $ 0.2268

The following sets forth the tax status of the amounts we distributed to shareholders during 1999 through 2002:

         TAX STATUS               2002         2001       2000          1999
         ----------               ----         ----       ----          ----
         Ordinary income          85.1%       70.5%       75.9%         100%
         Return of capital        14.9%       29.5%       24.1%          --
         Capital gain               --          --          --           --
         Total                     100%        100%        100%         100%

         OP Unit Distributions. The Operating Partnership declared the following distributions to holders of its OP Units, including HCP, during 2001, 2002 and 2003:


                                       TOTAL AMOUNT OF        DISTRIBUTIONS
         MONTH PAID                   DISTRIBUTIONS PAID        PER SHARE
         ----------                   ------------------      -------------
         February 2001                  $ 1,196,357             $ 0.2425
         May 2001                         1,070,594               0.2000
         August 2001                      1,126,845               0.2000
         November 2001                    1,158,818               0.2000
         February 2002                    1,242,869               0.2125
         May 2002                         1,942,412               0.2250
         August 2002                      2,053,866               0.2375
         November 2002                    2,161,143               0.2500
         February 2003                    2,179,976               0.2500
         April 2003                         726,368               0.0833
         May 2003                           726,368               0.0833
         June 2003                          727,240               0.0834
                                                              =============
         AVERAGE PER QUARTER                                    $ 0.2268


         Please see "Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters" for an expanded discussion of our distribution history and policies.

RESULTS OF OPERATIONS


QUARTER ENDED MARCH 31, 2003 COMPARED TO QUARTER ENDED MARCH 31, 2002

         General.

         The following table provides a general comparison of our results of operations for the quarters ended March 31, 2002 and March 31, 2003:


                                                          MARCH 31, 2002       MARCH 31, 2003
                                                          --------------       --------------
         Number of properties owned and operated                      32                   32
         Aggregate gross leasable area (sq. ft.)               2,348,862            2,348,862
         Aggregated occupancy rate                                    91%                  90%
         Total Revenues                                   $    5,118,934       $    5,537,139
         Total Operating Expenses                         $    3,407,991       $    3,832,775
         Income before Minority Interest                  $    1,710,943       $    1,704,364
         Minority Interest in the Operating Partnership   $     (789,674)      $     (794,662)
         Net Income                                       $      921,269       $      909,702

         Revenues.

         We had rental income and tenant reimbursements of $5,537,139 for the three months ended March 31, 2003, as compared to revenues of $5,118,934 for the three months ended March 31, 2002, an increase of $418,205, or 8%. Substantially all of our revenues are derived from rents received from the use of our properties. The increase in our revenues during the first quarter of 2003 as compared to the first quarter of 2002 was due primarily to a slightly higher average occupancy rate and an increase in the amount of rent charged at some locations. Our average occupancy rate in the first quarter of 2003 was 91%, as compared to 90% in the first quarter of 2002, and our average lease rate was $9.43 per square foot in the first quarter of 2003, as compared to an average rate of $8.72 per square foot in the first quarter of 2002.

         We had interest and other income of $135,670 for the three months ended March 31, 2003, as compared to $39,110 for the three months ended March 31, 2002, an increase of $96,560, or 247%. We hold all revenues and proceeds we receive from offerings and loans in money market accounts and other short-term, highly liquid investments. In 2003, we had proceeds from the loan refinancing we completed in December, 2002 that earned interest. The increase in interest and other income during the first quarter of 2003 as compared to 2002 resulted primarily from earnings on loan proceeds invested and increases in non-rent income such as late fees and deposit forfeitures. We expect the percentage of our total revenues from interest income from investments in money market accounts or other short term, highly liquid investments to return to 2002 levels or decrease as we invest cash holdings in properties.

         Expenses.

         Our total operating expenses, including interest expense and depreciation and amortization expense, were $3,832,775 for the three months ended March 31, 2003, as compared to $3,407,991 for the three months ended March 31, 2002, an increase of $424,784, or 12%. We expect that the dollar amount of operating expenses will increase as we acquire additional properties and expand our operations. However, we expect that general and administrative expenses as a percentage of total revenues will decline as we acquire additional properties.

         The increase in our operating expenses during the first quarter of 2003 was a result increased maintenance, real estate taxes, insurance, utilities and depreciation and amortization expenses.

         The amount we pay the Management Company under our management agreement is based on our revenues and the number of leases the Management Company originates. As a result of our increased revenues in the first quarter of 2003, management fees were $342,809 in the first quarter of 2003, as compared to $325,344 in the first quarter of 2002, an increase of $17,465, or 5%. Our interest expense decreased by $21,689, or 6%, in the first quarter of 2003 as compared to the first quarter of 2002. Although our average outstanding debt increased from $26,638,488 in the first quarter of 2002 to $37,718,000 in the first quarter of 2003, the average interest rate associated with this debt decreased from 5.20% in the first quarter of 2002 to 3.87% in the first quarter of 2003. Finally, general and administrative expenses increased $132,533, or 89%, in the first quarter of 2003 as compared to the first quarter of 2002 primarily as the result of an increase in professional fees.

         Net Income.

         Income provided by operating activities before minority interest was $1,704,364 for the quarter ended March 31, 2003, as compared to $1,710,943 for the quarter ended March 31, 2002, a decrease of $6,579, or .4%. Net income provided by operating activities for the quarter ended March 31, 2003 was $909,702, as compared to $921,269 for the quarter ended March 31, 2002, a decrease of $11,567, or 1%.


YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

         General.

         The following table provides a general comparison of our results of operations for the years ended December 31, 2001 and December 31, 2002:

                                                          DECEMBER 31, 2001     DECEMBER 31, 2002
                                                          -----------------     -----------------
         Number of properties owned and operated                         23                    32
         Aggregate gross leasable area (sq. ft.)                  1,461,454             2,348,862
         Aggregated occupancy rate                                       88%                   92%
         Total Revenues                                   $      11,703,737     $      20,755,026
         Total Operating Expenses                         $       8,031,063     $      13,857,303
         Income before Minority Interest                  $       3,672,674     $       6,897,723
         Minority Interest in the Operating Partnership   $      (1,931,962)    $      (3,192,605)
         Net Income                                       $       1,740,712     $       3,705,118

         Revenues.

         We had rental income and tenant reimbursements of $20,423,485 for the year December 31, 2002, as compared to revenues of $11,606,031 for the year ended December 31, 2001, an increase of $8,817,454, or 76%. Substantially all of our revenues are derived from rents received from the use of our properties. The increase in our revenues during 2002 as compared to 2001 was due primarily to nine additional properties we acquired in 2002, as well as an increase in occupancy levels and an increase in the amount of rent charged at some locations. Our average occupancy rate in 2002 was 90%, as compared to 85% in 2001, and our average lease rate was $8.84 per square foot in 2002, as compared to an average rate of $8.26 per square foot in 2001.

         We had interest and other income of $331,541 for the year ended December 31, 2002, as compared to $97,706 for the year ended December 31, 2001, an increase of $233,835, or 239%. We hold all revenues and proceeds we receive from offerings in money market accounts and other short-term, highly liquid investments. In 2001, we had proceeds from the private placement we completed in December, 2000 that earned interest prior to being invested. The increase in interest and other income during 2002 as compared to 2001 resulted primarily from the fact that we had more properties producing non-rent income such as late fees and deposit forfeitures. This increase was offset somewhat by the lower interest rates we earned on our investments in 2002 as compared to 2001. We expect the percentage of our total revenues from interest income from investments in money market accounts or other short term, highly liquid investments to return to 2001 levels or decrease as we invest cash holdings in properties.

         Expenses.

         Our total operating expenses, including interest expense and depreciation and amortization expense, were $13,857,303 for the year ended December 31, 2002, as compared to $8,031,063 for the year ended December 31, 2001, an increase of $5,826,240, or 73%. We expect that the dollar amount of operating expenses will increase as we acquire additional properties and expand our operations. However, we expect that general and administrative expenses as a percentage of total revenues will decline as we acquire additional properties.


         The increase in our operating expenses during 2002 was primarily the result of increased expenses associated with the nine properties we acquired in 2002. Consequently, we had higher expenses directly related to these acquired properties, such as increased maintenance, real estate taxes, utilities and depreciation and amortization expenses. Of the $5,826,240 increase in expenses in 2002 as compared to 2001, approximately $2,300,000 of such expenses are subject to reimbursement by tenants. Tenant reimbursements increased approximately $1,400,000 in 2002 when compared to 2001.


         The amount we pay the Management Company under our management agreement is based on our revenues and the number of leases the Management Company originates. As a result of our increased revenues in 2002, management fees were $1,231,212 in 2002, as compared to $674,529 in 2001, an increase of $556,683, or
83%. Our interest expense increased by $761,241, or 94%, in 2002 as compared to 2001. Although our average outstanding debt increased from $11,887,723 in 2001 to $29,263,144 in 2002, the average interest rate associated with this debt decreased from 6.83% in 2001 to 5.38% in 2002. Finally, general and administrative expenses increased $312,804, or 60%, in 2002 as compared to 2001 primarily as the result of an increase in professional fees.

         Net Income.

         Income provided by operating activities before minority interest was $6,897,723 for the year ended December 31, 2002, as compared to $3,672,674 for the year ended December 31, 2001, an increase of $3,225,049, or 88%. Net income provided by operating activities for the year ended December 31, 2002 was $3,705,118, as compared to $1,740,712 for the year ended December 31, 2001, an increase of $1,964,406, or 113%.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

         General.

         The following table provides a general comparison of our results of operations for the years ended December 31, 2000 and December 31, 2001:

                                                          DECEMBER 31, 2000     DECEMBER 31, 2001
                                                          -----------------     -----------------
         Number of properties owned and operated                         22                    23
         Aggregate gross leasable area (sq. ft.)                  1,371,127             1,461,454
         Aggregated occupancy rate                                       82%                   88%
         Total Revenues                                   $       9,625,758     $      11,703,737
         Total Operating Expenses                         $       6,981,984     $       8,031,063
         Income before Minority Interest                  $       2,643,774     $       3,672,674
         Minority Interest in the Operating Partnership   $      (1,770,078)    $      (1,931,962)
         Net Income                                       $         873,696     $       1,740,712

         Revenues.

         We had rental income and tenant reimbursements of $11,606,031 for the year December 31, 2001, as compared to revenues of $9,564,686 for the year ended December 31, 2000, an increase of $2,041,345, or 21%. Substantially all of our revenues are derived from rents received from the use of our properties. The increase in our revenues during 2001 as compared to 2000 was due primarily to the addition of one property to our portfolio in 2001, as well as higher occupancy and lease rates. Our average occupancy rate in 2001 was 85% as compared to 82% in 2000 and our average lease rate was $8.26 per square foot in 2001 as compared to an average rate of $7.02 per square foot in 2000.

         We had interest and other income of $97,706 for the year ended December 31, 2001, as compared to $61,072 for the year ended December 31, 2000, an increase of $36,634, or 60%. We hold all revenues and proceeds we receive from offerings in money market accounts and other short-term, highly liquid investments. In 2001, we had proceeds from the private placement we completed in December 2000 that earned interest prior to being invested. The increase in interest and other income during 2001 as compared to 2000 was primarily the result of the fact that we had more proceeds from our private placement invested during 2001 and we therefore earned more interest in 2001.

         Expenses.

         Our total operating expenses, including interest expense and depreciation and amortization expense, were $8,031,063 for the year ended December 31, 2001, as compared to $6,981,984 for the year ended December 31, 2000, an increase of $1,049,079, or 15%.


         The increase in our operating expenses during 2001 was primarily the result of increased expenses associated with the property we acquired in 2001, as well as an overall increase in repair and maintenance expenses and property taxes. Consequently, we had higher expenses directly related to this acquired property, such as increased maintenance, real estate taxes, insurance, utilities and depreciation and amortization expenses.


         As a result of our increased revenues in 2001, our management fees increased from $574,216 in 2000 to $674,529 in 2001, an increase of $100,313, or
17%. The increase in our operating expenses was partially offset by decreases in our interest expense. Our interest expense decreased $459,165, or 36%, in 2001 as compared to 2000. Our average outstanding debt was $11,887,723 in 2001, as compared to $13,502,948 in 2000, a decrease of $1,615,225, or 12%. Although our average outstanding debt remained relatively constant during both 2001 and 2000, the average interest rate associated with this debt decreased from 9.41% in 2000 to 6.83% in 2001. Our general and administrative expenses decreased slightly by $15,796, or 3%.

         Net Income.

         Income provided by operating activities before minority interest was $3,672,674 for the year ended December 31, 2001, as compared to $2,643,774 for the year ended December 31, 2000, an increase of $1,028,900, or 39%. Net income provided by operating activities for the year ended December 31, 2001 was $1,740,712, as compared to $873,696 for the year ended December 31, 2000, an increase of $867,016, or 99%.

TAXES

         We elected to be taxed as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 1999. As a REIT, we generally are not subject to federal income tax on income that we distribute to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. We believe that we are organized and operate in such a manner as to qualify to be taxed as a REIT, and we intend to operate so as to remain qualified as a REIT for federal income tax purposes.

INFLATION

         We anticipate that our leases will continue to be triple-net leases and will contain provisions that we believe will mitigate the effect of inflation. In addition, many of our leases are for terms of less than five years, which allows us to adjust rental rates to reflect inflation and other changing market conditions when the leases expire. Consequently, increases due to inflation, as well as ad valorem tax rate increases, generally do not have a significant adverse effect upon our operating results.

ENVIRONMENTAL MATTERS

         Our properties are subject to environmental laws and regulations adopted by various governmental authorities in the jurisdictions in which our operations are conducted. From our inception, we have incurred no significant environmental costs, accrued liabilities or expenditures to mitigate or eliminate future environmental contamination.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, was issued. This statement requires that an entity recognize all derivatives as either assets or liabilities and measure the instruments at fair value. The accounting for change in fair value of a derivative depends upon its intended use. We adopted the provisions of this statement effective January 1, 2001, and we believe that this statement did not have any material impact on our financial statements.

         SFAS No. 141, "Business Combinations," which became effective on July 1, 2001, prohibits pooling-of-interests accounting for acquisitions. The adoption of SFAS 141 did not have a material impact on our financial statements.

         SFAS No. 142, "Goodwill and Other Intangible Assets," which became effective on January 1, 2002, specifies that goodwill and some intangible assets will no longer be amortized but instead will be subject to periodic impairment testing. The effect of adopting SFAS No. 142 did not have a material impact on our financial statements.

         On January 1, 2003, we adopted SFAS No. 143, "Accounting for Asset Retirement Obligations," which was issued in June 2001 and is effective for years beginning after June 15, 2002. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The adoption of SFAS No. 143 will not have a material impact on our financial statements.

         On January 1, 2002, we adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which was issued in August 2001. This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" for the disposal of a segment of a business (as previously defined in that Opinion). This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The adoption of SFAS No. 144 did not have a material impact on our financial statements.

         On April 30, 2002, we adopted SFAS No. 145, "Rescission of SFAS Statements No. 4, 44 and 64, Amendment of SFAS No. 13, Technical Corrections," which was issued in April 2002. The purpose of this statement is to update, clarify and simplify existing accounting standards. The effect of adopting SFAS No. 145 did not have a material impact on our financial statements.

         SFAS No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure--an amendment of FASB Statement No. 123," which was issued in December 2002, is effective for fiscal years beginning after December 15, 2002. This statement provides alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based employee compensation. It also amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. We adopted this statement effective January 1, 2003 using the prospective method, and we do not expect the adoption of this statement to have a material impact on our financial position, results of operations or cash flows.

         In November 2002, FASB issued Interpretation No.("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 establishes new disclosure and liability-recognition requirements for direct and indirect debt guarantees with specified characteristics. The initial measurement and recognition requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. However, the disclosure requirements are effective for interim and annual financial statement periods ending after December 15, 2002. We have adopted the disclosure provisions, and we do not expect the full adoption of FIN 45 to have a material impact on our financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Market risk is the risk of loss arising from adverse changes in market rates and prices. The principal market risk to which we are exposed is the risk related to interest rate fluctuations. We will be exposed to changes in interest rates as a result of our credit facility which has a floating interest rate. As of December 31, 2002, we had $34,440,000 of indebtedness outstanding under this facility. The impact of a 1% increase in interest rates on our debt would result in an increase in interest expense and a decrease in income of approximately $344,400 annually.

ITEM 3. PROPERTIES.

         On December 31, 2002, we owned 32 properties. All of our properties are located in the metropolitan Houston, Texas area. Our properties consist of 17 retail centers, 12 office/warehouse properties and three office properties. Set forth below is additional information relating to our properties.

GENERAL PHYSICAL ATTRIBUTES

         The following table lists, for all properties we owned on December 31, 2002, the year each property was developed or significantly renovated, the applicable segment, the purchase price we paid for such property and the anchor or largest tenant at such property.

                             YEAR DEVELOPED/
PROPERTY                        RENOVATED           SEGMENT/USE        PURCHASE PRICE    ANCHOR OR LARGEST TENANT
--------                     ---------------        -----------        --------------   --------------------------
Bissonnet/Beltway                  1978               Retail               $2,339,771   Cash America International
Webster Point                      1984               Retail                1,700,000   Houston Learning Academy
Centre South                       1974               Retail                1,900,000   Carlos Alvarez
Torrey Square                      1983               Retail                4,500,000   Fleming Foods

                             YEAR DEVELOPED/
PROPERTY                        RENOVATED          SEGMENT/USE         PURCHASE PRICE   ANCHOR OR LARGEST TENANT
--------                     ---------------     ----------------      --------------   -------------------------------
Providence                         1980               Retail                4,604,656   Kroger Food Stores, Inc.
Holly Knight                       1984               Retail                1,603,138   Quick Wash Laundry
Plaza Park                         1982          Office/Warehouse           4,250,000   American Medical Response
Northwest Place II                 1984          Office/Warehouse           1,100,000   Terra Mar, Inc.
Lion Square                        1980               Retail                5,900,000   Kroger Food Stores, Inc.
Zeta Building                      1982               Office                2,500,000   Astrium North America
                                                                                        Dringle, Jenkins &
Royal Crest                        1984               Office                1,900,000   Associates, PC
Featherwood                        1983               Office                3,000,000   Transwestern Publishing
Interstate 10                      1980          Office/Warehouse           3,740,000   River Oaks, L-M, Inc.
Westbelt Plaza                     1978          Office/Warehouse           2,620,000   National Oilwell
Greens Road                        1979               Retail                1,593,058   Juan Gailegos
Town Park                          1978               Retail                3,585,000   Omar's Meat Market
Northeast Square                   1984               Retail                2,595,751   99 Cent Store
Main Park                          1982          Office/Warehouse           3,780,000   Corum Healthcare
Dairy Ashford                      1981          Office/Warehouse           1,428,492   Kainus Community Church
South Richey                       1980               Retail                3,305,220   Kroger Food Stores, Inc.
Corporate Park Woodlands           2000          Office/Warehouse           6,012,052   Interceramic
South Shaver                       1978               Retail                  801,092   EZ Pawn
Kempwood Plaza                     1974               Retail                2,948,952   Brookshire Brothers
Bellnot Square                     1982               Retail                5,789,879   Kroger Food Stores, Inc.
Corporate Park Northwest           1981          Office/Warehouse           7,694,654   Region IV Education
Westgate                           1984          Office/Warehouse           3,372,360   Polymeric Process
Garden Oaks                        1954               Retail                6,446,067   Bally Total Fitness
Westchase                          1978               Retail                2,120,777   Jesus Corral
Sunridge                           1979               Retail                1,382,145   Carlos Morales
Holly Hall                         1980          Office/Warehouse           2,828,747   Texas Medical Management
Brookhill                          1979          Office/Warehouse             931,706   T.S. Moly-Lubricants
Corporate Park West                1999          Office/Warehouse          12,817,830   Urethane Products International
                                                                       ==============
Total                               --                  --             $  111,091,347                --

GENERAL ECONOMIC ATTRIBUTES

         The following table lists certain information that relates to the rents generated by each property. All of the information listed in this table is as of December 31, 2002.

                                                                  TOTAL ANNUALIZED   EFFECTIVE NET      ANNUAL
                                    PERCENT      TOTAL LEASABLE    RENTS BASED ON   RENT PER SQ. FT.  PERCENTAGE
PROPERTY                            LEASED       AREA (SQ. FT.)     OCCUPANCY ($)        FT. ($)         RENT
--------                            -------      --------------   ----------------  ----------------  ----------
Bissonnet/Beltway                     93.2             29,205            452,270          15.49               0
Webster Point                         82.8             26,060            300,616          11.54               0
Centre South                          88.2             44,593            344,743           7.73               0
Torrey Square                         96.4            105,766            968,867           9.16               0
Providence                            97.6             90,327            957,845          10.60               0
Holly Knight                          90.5             20,015            321,855          16.08               0
Plaza Park                            93.1            105,530            895,603           8.49               0

                                                                  TOTAL ANNUALIZED   EFFECTIVE NET      ANNUAL
                                    PERCENT      TOTAL LEASABLE    RENTS BASED ON   RENT PER SQ. FT.  PERCENTAGE
PROPERTY                            LEASED       AREA (SQ. FT.)     OCCUPANCY ($)        FT. ($)         RENT
--------                            -------      --------------   ----------------  ----------------  ----------
Northwest Place II                     51.9              27,974          119,560            4.27              0
Lion Square                            98.3             119,621        1,136,559            9.50              0
Zeta Building                          93.6              39,106          530,133           13.56              0
Royal Crest                            87.7              24,825          288,001           11.60              0
Featherwood                            96.3              49,670          823,545           16.58              0
Interstate 10                          95.5             151,000          756,706            5.01              0
Westbelt Plaza                         92.5              65,619          566,126            8.63              0
Greens Road                           100.0              20,507          365,156           17.81              0
Town Park                             100.0              43,526          749,734           17.22              0
Northeast Square                       90.4              40,525          444,612           10.97              0
Main Park                              87.1             113,410          608,378            5.36              0
Dairy Ashford                         100.0              42,902          255,137            5.95              0
South Richey                          100.0              69,928          610,106            8.72              0
Corporate Park Woodlands               75.7              99,937          698,049            6.98              0
South Shaver                           96.8              21,926          230,969           10.53              0
Kempwood Plaza                         92.8             112,359          836,506            7.44        $ 9,491
Bellnot Square                         98.1              73,930          749,366           10.14              0
Corporate Park Northwest               90.2             185,625        1,564,923            8.43              0
Westgate                               95.8              97,225          643,340            6.62              0
Garden Oaks                            86.2              95,046        1,026,069           10.80              0
Westchase                              66.4              42,924          304,022            7.08              0
Sunridge                               95.9              49,359          481,256            9.75              0
Holly Hall                            100.0              90,000          485,756            5.40              0
Brookhill                              88.5              74,757          277,685            3.71              0
Corporate Park West                    94.8             175,665        1,688,665            9.61              0
                                    =======      ==============   ==============    ================
Total/Average                          92.2           2,348,862     $ 20,482,158         $  8.72        $ 9,491

         The following table lists the five properties that generated the most rents during the year 2002.

                                                             PERCENTAGE OF OUR
                                        TOTAL RENTS             TOTAL RENTS
         PROPERTY                    RECEIVED IN 2002        RECEIVED IN 2002
         --------                    ----------------        -----------------

         Corporate Park West         $      1,720,050                    8.30%
         Corporate Park Northwest           1,622,470                    7.83%
         Lion Square                        1,185,588                    5.72%
         Providence                         1,148,480                    5.54%
         Torrey Square                      1,038,646                    5.01%
                                     ================        ================
         Total                       $      6,715,234                   32.40%

         The following table lists for each property, as of December 31 of each of the last five years or as for long as we have owned the property, both the occupancy of each property and the average rental and other income per square foot of gross leasable area.

                            1998                1999                2000               2001               2002

                                AVE                 AVE                 AVE                 AVE                AVE
                               INCOME              INCOME              INCOME              INCOME             INCOME
                     PERCENT   PER SQ.   PERCENT   PER SQ.   PERCENT   PER SQ.   PERCENT   PER SQ.   PERCENT  PER SQ.
PROPERTY              LEASED   FT. ($)    LEASED   FT. ($)    LEASED   FT. ($)    LEASED   FT. ($)   LEASED   FT. ($)
--------              ------   -------    ------   -------    ------   -------    ------   -------   ------   -------
Bissonnet/Beltway      100      12.86      100      13.95      100      14.42      100      17.02      93      16.50
Webster Point           92       9.65       79      10.19       86      10.92       93      10.57      83      11.83
Centre South            80       5.90       73       5.55       71       6.31       88       7.96      88       7.40
Torrey Square           97       6.63       96       8.02       96       7.69       99       9.71      96       9.82
Providence              --        --        --        --        --        --       100       8.81      98      12.71
Holly Knight            93      13.61       88      13.09       93      14.02      100      17.58      91      16.46
Plaza Park              78       5.51       88       6.32       85       6.26       83       7.60      93       7.89
Northwest Place II      90       6.51       71       6.84       80       5.76       52       5.31      52       4.40
Lion Square             95       7.38       99       8.28       97       8.84      100       9.59      98       9.91
Zeta Building           84      12.10       92      12.50       86      12.96       91      13.36      94      13.72
Royal Crest             87      13.08       83      12.43       73      10.34       73       7.38      88      10.24
Featherwood            100      14.34       --      10.74       77       2.01       96      12.86      96      15.46
Interstate 10           96       3.79       91       4.30       82       3.97       97       4.36      96       4.78
Westbelt Plaza          84       6.00       90       6.38       93       6.92       85       7.21      92       8.88
Greens Road             82      14.12       78      14.50       78      15.83      100      16.54     100      18.60
Town Park              100      14.72      100      14.93      100      16.09      100      19.01     100      17.88
Northeast Square       100      12.31       68      11.39       81       9.91       84       9.14      90      11.81
Main Park               93       5.59       93       6.01       81       5.41       89       4.89      87       5.53
Dairy Ashford           96       3.64      100       5.90       80       5.94      100       6.11     100       5.83
South Richey            --         --       88       2.60      100       8.72       94       9.45     100       9.63
Corporate Park
Woodlands               --         --       --         --        4       0.06       19       1.75      76       4.70
South Shaver            --         --       --         --       57       5.11       83       7.29      97       9.82
Kempwood Plaza          84       4.68       94       5.29       95       5.79       91       5.72      93       6.73
Bellnot Square          94      10.17       96      10.55       96      10.70       98      11.71      98      11.53
Corporate Park
Northwest               97       7.23       93       7.38       92       7.38       91       8.28      90       8.74
Westgate                85       4.69       59       4.14       83       4.26       96       5.54      96       6.78
Garden Oaks             78       8.28       82       9.02       86       9.44       82      10.32      86      10.69
Westchase               62       6.76       57       8.68       50       2.51       75       7.16      66       8.15
Sunridge                96       9.97       96      10.49       71       4.33       77       9.39      96      10.71
Holly Hall              67       0.67       91       4.09       91       4.56      100       5.12     100       4.63
Brookhill               53       0.33      100       1.98       52       1.59       75       3.43      89       3.45
Corporate Park West     --         --       31       0.41       71       3.88       92       8.47      95       9.79

MAJOR TENANTS

         The next table sets forth certain information that relates to the major tenants at each property. This information is as of December 31, 2002. The information summarizes information relating to each anchor or largest tenant at each property. No single lease accounted for more than 5% of our total revenues during 2002.

                                                                                          EFFECTIVE NET    LEASE
                                                            TOTAL LEASED   TOTAL ANNUAL    RENT PER SQ. EXPIRATION
PROPERTY                    NAME OF TENANT                  AREA (SQ.FT.)    RENT ($)        FT. ($)       DATE
---------                   --------------                  -------------  ------------   ------------- -----------
Bissonnet/Beltway           Cash America International          5,300         80,068         15.11         4/30/05
Webster Point               Houston Learning Academy            3,976         58,627         14.75        12/31/06
Centre South                Carlos Alvarez                     10,407         71,252          6.85         3/31/06
Torrey Square               Fleming Foods                      35,350        267,368          7.56         6/29/03
Providence                  Kroger                             45,528        368,772          8.10         5/31/04
Holly Knight                Qwick Wash Laundry                  2,460         44,229         17.98         9/30/09
Plaza Park                  American Medical Response          14,765        122,452          8.29         5/31/06
Northwest Place II          Terra Mar, Inc.                    11,167         93,834         10.99         7/31/03
Lion Square                 Kroger                             42,205        253,440          6.00        10/31/05
Zeta Building               Astrium North America               3,690         63,099         17.10         6/30/04
Royal Crest                 Dringle, Jenkins &
                             Associates, PC                     2,450         36,362         14.84        11/30/06
Featherwood                 Transwestern Publishing             9,543        159,270         16.69        11/30/07
Interstate 10               River Oaks L-M Inc.                38,050        182,640          4.80        12/31/03
Westbelt Plaza              National Oilwell                   14,997        190,590         12.71         3/31/05
Greens Road                 Juan Gailegos                       3,985         23,904          6.00        12/31/11
Town Park                   Omar's Meat Market                  6,450        110,592         17.15        12/31/07
Northeast Square            99 Cent Store                       4,573         40,968          8.96        11/30/05
Main Park                   Transport Sales                    23,882         94,573          3.96         8/31/05
Dairy Ashford               Praise Tabernacle Church           19,127         84,000          4.39        10/31/05
South Richey                Kroger                             42,130        265,416          6.30         2/28/06
Corporate Park Woodlands    Interceramic                       13,500         74,520          5.52         6/30/07
South Shaver                EZ Pawn                             4,547         50,525         11.11        11/30/07
Kempwood Plaza              Brookshire Bros.                   30,558        168,032          5.50         5/19/04
Bellnot Square              Kroger                             42,130        337,044          8.00         7/31/07
Corporate Park Northwest    Region XIV Education                8,388         80,525          9.60         2/28/04
Westgate                    Polymeric Processes                11,878         59,355          5.00        10/31/06
Garden Oaks                 Bally Total Fitness                25,722        256,728          9.98         6/30/05
Westchase                   Jesus Corral                        5,396         46,729          8.66         2/28/07
Sunridge                    Carlos Morales                      9,416         84,744          9.00         1/31/05
Holly Hall                  Texas Medical Mgmt.                30,000        168,168          5.61        12/31/07
Brookhill                   T.S. Molly Lubricants              10,187         37,590          3.69         9/30/07

Corporate Park West         Urethane Products International    14,730         95,874          6.51      mo.-to-mo.

LEASE EXPIRATIONS

         The following table lists, on an aggregate basis, all of our scheduled lease expirations over the next 10 years.

                                                  GROSS LEASABLE AREA                   ANNUAL RENTAL INCOME
                                                              PERCENT OF OUR                         PERCENT OF OUR
                                            APPROXIMATE       TOTAL LEASABLE                          TOTAL RENTAL
        YEAR          NUMBER OF LEASES      SQUARE FEET            AREA             AMOUNT ($)           INCOME
        ----          ----------------      -----------       --------------        ----------       --------------
        2003                 148              548,552             23.35%            4,827,049            23.57%
        2004                 142              430,716             18.34%            4,263,638            20.82%
        2005                 113              406,214             17.29%            3,669,678            17.92%

                                                  GROSS LEASABLE AREA                   ANNUAL RENTAL INCOME
                                                              PERCENT OF OUR                         PERCENT OF OUR
                                            APPROXIMATE       TOTAL LEASABLE                          TOTAL RENTAL
        YEAR          NUMBER OF LEASES      SQUARE FEET            AREA             AMOUNT ($)           INCOME
        ----          ----------------      -----------       --------------       -----------       --------------
        2006                 82                 310,881           13.24%            2,885,179            14.09%
        2007                 72                 266,801           11.36%            2,425,141            11.84%
        2008                 30                  66,114            2.81%              752,036             3.67%
        2009                 15                  44,214            1.88%              447,960             2.19%
        2010                 12                  19,427            0.83%              324,372             1.58%
        2011                 13                  46,269            1.97%              590,087             2.88%
        2012                  5                  17,312            0.74%              200,919             0.98%
                      ================      ===========       ==============       ===========       ==============
       Total                632               2,156,500           91.81%           20,386,059            99.53%

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.


         As of May 31, 2003, we had 4,907,107.16 common shares outstanding and the Operating Partnership had 8,719,905.55 OP Units outstanding (of which 4,654,066 were owned by HCP). Each OP Unit is convertible into common shares on a one-for-one basis. The following shows the number and percentage of our outstanding common shares that were owned as of May 31, 2003 by:


         . persons known to us to beneficially own more than 5% of our common shares;

         .    each trust manager and executive officer; and

         .    all trust managers and executive officers as a group.

The table also shows this ownership information assuming all outstanding OP Units are converted into common shares.




                                              NUMBER OF SHARES OWNED                     OWNERSHIP PERCENTAGE
                                                           ASSUMING CONVERSION                ASSUMING CONVERSION
             NAME OF                                                OF                                OF
        SHAREHOLDER/(1)/                  ACTUAL               ALL OP UNITS         ACTUAL       ALL OP UNITS
        ----------------                  ------           -------------------     -------    -------------------
Allen R. Hartman                        165,224.27/(2)/       1,763,937.33/(3)/      3.37%          19.66%
Robert W. Engel                                 --                      --             --              --
Samuel C. Hathorn                        37,578.29               80,380.88               *               *
Jack L. Mahaffey                         47,949.70               70,309.60               *               *
Chris A. Minton                          28,949.75               50,111.32               *               *
Chand Vyas                              100,000.00              100,000.00           2.04%           1.11%
Allen Cecil                                     --                      --             --              --
All trust managers and executive
 officers as a group                    379,702.01            2,064,739.13           7.74%          23.01%


----------
* = less than 1%.

(1) Each person listed has an address in care of Hartman Commercial Properties REIT, 1450 West Sam Houston Parkway North, Suite 100, Houston, Texas 77043.

(2) Includes 118,855 shares owned by Hartman Partnership, Inc., a company wholly-owned by Mr. Hartman.

(3) Includes 861,976.37 OP Units owned by Houston R.E. Income Properties XIV, LP, 342,429.52 OP Units held by Hartman Partnership, Inc., 49,418.39 OP Units held by Hartman Partnership XII, L.P. and 39 OP Units held by Hartman Partnership XV, LLC. Mr. Hartman and his affiliates own Hartman Partnership XII, L.P. and Hartman Partnership XV, LLC. Mr. Hartman does not own any limited partner interests in Houston R.E.

     Income Properties XIV, L.P. However, Mr. Hartman owns 100% of the equity of the general partner of this partnership. As a result, Mr. Hartman may be deemed to be the beneficial owner of the securities held by Houston R.E. Income Properties XIV, L.P. Consequently, for purposes of this table, Mr. Hartman is deemed to beneficially own the 861,976.37 common shares into which these OP Units are convertible. Mr. Hartman disclaims beneficial ownership of these OP Units and all common shares into which such OP Units are convertible.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

GENERAL

         We operate under the direction of our board of trust managers. The board is ultimately responsible for the management and control of our business and operations. We have no employees. We have retained the Management Company to manage our day-to-day operations. The Management Company also manages the acquisition, development and operation of our properties, subject to the board's supervision.

         Our declaration of trust and bylaws provide that the number of trust managers that serve on our board of trust managers may be established by a majority of the entire board of trust managers. However, the board of trust managers must always have at least three members and no more than ten members. We currently have a total of seven members on our board. Of our current seven board members, five members are independent trust managers. Our declaration of trust requires that a majority of the members of our board of trust managers be independent trust managers. An "independent trust manager" is a person who is not an officer or employee of HCP or the Operating Partnership, is not an officer, director or employee of the Management Company or its affiliates, has not otherwise been affiliated with such entities for the previous two years and does not have a material business or professional relationship with the Management Company or its affiliates.

         Each trust manager serves on the board until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Although the number of trust managers may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent trust managers. Any trust manager may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of least two-thirds of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by either an increase in the number of trust managers or the death, removal, resignation, incompetence or other incapacity of a trust manager may be filled by a vote of the remaining trust managers, unless the vacancy is filled by a vote of shareholders as permitted by the Texas Real Estate Investment Trust Act.

         Our trust managers are accountable to us and our shareholders as fiduciaries. Generally speaking, this means that our trust managers must perform their duties in good faith and in a manner each trust manager believes to be in our best interest as well as the best interest of our shareholders. Further, trust managers must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry, when taking actions.

         However, the trust managers are not required to devote all or any specific amount of their time to our business. The trust managers are only required to devote the time to our business as their duties require. We anticipate that our trust managers will meet at least quarterly, or more frequently if necessary. We do not expect that our trust managers will be required to devote a substantial portion of their time to discharge their duties as trust managers. In the exercise of their fiduciary responsibilities, the trust managers will be relying heavily on the Management Company. Although we currently do not have any employees and we do not pay our officers a salary, the board is empowered to fix the compensation of all officers that it selects and it may choose to compensate officers for their service.

         Our general policies governing investments and acquisitions, development, borrowing and transactions with affiliates are set forth in this registration statement. The board may establish additional written policies or amend our current policies at any time. The board will monitor our administrative procedures, investment operations and performance to ensure that our policies are being followed and continue to be in the best interest of our shareholders. We will follow the policies outlined in this registration statement unless and until such policies are modified by the board of trust managers and, when required, our shareholders.

         As described below, the conflicts committee of our board of trust managers is also responsible for reviewing our fees and expenses with sufficient frequency to determine that the expenses incurred are in the best interest of our shareholders. Our management agreement with the Management Company was signed when Mr. Hartman was our sole trust manager. However, all amendments to the Management Agreement and all other agreements or transactions between the Management Company and the Company must be approved by the conflicts committee, which is composed of independent trust managers. Additionally, the conflicts committee must approve all transactions between the Company and any entities affiliated with Mr. Hartman.

TRUST MANAGERS AND EXECUTIVE OFFICERS

         Following is certain information about our trust managers and executive officers. Our trust managers and officers are elected for one-year terms.


         NAME                   AGE                               POSITION(s)
         ----                   ---                               -----------
         Allen R. Hartman        51            President, Secretary and Chairman of the Board of
                                                                  Trust Managers
         Robert W. Engel         48                Chief Financial Officer and Trust Manager
         Samuel C. Hathorn       59                              Trust Manager
         Jack L. Mahaffey        71                              Trust Manager
         Chris A. Minton         66                              Trust Manager
         Chand Vyas              59                              Trust Manager
         Allen Cecil             59                              Trust Manager

         Allen R. Hartman is the President, Secretary and Chairman of our board of trust managers. He is also the President, Secretary, sole director and sole shareholder of the general partner of the Management Company and the sole limited partner of the Management Company. Since 1984 to the present, Mr. Hartman, as an individual general partner, has been the sponsor of 15 private limited and general partnerships that have invested in commercial real estate in Houston, Texas. Mr. Hartman has over 30 years of experience in the commercial real estate industry. From 1978 to 1983, Mr. Hartman owned and operated residential rental properties. From 1972 to 1978, Mr. Hartman worked as an independent contractor in the real estate construction industry. In 1978, Mr. Hartman formed Hartman Investment Properties, a Texas sole proprietorship, to develop, acquire, manage, and lease commercial real estate ventures.


         In 1986, Mr. Hartman established Hartman Securities, Inc., a Texas corporation, to underwrite private placements sponsored by Hartman. Mr. Hartman was the sole shareholder, officer and director of Hartman Securities. On August 26, 1998, Mr. Hartman, Hartman Securities and the Texas State Securities Board (the "TSSB") entered into a Disciplinary Order Reprimanding and Suspending a Dealer and an Agent. The TSSB alleged that (1) Hartman Securities had offered for sale and sold securities at a time when neither was properly registered with the Texas Securities Commissioner as required by the Texas Securities Act and
(2) Hartman Securities had offered for sale and sold securities through agents who were not properly registered with the Texas Securities Commission as required by the Texas Securities Act. Without admitting or denying these allegations, Hartman Securities and Mr. Hartman agreed to the disciplinary order which contained a reprimand and provided for a $8,500 fine. Additionally, pursuant to the order, Hartman Securities and Mr. Hartman temporarily engaged third parties to perform certain monitoring and audit reviews of the operational activities of Mr. Hartman and Hartman Securities. These third parties provided the TSSB with certain reports and recommendations as a results of their activities. Mr. Hartman believes that both he and Hartman Securities have fully complied with the disciplinary order. Simultaneous with the reprimand and suspension, the TSSB granted the dealer registration of Hartman Securities and the registration of Mr. Hartman as an agent of Hartman Securities, provided that both Hartman Securities and Mr. Hartman were suspended from soliciting new clients for a period of 30 days from the date of the disciplinary order. Hartman Securities is currently dormant.

         On April 12, 1997, the NASD rendered a decision on an appeal made by Mr. Hartman and Hartman Securities from a decision of the NASD dated June 6, 1996 in which Mr. Hartman and Hartman Securities were found to have violated certain rules of NASD in connection with the conduct of their business during the period from June 1989 through July 1993. The decision resulted from a complaint filed by NASD against Mr. Hartman and Hartman Securities in July 1995. The decision found violations of certain rules relating to the creation and proper maintenance of an escrow account created for an offering by Hartman Securities in 1992 (thereby inadvertently triggering additional net capital requirements for Hartman Securities) and that Hartman Securities had conducted securities transactions while a member of the NASD at a time when the NASD believed that the firm was inactive. Mr. Hartman and Hartman Securities appealed the decision because they believed the sanctions were excessive under the circumstances and no harm had resulted to any customer of Hartman Securities as a result of the violations. The NASD found in favor of Mr. Hartman and Hartman Securities on two counts and against them on the remaining two counts. As a result of the appeal, the NASD affirmed a two-week suspension of the memberships of Mr. Hartman and Hartman Securities and reduced the fine to $20,000.

         Robert W. Engel is the Chief Financial Officer and a trust manager of HCP, and the Controller of the Management Company. Mr. Engel is a graduate from the University of Texas with a BBA with highest honors with a major in Accounting. Mr. Engel is a CPA and holds memberships in the American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants. Mr. Engel is also a CPM, with membership in the Institute of Real Estate Management, and a CCIM as a member of the CCIM Institute. He is a licensed real estate broker in the State of Texas. From 1991 to 1999, Mr. Engel served as Vice President and Controller for Reignquest/Fred Rizk Construction Company.

         Chand Vyas has been a trust manager since 2002. Mr. Vyas is the Chairman and Chief Executive Officer of EPS Technology, a global information technology and business process outsourcing company founded by Mr. Vyas in 2000. From 1982 to 1998, Mr. Vyas served as a senior executive including the Chief Executive Officer of Ziegler Coal Holding Co. Prior to working for Ziegler, Mr. Vyas held various management positions with Consolidated Coal and International Harvester.


         Allen Cecil has been a trust manager since 2002. Mr. Cecil was employed by Exxon Mobil for 31 years. Prior to his retirement in 1999, he held a number of senior management positions in both operations and engineering in the United States and overseas. Since his retirement in 1999, Mr. Cecil has managed his personnel investments. Mr. Cecil attended the University of Houston and graduated with honors. He holds a Bachelor of Science and a Masters Degree in Petroleum Engineering.

         Jack L. Mahaffey has been a trust manager since 2001. Mr. Mahaffey was employed by Shell Oil Company for 32 years. Prior to his retirement in 1991, Mr. Mahaffey was the President of Shell Mining Co. Since his retirement in 1991, Mr. Mahaffey has managed his personnel investments. Mr. Mahaffey graduated from Ohio State University with a B.S. and M.S. in Petroleum Engineering and served in the U.S. Air Force. He is a former board member of the National Coal Association and the National Coal Council.


         Samuel C. Hathorn has been a trust manager since 2001. Mr. Hathorn has been in the home building and land development business for over thirty years. He has held both divisional and senior management positions with three different large publicly-held home builders/developers during his real estate career. For the last 21 years, Mr. Hathorn has been a senior executive with Weyerhaeuser Real Estate Company, a wholly owner subsidiary of Weyerhaeuser Company (NYSE). Since 1984, Mr. Hathorn has been President and Chief Executive Officer of Trendmaker Homes, the Houston, Texas based home building and land development subsidiary of Weyerhaeuser Real Estate Company. Mr. Hathorn is a licensed CPA in the State of California and holds a Bachelor of Science degree in accounting. He currently serves as a director of National Beverage Corp. (AMEX).


         Chris A. Minton has been a trust manager since 2001. Mr. Minton was employed by Lockheed Martin for 35 years and was a Vice-President for Business Operations of Lockheed's Technology Services Group. Mr. Minton retired from Lockheed in 1995. Since his retirement in 1995, Mr. Minton has managed his personal investments. Mr. Minton graduated from Villanova University with a Bachelors Degree, and he is a licensed CPA (retired status) in the

State of Texas. He has been awarded the Gold Knight of Management for achievements as a professional manager by the National Management Association.


COMMITTEES OF THE BOARD OF TRUST MANAGERS

         Our entire board of trust managers considers all major decisions concerning our business. However, the board has established an audit committee and a conflicts committee so that these important areas can be addressed in more depth than may be possible at a full board meeting, and to also ensure that that these areas are addressed by non-interested members of the board.

         AUDIT COMMITTEE

         The audit committee will meet on a regular basis at least once a year. The current audit committee members are Messrs. Minton, Cecil and Hathorn. The audit committee's primary function is to assist the board of trust managers in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the shareholders and others, the system of internal controls which management has established, and the audit and financial reporting process.

         CONFLICTS COMMITTEE

         At least three trust managers will serve on a conflicts committee to review specific matters that the board believes may involve conflicts of interest. The conflicts committee will determine if the resolution of the conflict of interest is fair and reasonable to us. The members of the conflicts committee may not be officers or employees of the Company, officers, or employees of its affiliates (including the Management Company) and must otherwise be independent trust managers. Any matters approved by the conflicts committee will be conclusively deemed to be fair and reasonable to us. The current members of our conflicts committee are Messrs. Cecil, Vyas and Mahaffey.

COMPENSATION OF TRUST MANAGERS

         We pay our independent trust managers an annual fee of $5,000, $1,000 for each board meeting attended and $1,000 per quarter for attendance at board committee meetings, payable in either cash or by issuing such trust managers common shares. Although we have not granted any awards under our Incentive Share Plan to any of our trust managers, we may also grant stock options or other incentive awards to members of the board. All trust managers are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of trust managers. If a trust manager is also an officer of the Management Company, we do not pay separate compensation for services rendered as a trust manager.

LIMITED LIABILITY AND INDEMNIFICATION OF TRUST MANAGERS, OFFICERS, EMPLOYEES AND OTHER AGENTS

         Our declaration of trust provides that none of our trust managers or officers will be liable to us for any act, omission, loss, damage or expense arising from the performance of his or her duties as a trust manager and/or officer, except for his or her own willful misfeasance, willful malfeasance or gross negligence. We also maintain a directors and officers liability insurance policy.

         Subject to limited exceptions, our declaration of trust and bylaws provide that we will indemnify each of our trust managers, officers, employees and agents to the fullest extent allowed by the Texas Real Estate Investment Trust Act. The Texas Real Estate Investment Trust Act generally allows trust managers and officers to be indemnified against all judgments, penalties (including taxes), fines, amounts paid in settlement and reasonable expenses incurred in connection with any proceeding unless:

         . the trust manager or officer is found liable to us on the basis that such trust manager or officer improperly received a personal benefit; or

         . the trust manager or officer is found liable for willful or intentional misconduct in the performance of his or her duty to us.

In spite of the above provisions of Texas law, our declaration of trust provides that our trust managers and officers will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

         . the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

         . the indemnified person was acting on our behalf or performing services for us;

         . in the case of affiliated trust managers and officers, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

         . in the case of independent trust managers, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

         Any indemnification is recoverable only out of our assets and not from our shareholders. Indemnification could reduce the legal remedies available to us and our shareholders against the indemnified individuals. These rights do not limit a shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a trust manager's or an officer's duties to us, although the equitable remedies may not be an effective remedy in some circumstances. The general effect to investors of any arrangement under which any of our trust managers, officers, employees or agents are indemnified against liability is a potential reduction in distributions resulting from such obligations or from our payment of premiums associated with any insurance we may obtain in relation to these obligations.

         The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of trust managers or officers will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

         . there has been a successful adjudication on the merits of each count involving alleged securities law violations;

         . such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

         . a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:

         . approves the settlement and finds that indemnification of the settlement and related costs should be made; or

         . dismisses with prejudice or there is a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

THE MANAGEMENT COMPANY

         All of our day-to-day operations are managed and performed by the Management Company. Some of our trust managers and officers are also directors and officers of the Management Company. The directors and executive officers of the Management Company are as follows:

         NAME                   AGE                    POSITION
         ----                   ---                    --------
         Allen R. Hartman       51         President, Secretary and Director
         Terry L. Henderson     51              Chief Financial Officer
         Robert W. Engel        48                    Controller
         John Crossin           63       Director of Leasing and Acquisitions
         Valarie L. King        42          Director of Property Management

         The backgrounds of Messrs. Hartman and Engel are described above. Below is a brief description of the other executive officers of the Management
Company:

         Terry L. Henderson is the Chief Financial Officer of the Management Company. Mr. Henderson joined the Management Company in 2002. His responsibilities include the various financial and administrative functions, as well as the construction and renovations activities, of the Management Company. Mr. Henderson is a Certified Public Accountant and a member of various professional CPA organizations. He holds a Bachelor of Business Administration in Accounting from Texas Tech University. Prior to joining the Management Company, Mr. Henderson was the Chief Financial Officer for Senterra Real Estate Group in Houston, Texas from 1990 to 2002.

         John Crossin is the Director of Leasing for the Management Company. In this capacity, he is responsible for leasing retail, office and warehouse space through the prospecting and closing of individual tenants and by directing a staff of agents and lead generators. Mr. Crossin has a degree in finance from Scranton Jesuit University and did graduate work in business management at Temple University in Philadelphia. Mr. Crossin joined the Management Company in 2001. Mr. Crossin has more than 25 years of experience in the leasing, sale and marketing of commercial real estate including office, retail and industrial properties with C.B. Richard Ellis, Grubb & Ellis and Crossin & Company.

         Valarie L. King is the Senior Property Manager. In this capacity, she is responsible for all property management activities. Mrs. King has 15 years of property management experience in Houston, Texas. Prior to joining the Management Company in 2000, she was Property Manager at Helmsley Spear National Realty from 1986 to 1990, where she was responsible for running the Houston office, including property management, leasing and construction.

THE MANAGEMENT AGREEMENT

         We entered into a Property and Partnership Management Agreement with the Management Company in January 1999. Pursuant to this agreement, we appointed the Management Company to manage, operate, direct and supervise all of the properties we own from time to time. We do not have any employees. Therefore, the Management Company also agreed to perform various administrative services for us.

         The compensation we pay the Management Company under this agreement is summarized in the "Item 7. Certain Relationships and Related
Transactions--Management of our Properties and the Operating Partnership" section of this registration statement.

         The agreement automatically renews for successive one-year terms, unless it is terminated by either party in writing at least 30 days prior to the expiration of a previous term. We can terminate the agreement if the Management Company fails to perform its duties thereunder and such failure continues for 30 days after we provide the Management Company written notice of the failure. We may also terminate the agreement upon 30 days advance notice in the event we sell our properties to an unaffiliated third party in a bona fide transaction. Finally, in accordance with our declaration of trust, a majority of our independent trust managers may terminate the Management Agreement upon 60 days written notice at any time.


         When acting on our behalf, the Management Company has agreed to deal at all times with third parties, including affiliates, on an arms' length and in our interest. The Management Company may not enter into any contract with any party affiliated with the Management Company in relation to the services it provides under the agreement without our consent, which we can withhold in our sole discretion. The Management Company must ensure that any contract or agreement it enters into on our behalf with any affiliate will be on terms no less favorable than if undertaken with unaffiliated third parties. The Management Company is responsible for the supervision, employment and discharge of all employees managing, maintaining or otherwise operating our properties. We have the right to reasonably request that a Management Company employee be removed from the management of any of our properties if we reasonably deem such employee to be incompetent, careless, subordinate or otherwise objectionable.


         Each year we will agree on an operating budget with the Management Company for the operation of our properties. The Management Company must use diligence and employ all reasonable efforts to ensure that actual costs do not exceed the applicable approved budget items. Otherwise, we will reimburse the Management Company for all costs, expenses and disbursements reasonably and properly incurred by the Management Company in accordance with the agreement, including the employment costs, or a pro rata portion thereof, of all personnel managing our properties.

         Each year, we will also agree on leasing and marketing guidelines with the Management Company. Although the Management Company must use diligent efforts to collect rents, the Management Company is not authorized to terminate any lease, lock out a tenant or institute any proceedings in relation to a lease without our prior written approval. Additionally, the Management Company does not have signatory authority to execute any lease or related document and we must approve all significant capital improvements.

         The Management Company is not liable to us for any act or omission of any agent or employee of the Management Company except for liabilities resulting from:

         . the gross negligence or willful misconduct of the Management Company, or any of its officers, agents or employees; or

         .    any breach of the agreement.

The Management Company must indemnify us from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries that result from:

         . the gross negligence or willful misconduct of the Management Company and/or its officers, agents or employees, acting within the scope of their office, agency or employment; or

         .    any breach of the agreement by the Management Company.

         All amendments to the agreement must be approved by us and the Management Company. However, the agreement will not be amended without the approval of the conflicts committee of our board of trust managers.

         The Management Company must reimburse us at least annually for amounts paid to the Management Company in any year to the extent that such payments cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or
(2) 25% of our net income, which is defined as our total revenues less total operating expenses for any given period. Operating expenses includes all expenses paid or incurred by us as determined by generally accepted accounting principles, such as:

         .    real estate operating costs, net of reimbursements,

         .    management and leasing fees,

         . general and administrative expenses, including legal and accounting expenses,

but excluding

         . expenses of raising capital such as organizational and offering expenses,

         . interest payments, taxes, and non-cash expenditures such as depreciation, amortization and bad debt reserves, and

         . amounts payable out of capital contributions which are not treated as operating expenses under generally accepted accounting principles such as the acquisition and advisory fees payable to the Management Company.

To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent trust managers determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Management Company may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, we will send to our shareholders a written disclosure, together with an explanation of the factors the independent trust managers considered in arriving at the conclusion that the excess expenses were justified.

CERTAIN CONFLICT RESOLUTION PROCEDURES

         In order to reduce or eliminate certain potential conflicts of interest, our declaration of trust contains a number of restrictions relating to
(1) transactions we enter into with Mr. Hartman and his affiliates, (2) certain future offerings, and (3) allocation of properties among affiliated entities. These restrictions include, among others, the following:

         . Except as otherwise described in this registration statement, we will not accept goods or services from Mr. Hartman or his affiliates unless a majority of our trust managers, including a majority of the independent trust managers, not otherwise interested in the transactions, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

         . We will not purchase or lease properties in which Mr. Hartman or his affiliates has an interest without a determination by a majority of our trust managers, including a majority of the independent trust managers, not otherwise interested in such transaction, that such transaction is competitive and commercially reasonable to us and at a price no greater than the cost of the property to Mr. Hartman or his affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to Mr. Hartman or his affiliates or to our trust managers unless a majority of our trust managers, including a majority of the independent trust managers, not otherwise interested in the transaction, determine the transaction is fair and reasonable to us.

         . Except as disclosed in this registration statement, we will not make any loans to Mr. Hartman or his affiliates or to our trust managers. In addition, Mr. Hartman and his affiliates will not make loans to us or to joint ventures in which we are a joint venture partner for the purpose of acquiring properties. Any loans made to us by Mr. Hartman or his affiliates or our trust managers for other purposes must be approved by a majority of our trust managers, including a majority of the independent trust managers, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. Mr. Hartman and his affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2% of our average invested assets or 25% of our net income, as described in the "--The Management Agreement" above.

         . In the event that an investment opportunity becomes available which is suitable for us and one or more entities affiliated with Mr. Hartman and his affiliates, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. In determining whether or not an investment opportunity is suitable for more than one program, the Management Company, subject to approval by our board of trust managers, shall examine, among others, the following factors:

                  .    the cash requirements of each program;

                  . the effect of the acquisition both on diversification of each program's investments by type of commercial property and geographic area, and on diversification of the tenants of its properties;

                  . the policy of each program relating to leverage of properties;

                  .    the anticipated cash flow of each program;

                  .    the income tax effects of the purchase of each program;

                  .    the size of the investment; and

                  . the amount of funds available to each program and the length of time such funds have been available for investment.

If a subsequent event or development, such as a delay in the closing of a property or a delay in the construction of a property, that the Management Company determines causes any such investment to be more appropriate for a program other than the program that committed to make the investment, the Management Company may determine that another program affiliated with Mr. Hartman or his affiliates will make the investment. Our board of trust managers has a duty to ensure that the method used by the Management Company for the allocation of the acquisition of properties by two or more affiliated programs seeking to acquire similar types of properties shall be reasonable.

ITEM 6. EXECUTIVE COMPENSATION.

         We have no employees. Our operations are conducted by the Management Company pursuant to the Management Agreement which is described above. The compensation we pay the Management Company under this agreement is summarized in "Item 7. Certain Relationships and Related Transactions--Management of our Properties and the Operating Partnership" section of this registration statement.

         We adopted an Incentive Share Plan to:

         . furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving operations and increasing profits;

         . encourage selected persons to accept or continue employment with the Management Company; and

         . increase the interest of our trust managers in our welfare through their participation in the growth in the value of our common shares.

         The total number of common shares that may be issued under the Incentive Share Plan is currently 5,000,000 common shares. As of the date hereof, no options or awards to purchase common shares have been granted under the Incentive Share Plan.

         The Incentive Share Plan provides for the award to our full-time employees and trust managers, and certain of our consultants, of a broad variety of equity-based compensation alternatives such as nonqualified share options, incentive share options, restricted shares appreciation rights, and dividend equivalent rights. All awards under the Incentive Share Plan are subject to the ownership limits contained in our declaration of trust.

         Options entitle the holder to purchase common shares for a specified exercise price during a specified period. Under the Incentive Share Plan, we may grant options that are intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code ("incentive stock options") or options that are not incentive stock options ("nonqualified stock options"). Incentive stock options and nonqualified stock options generally may not have an exercise price less than 100% of the fair market value of the common shares on the date of grant and will expire, with certain exceptions, 10 years after such date. Under the Incentive Share Plan, any option or portion thereof that has not vested on or before the termination of employment of an optionee expires on the date of such termination.

         Restricted share awards entitle the recipient to purchase common shares from us in consideration of a specified exercise price under terms that provide for vesting over a specified period of time. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient's employment or other relationship with us. Restricted shares may not be issued to non-employee trust managers. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive distributions prior to the time when the restrictions lapse.

         Share appreciation rights entitle the recipient to receive from us (at the time of exercise) a per share amount equal to the excess of the fair market value at the date of exercise of a common share over a price specified at the time of grant, which cannot be less than the fair market value of the common shares on the grant date. Share appreciation rights may not be issued to non-employee trust managers.

         Dividend equivalent rights entitle the recipient to receive, for a specified period, a payment equal to the quarterly dividend declared and paid by us on one common share. Dividend equivalent rights may not be granted to non-employee trust managers and are forfeited to us upon the termination of the recipient's employment or other relationship with us.

         The Incentive Share Plan will be administered by the board of trust managers. This board will determine:

         .    the eligible persons to whom awards will be granted;

         .    the time or times at which awards will be granted;

         . the number of shares to be subject to such awards and the terms and conditions thereof; and

         . administrative and interpretive rules and regulations relating to the plan and any modifications and revisions of such rules and regulations.

ITEM 7.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

GENERAL

         Mr. Hartman and entities controlled by Mr. Hartman owned, as of December 31, 2002, approximately 3.4% of our issued and outstanding common shares, and approximately 19.7% of our issued and outstanding common shares assuming all outstanding OP Units are converted in common shares on a one-for-one basis. Mr. Hartman is also on our board of trust managers and is our chief executive officer. Mr. Hartman owns 100% of the Management Company.

         Potential conflicts of interest may exist among us, Mr. Hartman, the Management Company and other affiliates of Mr. Hartman, in relation to how we have operated and will operate. Currently, five of our seven trust managers are independent trust managers. The trust managers have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a statutory obligation to act in the best interests of the shareholders. All conflict of interest transactions must be approved by a majority of our independent trust managers in the manner set forth in our declaration of trust and bylaws.

PAYMENTS TO AFFILIATES OF MR. HARTMAN

         The following table summarizes the compensation we will pay the Management Company and other fees or compensation we have paid to Mr. Hartman or his affiliates in the past. Other than the fees described below, we currently pay no salary or other fees to Mr. Hartman, the Management Company or any of their affiliates. Such fees were not determined on an arm's-length basis:

         FORMATION STAGE

Initial Investment......................  At our formation, Mr. Hartman received
                                          126,000 common shares for services he
                                          provided in connection with our
                                          formation and initial capitalization.

Property Acquisitions...................  We have acquired 28 of our 32 properties to date by consolidating
                                          entities controlled by Mr. Hartman.
                                          These acquisitions are described below
                                          in the section entitled "--Property
                                          Acquisitions from Entities Controlled
                                          by Mr. Hartman."

         SECURITIES OFFERINGS

Private Placement.......................  In connection with our $25,000,000 private placement of common shares we
                                          closed in December 2000, we paid the
                                          Management Company $438,027 for
                                          advisory and management services
                                          provided, and for the reimbursement of
                                          expenses incurred, in connection with
                                          the private placement.

         OPERATIONAL STAGE

Acquisition Advisory Fees...............  We paid the Management Company 4% of the gross proceeds we received from
                                          the private placement we closed in
                                          December 2000 for acquisition advisory
                                          fees, resulting in aggregate payments
                                          of $992,698.

Property Management and Leasing Fees....  We pay the Management Company 5% of
                                          our effective gross revenues for the
                                          management of our properties. We will
                                          also pay the Management Company 6% of
                                          the effective gross revenues of leases
                                          originated by the Management Company
                                          and 4% of effective gross
                                          revenues from expansions and renewals
                                          of current or existing leases by the
                                          Management Company. Because the amount
                                          we pay the Management Company for
                                          these services is dependent on future
                                          revenues, we are unable to determine
                                          the amount we may pay the Management
                                          Company in the future for these
                                          services.

Partnership Management..................  We pay the Management Company 1% of
                                          our effective gross revenues for the
                                          day-to-day operations of the Operating
                                          Partnership and for providing general
                                          administrative services for us.
                                          Because the amount we pay the
                                          Management Company for these services
                                          is dependent on future revenues, we
                                          are unable to determine the amount we
                                          may pay the Management Company in the
                                          future for these services.


Reimbursement of Expenses...............  We reimburse the Management Company for all reasonable and necessary
                                          expenses incurred or funds advanced in
                                          connection with the management and
                                          operation of our properties, including
                                          expenses and costs relating to
                                          maintenance and construction personnel
                                          incurred on behalf of our properties;
                                          provided, however, that we will not
                                          reimburse the Management Company for
                                          its overhead, including salaries and
                                          expenses of centralized employees
                                          other than salaries of certain
                                          maintenance and construction
                                          personnel.


Distributions...........................  We will pay distributions on common shares owned by Mr. Hartman and his
                                          affiliates on the same basis as the
                                          distributions paid to other
                                          shareholders.

These fees are described more fully, and amounts actually paid to the Management Company are set forth, below in the section entitled "--Management of Our Properties and the Operating Partnership."

PROPERTY ACQUISITIONS FROM ENTITIES CONTROLLED BY MR. HARTMAN

         The following table compares the price we paid for all properties we acquired from affiliates of Mr. Hartman and the original purchase price paid by the applicable seller.

                                                               YEAR PRIOR
                                                                  OWNER        YEAR WE     PURCHASE PRICE      PURCHASE
                                                                ACQUIRED      ACQUIRED      PAID BY THE     PRICE PAID BY
       PROPERTY                  NAME OF PRIOR OWNER            PROPERTY      PROPERTY      COMPANY/(1)/     PRIOR OWNER
       --------                  -------------------           ----------     --------     --------------   -------------
Holly Knight            Holly Knight Plaza, Ltd.                   1984          2000        $1,603,138/(2)/  $ 1,399,141
Bissonnet/Beltway       Bissonnet/Beltway Plaza, Ltd.              1987          1999        $2,339,771       $ 1,694,502
Interstate 10           Interstate 10 Office/Warehouse, Ltd.       1986          1999        $3,740,000       $ 2,315,000
Kempwood Plaza          Kempwood Plaza, Ltd.                       1986          1999        $2,948,952       $ 2,900,000
Westbelt Plaza          Westbelt Plaza, Ltd.                       1988          1999        $2,620,000       $ 1,025,000
Greens Road             Houston R.E. Income Properties, Ltd.       1990          1999        $1,593,058       $   703,950
Town Park               Houston R.E. Income Properties, Ltd.       1990          1999        $3,585,000       $   905,100
Bellnot Square          Houston R.E. Income Properties
                         VIII, Ltd.                                1990          2002        $5,789,879       $ 4,100,000
Corporate Park
Northwest               Houston R.E. Income Property IX, Ltd.      1992          2002        $7,694,654       $ 4,100,000
Webster Point           Houston R.E. Income Properties
                         X , Ltd.                                  1992          2000        $1,700,000       $   800,000
Centre South            Houston R.E. Income Properties X, Ltd.     1993          2000        $1,900,000       $   600,000
Torrey Square           Houston R.E. Income Properties X, Ltd.     1994          2000        $4,500,000       $ 3,000,000

                                                                YEAR PRIOR
                                                                   OWNER        YEAR WE     PURCHASE PRICE      PURCHASE
                                                                 ACQUIRED      ACQUIRED      PAID BY THE     PRICE PAID BY
       PROPERTY                  NAME OF PRIOR OWNER             PROPERTY      PROPERTY      COMPANY/(1)/     PRIOR OWNER
       --------                  -------------------             --------      --------     --------------   -------------
Main Park               Houston R.E. Income Properties XI, Ltd.     1994          1999      $    3,780,000   $   1,950,000
Dairy Ashford           Houston R.E. Income Properties XI, Ltd.     1994          1999      $    1,428,492   $     700,000
Westgate                Houston R.E. Income Properties XI, Ltd.     1994          2002      $    3,372,360   $   1,450,000
Northeast Square        Houston R.E. Income Properties XI, Ltd.     1995          1999      $    2,595,751   $   1,450,000
Plaza Park              Houston R.E. Income Properties XII, L.P.    1995          2000      $    4,250,000   $   1,550,000
Northwest Place II      Houston R.E. Income Properties XII, L.P.    1996          2000      $    1,100,000   $     850,000
Lion Square             Houston R.E. Income Properties XII, L.P.    1997          2000      $    5,900,000   $   4,250,000
Zeta Building           Houston R.E. Income Properties XII, L.P.    1997          2000      $    2,500,000                /(3)/
Royal Crest             Houston R.E. Income Properties XII, L.P.    1997          2000      $    1,900,000                /(3)/
Featherwood             Houston R.E. Income Properties XII, L.P.    1997          2000      $    3,000,000                /(3)/
Garden Oaks             Houston R.E. Income Properties XIV, L.P.    1997          2002      $    6,446,067   $   4,150,000
Westchase               Houston R.E. Income Properties XIV, L.P.    1998          2002      $    2,120,777   $   1,400,000
Sunridge                Houston R.E. Income Properties XIV, L.P.    1998          2002      $    1,382,145   $   2,228,750
Holly Hall              Houston R.E. Income Properties XIV, L.P.    1998          2002      $    2,828,747   $   1,590,000
Brookhill               Houston R.E. Income Properties XIV, L.P.    1998          2002      $      931,706   $     970,000
Corporate Park West     Houston R.E. Income Properties XV, L.P.     1998          2002      $   12,817,830   $  10,858,517/(4)/

---------
(1) We paid for these properties using common shares or OP Units unless otherwise noted, valued at $10 per share or unit as applicable.
(2)  Purchased with cash.
(3) Houston R.E. Income Properties XII, L.P. purchased the Featherwood, Zeta and Royal Crest office buildings from a single seller for an aggregate purchase price of $6,950,000.
(4) This property was developed by Houston R.E. Income Properties XV, Inc. Total construction costs were $8,889,544, plus $1,966,973 in organizational and offering costs.


         We use several steps when valuing properties acquired from affiliated entities. Projections of future income and capital requirements are made for the properties. Then a market capitalization rate is selected based on various risk factors of the properties, including age, location, quality of construction and the quality of tenants. The projected income is capitalized at this rate for a preliminary value. Then the projected cost of capital improvements and leasing commissions necessary to achieve the projected income are subtracted from the preliminary value to arrive at the final value. The assumptions used in the income projections, selection of capitalization rate, and projections of capital costs developed by the Management Company are then reviewed by outside real estate and accounting consultants, the board of trust managers and real estate appraisers. Our management believes that the properties we acquired from entities controlled by Mr. Hartman were acquired on terms no less favorable to us than if we had acquired the properties from unaffiliated third parties.


         We acquired the properties listed above as the result of consolidating several individual programs managed by the Management Company into us. Many of these properties were acquired as the result of mergers or the contribution of properties to us. Mr. Hartman received certain benefits from these transactions. Mr. Hartman had interests that differed from, and may in certain cases have conflicted with, the interests of persons acquiring partnership units or common shares in the transactions. The benefits Mr. Hartman received might have been different if he had not participated in structuring the transactions. These benefits include the following:

         . the receipt of 627,982.66 OP Units in consideration of Mr. Hartman's general partner interest in the selling entities;

         . the ability to limit his future exposure to general partner liability as a result of Mr. Hartman no longer serving as the general partner to certain of the entities; and

         . the repayment of debt encumbering various of our properties which was personally guaranteed by Mr. Hartman.

Further, Mr. Hartman (neither personally nor in his capacity as a general partner when applicable) made no representations or warranties in regard to the properties or the merged entities in the operative documents executed in order to consummate the consolidations. Consequently, the Operating Partnership essentially acquired the properties on an "as is" basis.

MANAGEMENT OF OUR PROPERTIES AND THE OPERATING PARTNERSHIP

         In January 1999, we entered into a management agreement with the Management Company. Pursuant to this management agreement, our properties are under the supervision and control of the Management Company. In addition to supervising and controlling our properties, the Management Company further provides us with investment advisory services and day-to-day administrative services. Subject to a budget approved by us on an annual basis, the Management Company has discretion in all matters relating to the management and operation of our properties and determines such operational policies as rent, supplies and services, and the extent and expense of advertising, promotional activities and publicity.

         Moreover, the Management Company determines the assignments of key personnel and the allocation of management and staff time to our properties and other day-to-day operations. In the course of its management of our properties, the Management Company manages the marketing of other properties for which they have management responsibilities. In allocating employees and services among, and in soliciting business for, such properties, the Management Company also may be in a conflict of interest position upon a potential sale of our properties. The Management Company may only be terminated by us as to a particular property upon the sale of such property or upon the failure by the Management Company to perform its duties under the management agreement.

         We pay the Management Company a management fee for performing the duties and obligations set forth in the management agreement. The management fee is 5% of "Effective Gross Revenues" from our properties. The management agreement defines "Effective Gross Revenues" as all payments actually collected from tenants and occupants of our properties, exclusive of:

         . security payments and deposits (unless and until such deposits have been applied to the payment of current or past due rent); and

         . payments received from tenants in reimbursement of expenses of repairing damage caused by tenants.

Further, we pay the Management Company a leasing fee in the amount of:

         . 6% of the Effective Gross Revenues from leases originated by the Management Company; and

         . 4% of the Effective Gross Revenues from expansions and renewals of leases by the Management Company.


We reimburse the Management Company for all reasonable and necessary expenses incurred or funds advanced in connection with the management and operation of our properties, including expenses and costs relating to maintenance and construction personnel incurred on behalf of our properties; provided, however, that we will not reimburse the Management Company for its overhead, including salaries and expenses of centralized employees other than salaries of certain maintenance and construction personnel.


         We also retained the Management Company to perform various general supervisory and administrative services on our behalf in our capacity as general partner of the Operating Partnership. We pay the Management

Company a partnership management fee of 1% of the Effective Gross Revenues from our properties for managing the day-to-day affairs of the Operating Partnership and for providing other general administrative services described in the Management Agreement.

         In connection with our $25,000,000 private placement we completed in December 2000, we also paid the Management Company:

         . approximately 1.8% of gross proceeds for advisory and management services provided by the Management Company in connection with the private placement, and the reimbursement of offering and organizational fees and expenses paid by the Management Company on our behalf; and

         . 4% of the proceeds contributed to the Operating Partnership for advisory services it provided in connection with locating and acquiring properties and to reimburse the Management Company for expenses incurred in connection with these services.

         The following table summarizes all payments made to the Management Company during 2000, 2001 and 2002:

                     TOTAL AMOUNT PAID       TOTAL AMOUNT PAID IN
                   UNDER THE MANAGEMENT  CONNECTION WITH OUR PRIVATE
           YEAR          AGREEMENT                PLACEMENT             TOTAL
           ----    --------------------  --------------------------- -----------
           2000        $ 1,123,454               $  726,612          $ 1,850,066
           2001        $ 1,399,640               $  426,210          $ 1,825,850
           2002        $ 2,122,065               $   10,024          $ 2,132,089

COMPETITIVE ACTIVITIES OF MR. HARTMAN AND HIS AFFILIATES

         Mr. Hartman and his affiliates have engaged in and will continue to engage in the operation, management and ownership of other properties in Houston, Texas. The facilities and clientele of such properties will, in many instances, be similar to those of our properties. Mr. Hartman has economic interests in commercial properties that we do not own. Mr. Hartman has not included these properties in our portfolio because the asset profile or condition of such properties is inconsistent with our investment or operating policies.

         As of the date of this registration statement, Mr. Hartman controls and/or has economic interests in three entities that own commercial properties in the Houston, Texas metropolitan area. These entities own, in the aggregate, eight commercial properties and have investment objectives similar to ours. The Management Company manages and operates these entities and their properties. Mr. Hartman is not prohibited from developing, acquiring or managing additional properties that may compete directly with our properties. We expect that Mr. Hartman will organize similar entities in the future. The Management Company is also free to manage and otherwise operate additional properties that may directly or indirectly compete with our properties.

         Mr. Hartman is not employed by us. Mr. Hartman is required to devote only such time to the operation of our properties as in his judgment is reasonably required. The Management Company is required to devote only such time as to the management or operation of our properties as is necessary to fulfill its obligations under our management agreement.

COMPETITIVE ACTIVITIES OF THE MANAGEMENT COMPANY

         The Management Company personnel will not devote their efforts full-time to the property management of our properties, but will devote a material amount of their time to the management of the business of other property-owning entities controlled by Mr. Hartman, but otherwise unaffiliated with us. Often, these properties directly compete with our properties. In allocating employees and services among, and in soliciting business for, such properties, the Management Company or its affiliates may face conflicts of interest. The Management Company also may be in a conflict of interest position upon a potential sale of our properties as well as locating new tenants for available space and/or negotiating with current tenants to renew expiring leases.

FEES AND OTHER COMPENSATION PAYABLE TO MR. HARTMAN AND HIS AFFILIATES

         Transactions involving the purchase, financing, leasing, and sale of our properties may involve substantial commissions, fees, compensation, and other income to Mr. Hartman, the Management Company or their affiliates. The Management Company and Mr. Hartman have considerable discretion with respect to these transactions, subject to the express provisions of our governance documents, our policies governing related party transactions and the management agreement.

         We may purchase properties in which Mr. Hartman or his affiliates directly or indirectly may have an interest. Any such acquisitions shall be consummated in accordance with the conflict of interest policies set forth in this registration statement and will be approved by the Conflicts Committee of the board of trust managers. Please see "Item 1. Business--Investment Policies and Policies with Respect to Certain Activities--Affiliate Transaction Policy."

LACK OF SEPARATE REPRESENTATION

         The Operating Partnership, the Management Company, Mr. Hartman, HCP and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. Should a dispute arise which involves conflicts of interest between or among these parties, we anticipate that, as appropriate, separate counsel will be retained for such matters.

NO ARM'S-LENGTH AGREEMENTS

         All agreements, contracts or arrangements between or among Mr. Hartman and his affiliates, including the Management Company, and us were not be negotiated at arm's-length. Such agreements include our management agreement, our declaration of trust, the Operating Partnership's partnership agreement, and various agreements involved in our acquisition of properties acquired from Mr. Hartman or his affiliates. The policies with respect to conflicts of interest described herein were designed to lessen the potential conflicts which arise from such relationships. All conflict of interest transactions must also be approved by the Conflicts Committee of our board of trust managers in the future. Please see "Item 1. Business--Investment Policies and Policies with Respect to Certain Activities--Affiliate Transaction Policy."

INDEBTEDNESS OF MANAGEMENT

         The following is a list of the entities affiliated with the Company that have been indebted to the Company in excess of $60,000 at any time since January 1, 2002, as well as a brief description of the loans made by the Company to each person listed below.

PAYER                                                DESCRIPTION
-----                                                -----------
Houston R.E. Income Properties XI, Ltd.   Houston R.E. XI owed the Company
                                          approximately $195,000 on December 31,
                                          2001. This loan evidenced cash
                                          advances made to the Company in 1999
                                          in connection with the acquisition by
                                          the Company of properties owned by
                                          Houston R.E. XI. The loan was repaid
                                          in connection with the merger of
                                          Houston R.E. XI with and into the
                                          Operating Partnership which was
                                          effective as of January 1, 2002. An
                                          affiliate of Mr. Hartman was the
                                          general partner of Houston R.E. XI.

Houston R.E. Income Properties XVI, Ltd.  In December 2001, the Company loaned
                                          Houston R.E. XVI $780,000 to allow
                                          Houston R.E. XVI to complete an
                                          acquisition. The loan was made in the
                                          form of a demand note
                                          and accrued interest at a rate of 8%.
                                          The note was repaid, together with
                                          accrued interest, in January 2002. An
                                          affiliate of Mr. Hartman is the
                                          general partner of Houston R.E. XVI.

Houston R.E. Income Properties XIV, L.P.  Effective January 2002, Houston R.E.
                                          XIV contributed five properties to the
                                          Operating Partnership in exchange for
                                          OP Units. Houston R.E. XIV continued
                                          to own two additional properties, one
                                          of which was contributed to the
                                          Operating Partnership in October 2002
                                          in exchange for OP Units. All of these
                                          properties secured a single loan,
                                          which was repaid by the Company in
                                          December 2002. Houston R.E. XIV agreed
                                          to pay the Company the portion of the
                                          loan repaid by the Company that was
                                          attributable to the last property held
                                          by Houston R.E. XIV. As of December
                                          31, 2002, Houston R.E. XIV owed the
                                          Company $2,626,269. The loan accrues
                                          interest at a rate of 2.5% over LIBOR
                                          and payable upon demand. An affiliate
                                          of Mr. Hartman is the general partner
                                          of Houston R.E. XIV.

ADDITIONAL CONFLICTS OF INTEREST


         We have a loan with a an entity controlled by Mr. Hartman. See "Item 1. Our Business - Financing -- Houston R.E. XVI Note" for a discussion of this note. The Management Company leases office space from the Company on a month-to-month basis. The Management Company pays us approximately $8,000 a month for this space which is calculated based on prevailing market rates. Either party can terminate this lease at any time upon 30 days written notice.


         Mr. Hartman, the Management Company and we will potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:

         . computation of fees and/or reimbursements under the Operating Partnership's partnership agreement and the management agreement;

         .    enforcement of the management agreement;

         .    termination of the management agreement;

         . order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to Mr. Hartman or his affiliates;

         . order and priority in which we pay amounts owed to third parties as opposed to amounts owed to the Management Company;

         .    timing, amount and manner in which we refinance any indebtedness;
              and

         . extent to which we repay or refinance the indebtedness which is recourse to Mr. Hartman prior to non-recourse indebtedness and the terms of any such refinancing.

ITEM 8. LEGAL PROCEEDINGS.

         We are not presently involved in any litigation nor, to our knowledge, is any litigation threatened against us or any of our properties, except for routine litigation arising in the ordinary course of business which, in the opinion of our executive officers, would not have a material adverse effect on us.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         Our common shares are not currently traded on any exchange, and there is no established public trading market for our stock. We currently have no outstanding options or warrants to purchase common shares. OP Units are convertible into common shares on a one-for-one basis. As of December 31, 2002, there were 8,719,905.55 OP Units outstanding. We have not agreed to register any common shares or OP Units under the Securities Act of 1933 for sale by security holders and, currently, no common shares or OP Units could be sold pursuant to Rule 144 under the Securities Act of 1933. As of March 31, 2003, we had 621 shareholders and the Operating Partnership had 417 partners.


         We have paid and intend to continue to pay regular distributions to our shareholders. Because all of our operations are performed through the Operating Partnership, our ability to pay distributions depends on the Operating Partnership's ability to make distributions to us and its other partners. Prior to April 2003, we paid quarterly distributions in February, May, August and November of each year. Beginning April 2003, we began paying distributions monthly whereby the distribution attributable to a calendar quarter would be paid in three equal monthly payments during the next quarter.


         The following table shows the distributions we have paid (including the total amount paid and the amount paid on a per share basis) since we commenced operations:


                                     TOTAL AMOUNT OF           DISTRIBUTION
         MONTH PAID                 DISTRIBUTIONS PAID          PER SHARE
         ----------                 ------------------         ------------
         November 1999                $     59,365              $  0.2300
         February 2000                     109,294                 0.2325
         May 2000                          320,276                 0.2350
         August 2000                       402,124                 0.2375
         November 2000                     478,206                 0.2400
         February 2001                     559,940                 0.2425
         May 2001                          541,380                 0.2000
         August 2001                       602,138                 0.2000
         November 2001                     635,778                 0.2000
         February 2002                     687,544                 0.2125
         May 2002                        1,102,340                 0.2250
         August 2002                     1,166,709                 0.2375
         November 2002                   1,226,777                 0.2500
         February 2003                   1,226,777                 0.2500
         April 2003                        408,762                 0.0833
         May 2003                          408,762                 0.0833
         June 2003                         409,253                 0.0834
                                                                   ======
         AVERAGE PER QUARTER                                       0.2268

         We expect to maintain the distribution rate paid in the second quarter of 2003, unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The funds we receive from operations that are available for distribution may be affected by a number of factors, including:


         .    our operating and interest expenses;

         . the ability of tenants to meet their obligations under the leases associated with our properties;

         .    our ability to keep our properties occupied;

         . our ability to maintain or increase rental rates when renewing or replacing current leases; and

         .    unanticipated capital expenditures.

         We may not be able to maintain our historical or expected level of distributions in the future. Our ability to pay dividends will be impacted by our investing and financing strategies. In particular, we expect to continue to finance certain acquisitions and redevelopments partially through borrowings. As a result, our need to repay and/or refinance such indebtedness may adversely affect our ability to make future distributions. We must distribute to our shareholders at least 90% of our taxable income in order to meet the requirements for being treated as a REIT under the Internal Revenue Code. This requirement is described in greater detail in "Item 1. Business--Federal Income Tax Consequences--Requirements For Qualification as a REIT" section of this registration statement. Our trust managers may increase this percentage as they deem appropriate. Since the Internal Revenue Code's distribution requirements are calculated after inclusion of certain non-cash income items and deduction of certain non-cash charges, we expect normal distributions of our funds from operations will exceed any such distribution requirements. However, on occasion, we may have to distribute more than our funds generated from operations in order to maintain our qualification as a REIT. On such occasions, we may have to borrow the excess funds required from third parties.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

         HCP and the Operating Partnership issued securities in the following transactions, each of which was exempt from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering, or under Rule 506 of Regulation D promulgated under the Securities Act. All of the securities referenced below are restricted securities for the purposes of the Securities Act of 1933. With respect to the sale of these securities, we required each purchaser to represent in writing that he or she was purchasing the securities for long-term investment purposes, and to agree not to offer, sell or transfer any of the common shares unless a registration statement with respect to such securities had been declared effective, or an exemption from registration was available. Further, each purchaser was required to represent to us that such purchaser was an "accredited investor" under the Securities Act of 1933. No underwriters were involved in any of the issuances listed below.


         Effective January 2000, we issued an aggregate of 648,482 common shares to shareholders of Houston R.E. Income Properties X, Inc. in connection with the merger of such corporation with and into HCP. Only shareholders we reasonably believed were accredited investors received common shares. All non-accredited shareholders received cash for their shares in the merged entity. Our shares were issued based on a $10 per share value. Houston R.E. Income Properties X, Inc.'s sole asset was a 99% limited partner interest in Houston R.E. Income Properties X, Ltd. which owned real estate. After this merger, we acquired the nominal 1% general partner interest in Houston R.E. Income Properties X, Ltd. held by an affiliate of Mr. Hartman and merged Houston R.E. Income Properties X, Ltd. into the Operating Partnership. In connection with the merger of Houston R.E. Income Properties X, Ltd. with and into the Operating Partnership, we received 648,482 OP Units.


         Effective January 2000, the Operating Partnership issued an aggregate of 1,115,987 OP Units to Houston R.E. Income Properties XII, L.P. in connection with the contribution of properties owned by Houston R.E. Income Properties XII, L.P. to the Operating Partnership. The OP Units were issued based on a $10 per unit value.


         Effective January 2000, the Operating Partnership issued 118,196 OP Units to Mr. Hartman in exchange for the cancellation of amounts and other certain rights owed to him by Houston R.E. Income Properties X, Ltd. and Houston R.E. Income Properties XII, L.P. These rights included the cancellation of certain deferred cash flow distribution rights due Mr. Hartman in the amount of $576,560 and $1,181,964 due Mr. Hartman for his general partner's share of profits upon sale of the properties. Our shares and OP Units were issued based on a $10 per unit value.


         We conducted a private placement of common shares from May 1999 until December 2000. Shares were only sold to investors we reasonably believed were accredited investors. We issued an aggregate of 2,481,745.10 common shares at a purchase price of $10 per share (subject to certain volume discounts) in connection with a private placement. We received $24,817,451 in gross proceeds from this offering. We paid a total of $476,175 in commissions to broker dealers in connection with this offering.


         Effective January 2002, we issued an aggregate of 1,650,891 common shares to shareholders in connection with the mergers of Houston R.E. Income Properties XI REIT, Inc. and Houston R.E. Income Properties XV REIT, Inc. with and into HCP. Only shareholders we reasonably believed were accredited investors received common shares. All non-accredited shareholders received cash for their shares in the merged entity. Our shares were issued based on a $10 per share value. Houston R.E. Income Properties XI REIT, Inc.'s sole asset was a 99% limited partner interest in Houston R.E. Income Properties XI, Ltd. which owned real estate. Houston R.E. Income Properties XV REIT, Inc.'s sole asset was a 99% limited partner interest in Houston R.E. Income Properties XV, Ltd. which owned real estate. After these two mergers into HCP, we acquired the nominal 1% general partner interest in these two partnerships held by an affiliate of Mr. Hartman and merged Houston R.E. Income Properties XI, Ltd. and Houston R.E. Income Properties XV, Ltd. into the Operating Partnership. In connection with the mergers of these partnerships with and into the Operating Partnership, we received 1,650,891 OP Units.


         Effective January 2002, the Operating Partnership issued an aggregate of 844,596 OP Units to limited partners in connection with the mergers of Houston R.E. Income Properties VIII, Ltd. and Houston R.E. Income Properties IX, Ltd. with and into the Operating Partnership. OP Units were issued to limited partners we reasonably believed were accredited investors. All non-accredited investors received cash for their interests. The Operating Partnership also issued 826,925 OP Units to Houston R.E. Income Properties XIV, L.P. in consideration of five properties contributed by Houston R.E. Income Properties XIV, L.P. to the Operating Partnership. The OP Units were issued based on a $10 per unit value.

ITEM 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         Our declaration of trust authorizes us to issue up to 100,000,000 common shares of beneficial interest at $0.001 par value per share and 10,000,000 preferred shares of beneficial interest at $0.001 par value per share. As of December 31, 2002, we had 4,907,107.16 common shares and no preferred shares issued and outstanding.

COMMON SHARES OF BENEFICIAL INTEREST

         Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trust managers. Our common shares have no cumulative voting in the election of trust managers or for any other matter. Holders of common shares are entitled to such distributions as may be declared from time to time by the trust managers out of funds legally available.

         Holders of common shares have no conversion, redemption or preemptive rights to subscribe for any of our securities. All outstanding common shares are fully paid and non-assessable.

         In the event of any liquidation, dissolution or winding-up of our affairs, holders of common shares will be entitled to share ratably in our assets remaining after provision for payment of liabilities to creditors and payment of liquidation preferences to holders of outstanding preferred shares, if any.

PREFERRED SHARES

         Our declaration of trust authorizes our trust managers (without any further action by the shareholders) to issue preferred shares in one or more series, and to fix the voting rights, liquidation preferences, dividend rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. If we ever created and issued preferred shares with a dividend preference over common shares, payment of any dividend preferences of outstanding preferred shares would reduce the amount of funds available for the payment of dividends on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common shareholders, likely reducing the amount common shareholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred shares may render more difficult or tend to discourage:

         .    a merger, offer or proxy contest;

         . the assumption of control by a holder of a large block of our securities; or the removal of incumbent management.

Also, the trust managers, without shareholder approval, may issue preferred shares with voting and conversion rights which could adversely affect the holders of common shares.

         We have no present intention to issue any preferred shares or any other new class of securities.

RESTRICTIONS ON TRANSFER

         To maintain our REIT qualification under the Internal Revenue Code:

         . five or fewer individuals (as defined in the Internal Revenue Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

         . 100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

Because we believe it is essential for us to continue to qualify as a REIT, our declaration of trust provides (subject to certain exceptions) that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.8% of the number or value (in either case as determined in good faith by the trust managers) of any class or series of our outstanding shares. Our trust managers may waive this ownership limit if evidence satisfactory to our trust managers and our tax counsel is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our trust managers determine that it is no longer in our best interests to continue to qualify as a REIT.

         Additionally, the transfer or issuance of our shares or any security convertible into our shares will be null and void, and the intended transferee will acquire no rights to our shares, if such transfer or issuance:

         . creates a direct or indirect ownership of our shares in excess of the 9.8% ownership limit described above;

         . with respect to transfers only, results in the our shares being owned by fewer than 100 persons;

         . results in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code;

         . results in us owning, directly or indirectly, 10% or more of the ownership interests in any tenant or subtenant; or

         .    results in our disqualification as a REIT.

         Our declaration of trust provides that any shares proposed to be transferred pursuant to a transfer which, if consummated, would violate these restrictions on transfer, will be deemed to be transferred to a trust to be held for the exclusive benefit of a charitable beneficiary. To avoid confusion, these shares will be referred to in this registration statement as the "Excess Securities." The trustee of the beneficial trust, as record holder of the Excess Securities, will be entitled to receive all dividends and distributions declared by the trust managers on such securities for the benefit of the charitable beneficiary. Our declaration of trust further entitles the trustee of the beneficial trust to vote all Excess Securities.

         The trustee of the beneficial trust may select a transferee to whom the securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on transfer. The intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.

         In addition, we have the right to purchase any Excess Securities for a period of ninety days after the transfer that created such Excess Securities. We will pay the trustee of the beneficial trust (for the benefit of the beneficial trust) the amount of any dividend or distribution we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the declaration of trust. If any legal decision, statute, rule or regulation deems or declares the transfer restrictions described in this section of the registration statement to be void or invalid, then we may, at our option, deem the intended transferee of any Excess Securities to have acted as an agent on our behalf in acquiring such Excess Securities and to hold such Excess Securities on our behalf.

SHARE DISTRIBUTIONS

         Our declaration of trust allows us to make common share distributions in common shares, cash or property, affording us greater flexibility in the means by which we pay distributions to our shareholders. When making a determination of whether to declare a distribution, the trust managers will make the determination consistent with their fiduciary duties as trust managers. Our distribution policy is summarized in "Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters." We will not make or pay a distribution, however, when we are unable to pay our debts as they become due in the usual course of its business, or when the payment of such distribution would result in us being unable to pay our debts as they become due in the usual course of business.

REDEMPTION OF COMPANY SHARES

         We may purchase or redeem our own shares, subject to the limitations of the Texas Real Estate Investment Trust Act. The Texas Real Estate Investment Trust Act allows real estate investment trusts to redeem or repurchase shares, unless after giving effect to such a redemption or repurchase, we would be insolvent or the amount paid for such shares would exceed the our surplus. This provision allows us to distribute assets by acquiring shares and redeem shares in transactions in which such a redemption may be beneficial to us and our shareholders.

VOTING RIGHTS

         Each shareholder is entitled at each meeting of shareholders to one vote on all matters submitted to a vote of shareholders. When a quorum is present at any meeting, the votes of a majority of the common shares entitled to vote, present in person or by proxy, will decide any matter submitted to such meeting, unless our declaration of trust, our bylaws or the law requires a greater number, in which case the vote of such greater number will govern and control. In determining the number of common shares entitled to vote, shares abstaining from voting or not voted on a matter will not be treated as entitled to vote.

         Shareholders are entitled to receive a copy of our shareholder list upon request. This list will include each shareholder's name, address and telephone number, if available, and the number of shares owned by such shareholder. The requesting shareholder will need to represent to us that the list will not be used for commercial interests. We will send this list within 10 days after we receive the applicable request. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication.

         In addition to the foregoing, shareholders have rights under Rule 14a-7 under the Securities Exchange Act which provides that, upon the request of investors and the payment of expenses of distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders or at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution of proxies themselves.

SHAREHOLDER LIABILITY

         Both the Texas Real Estate Investment Trust Act, our declaration of trust and our bylaws provide that our shareholders:

         . are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or the trust managers; and

         . are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

TRUST MANAGER LIABILITY

         In accordance with the Texas Real Estate Investment Trust Act, our declaration of trust provides that we will indemnify each trust manager against all judgments, penalties, fines, amounts paid in settlement and reasonable expenses actually incurred by the trust manager in connection with any threatened, pending or completed action, suit or proceeding, in which he or she is involved by reason of his or her serving as a trust manager, to the fullest extent Texas law permits indemnification. See "Item 12. Indemnification of Directors and Officers." This indemnification will not preclude any other rights to which those seeking indemnification may at any time be entitled under our bylaws, any law, agreement or vote of shareholders or disinterested trust managers, or otherwise.

         Pursuant to our bylaws, no trust manager or officer will be liable to us for any act, omission, loss, damage, or expense arising from the performance of his or her duties, unless such trust manager is willful or grossly negligent. In discharging their duties, our trust managers and officers will be entitled to rely on expert and other matters as provided in the Texas Real Estate Investment Trust Act and in our bylaws.

BOARD OF TRUST MANAGERS

         Our declaration of trust and bylaws together provide that our board of trust managers must consist of no fewer than three individuals nor more than 10 individuals. Our board of trust managers currently consists of seven persons. The term of office for each board member is one year. Our bylaws also provide that nominations of persons for election as trust managers may be made at any annual meeting of shareholders:

         .    by or at the direction of the trust managers; or

         . by any shareholder who is a shareholder of record on the date of the giving of notice provided for in the bylaws and on the record date for the determination of shareholders entitled to vote at such annual meeting and who complies with the notice procedures set forth in the bylaws.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

         In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with any proposed Roll-up Transaction.

         A "Roll-up Transaction" is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

         . a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on NASDAQ; or

         . a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to the Management Company; or our investment objectives.

         In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

         . accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

         .    one of the following:

         . remaining as shareholders of HCP and preserving their interests therein on the same terms and conditions as existed previously, or

         . receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

         We are prohibited from participating in any proposed Roll-up
Transaction:

         . that would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in our declaration of trust and bylaws, including rights with respect to the election and removal of trust managers, annual reports, annual and special meetings, amendment of our declaration of trust, and our dissolution;

         . that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

         . in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the our governance documents; or

         . in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act authorizes a Texas real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the trust or is or was serving at the request of the trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against reasonable expenses (including court costs and attorney's fees), judgments, penalties (including excise and similar taxes), fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

         The Texas Real Estate Investment Trust Act further provides that, except to the extent otherwise permitted by the Texas Real Estate Investment Trust Act, indemnification in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him or in which the person is found liable to the trust is limited to reasonable expenses actually incurred by such person. Indemnification pursuant to Subsection (B) of Section 9.20 of the Texas Real Estate Investment Trust Act may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the trust.

         Subsection (C) of Section 15.10 of the Texas Real Estate Investment Trust Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the trust if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the trust or another person, that were prepared or presented by officers or employees of the trust, legal counsel, public accountants, investment bankers or certain other professionals or a committee of trust managers of which the trust manager is not a member. In addition, no trust manager shall be liable to the trust for any act, omission, loss, damage or expense arising from the performance of his duty to the trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

         Our declaration of trust requires us to indemnify our trust managers and officers to the fullest extent permitted by the Texas Real Estate Investment Trust Act, subject to limited exceptions. See "Item 5. Directors and Executive Officers -- Limited Liability and Indemnification of Trust Managers, Officers, Employees and Other Agents."

         We intend to maintain director and officer liability insurance.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

         See the Financial Statements beginning on page F-1 of this registration statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         The Company engaged Deloitte & Touche LLP to audit its 1999 and 2000 financial statements. Deloitte & Touche issued an Independent Auditors' Report for such financial statements which did not contain an adverse opinion, or a disclaimer of opinion, and which was not qualified or modified as to uncertainty, audit scope or accounting principle. Deloitte & Touche was not engaged to audit any of the Company's subsequent financial statements. Deloitte & Touche terminated the client-auditor relationship between it and the Company by a letter dated January 21, 2002.

         The Company engaged Pannell Kerr Forster of Texas, P.C. on July 24, 2002 as the Company's independent auditors. Our board of trust managers approved this appointment. Pannell Kerr Forster of Texas, P.C. audited the Company's 2000, 2001 and 2002 financial statements included with this registration statement.

         There were no "reportable events" or disagreements between the Company and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during any period preceding Deloitte & Touche's termination of its relationship with the Company.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

         The following financial statements are included in this registration statement.

                                                                                          PAGE
                                                                                          ----
      HCP Consolidated Financial Statements (Unaudited)
          Consolidated Balance Sheets as of March 31, 2003 and December 31, 2002           F-2
          Consolidated Statements of Income for the three months ended
           March 31, 2003 and 2002                                                         F-4
          Consolidated Statements of Changes in Shareholders' Equity for the
           three months ended March 31, 2003 and the year ended December 31, 2002          F-5
          Consolidated Statements of Cash Flows for the three months ended
           March 31, 2003 and 2002                                                         F-6
          Notes to Consolidated Financial Statements                                       F-7
      HCP Consolidated Financial Statements (Audited)
          Independent Auditors' Report                                                    F-21
          Consolidated Balance Sheets as of December 31, 2002 and 2001                    F-22
          Consolidated Statements of Income for each of the years ended
           December 31, 2002, 2001 and 2000                                               F-24
          Consolidated Statements of Changes in Shareholders' Equity for each of
           the years ended December 31, 2002, 2001 and 2000                               F-25
          Consolidated Statements of Cash Flows for each of the years ended
           December 31, 2002, 2001 and 2000                                               F-26
          Notes to Consolidated Financial Statements                                      F-27
      2002 Acquisition Properties (Audited)
          Independent Auditors' Report                                                    F-44
          Statement of Revenue and Certain Expenses for each of the years ended
           December 31, 2001 and 2000                                                     F-45
          Notes to the Statement of Revenue and Certain Expenses for each of the
           years ended December 31, 2001 and 2000                                         F-46


     (b) The following documents are filed as exhibits hereto:

      EXHIBIT NO.                       DESCRIPTION
      -----------                       -----------
         3.1* Amended and Restated Declaration of Trust of Hartman Commercial Properties REIT

         3.2*     Bylaws of Hartman Commercial Properties REIT

         4.1* Specimen certificate for the common shares of beneficial interest, par value $.001, of Hartman Commercial Properties REIT

         10.1* Agreement of Limited Partnership of Hartman REIT Operating Partnership, L.P.

         10.2* Property and Partnership Management Agreement, dated as of January 28, 1999, by and between Hartman REIT Operating Partnership, L.P. and Hartman Management, L.P. (f/k/a Hartman Management, Inc.)

         10.3* Certificate of Formation of Hartman REIT Operating Partnership II GP, LLC.

         10.4* Limited Liability Agreement of Hartman REIT Operating Partnership II GP, LLC

         10.5* Certificate of Limited Partnership of Hartman REIT Operating Partnership II, L.P.

      EXHIBIT NO.                       DESCRIPTION
      -----------                       -----------
         10.6* Agreement of Limited Partnership of Hartman REIT Operating Partnership II, L.P.

         10.7* Promissory Note, dated December 20, 2002, between Hartman REIT Operating Partnership II, L.P. and GMAC Commercial Mortgage Corporation.

         10.8* Deed of Trust and Security Agreement, dated December 20, 2002, between Hartman REIT Operating Partnership II, L.P. and GMAC Commercial Mortgage Corporation.

         10.9*    Employee and Trust Manager Incentive Plan

         16.1* Letter from Deloitte & Touche LLP regarding its concurrence or disagreement with the statements made by the Company in the registration statement concerning the resignation as the Company's principal accountant

         21.1*    List of Subsidiaries of Hartman Commercial Properties REIT

         23.1     Consent of Pannell Kerr Forster of Texas, P.C.

         * Previously filed.
                                      -76-

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Hartman Commercial Properties REIT

Dated: July 3, 2003


                                              By: /s/ ALLEN R. HARTMAN
                                                  -----------------------------
                                              Name:  Allen R. Hartman
                                              Title: President

                          INDEX TO FINANCIAL STATEMENTS


                                                                             PAGE
                                                                             ----
HCP Consolidated Financial Statements (Unaudited)

    Consolidated Balance Sheets as of March 31, 2003 and December 31, 2002    F-2

    Consolidated Statements of Income for the three months ended
     March 31, 2003 and 2002                                                  F-4

    Consolidated Statements of Changes in Shareholders' Equity for the
      three months ended March 31, 2003 and the year ended
      December 31, 2002                                                       F-5

    Consolidated Statements of Cash Flows for the three months ended
     March 31, 2003 and 2002                                                  F-6

    Notes to Consolidated Financial Statements                                F-7

HCP Consolidated Financial Statements (Audited)

    Independent Auditors' Report                                             F-21

    Consolidated Balance Sheets as of December 31, 2002 and 2001             F-22

    Consolidated Statements of Income for each of the years ended
     December 31, 2002, 2001 and 2000                                        F-24

    Consolidated Statements of Changes in Shareholders' Equity for each of
     the years ended December 31, 2002, 2001 and 2000                        F-25

    Consolidated Statements of Cash Flows for each of the years ended
     December 31, 2002, 2001 and 2000                                        F-26

    Notes to Consolidated Financial Statements                               F-27

2002 Acquisition Properties (Audited)

    Independent Auditors' Report                                             F-44

    Statement of Revenue and Certain Expenses for each of the years ended
     December 31, 2001 and 2000                                              F-45

    Notes to the Statement of Revenue and Certain Expenses for each of the
     years ended December 31, 2001 and 2000                                  F-46

                Hartman Commercial Properties REIT and Subsidiary

                           Consolidated Balance Sheets

                                                              March 31,       December 31,
                                                                2003              2002
                                                           --------------    --------------
                                                            (Unaudited)
                       ASSETS

Real estate
   Land                                                    $   24,044,499    $   24,044,499
   Buildings and improvements                                  93,522,024        92,984,637
                                                           --------------    --------------

                                                              117,566,523       117,029,136

Less accumulated depreciation                                  (8,655,366)       (7,735,355)
                                                           --------------    --------------

         Real estate, net                                     108,911,157       109,293,781

Cash and cash equivalents                                       1,200,792         6,091,699

Investment securities                                           2,990,903                 -

Escrows and acquisition deposits                                2,252,326         2,891,300

Note receivable                                                   714,411           421,890

Receivables
   Accounts receivable, net of allowance for doubtful
    accounts of $391,500 and $547,775 as of
    March 31, 2003 and December 31, 2002, respectively            509,780           339,044
   Accrued rent receivable                                      1,810,848         1,700,076
   Due from affiliates                                          3,047,202         2,847,600
                                                           --------------    --------------

         Receivables, net                                       5,367,830         4,886,720
                                                           --------------    --------------

Deferred costs, net                                             2,922,936         2,918,210

Prepaid expenses and other assets                                 473,289            95,583
                                                           --------------    --------------

Total assets                                               $  124,833,644    $  126,599,183
                                                           --------------    --------------

See notes to consolidated financial statements.

                                                              March 31,       December 31,
                                                                2003              2002
                                                           --------------    --------------
                                                             (Unaudited)
         LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Notes payable                                           $   34,924,860    $   34,440,000
   Note payable to affiliate                                    3,278,000         3,278,000
   Accounts payable and accrued expenses                        1,619,135         3,308,345
   Due to affiliates                                              849,287           864,487
   Tenants' security deposits                                   1,110,589         1,117,705
   Dividends payable                                            1,226,777         1,226,777
   Other liabilities                                            1,016,460         1,016,460
                                                           --------------    --------------

         Total liabilities                                     44,025,108        45,251,774
                                                           --------------    --------------

Minority interests of unit holders in Operating
 Partnership; 4,065,840 and 4,065,840 units at
 March 31, 2003 and December 31, 2002, respectively            38,376,693        38,598,491

Commitments and Contingencies                                           -                 -

Shareholders' equity
   Preferred shares, $0.001 par value per share;
    10,000,000 shares authorized; none issued and
    outstanding at March 31, 2003 and December 31, 2002                 -                 -
   Common shares, $0.001 par value per share;
    100,000,000 shares authorized; 4,907,107 issued
    and outstanding at March 31, 2003 and
    December 31, 2002                                               4,907             4,907
   Additional paid-in capital                                  45,529,255        45,529,255
   Accumulated deficit                                         (3,102,319)       (2,785,244)
                                                           --------------    --------------

         Total shareholders' equity                            42,431,843        42,748,918
                                                           --------------    --------------

Total liabilities and shareholders' equity                 $  124,833,644    $  126,599,183
                                                           --------------    --------------

See notes to consolidated financial statements.

                Hartman Commercial Properties REIT and Subsidiary

                        Consolidated Statements of Income

                                   (Unaudited)

                                                             Three Months Ended March 31,
                                                           --------------------------------
                                                                2003              2002
                                                           --------------    --------------
Revenues
   Rental income                                           $    4,146,845    $    4,031,321
   Tenants' reimbursements                                      1,254,624         1,048,503
   Interest and other income                                      135,670            39,110
                                                           --------------    --------------

         Total revenues                                         5,537,139         5,118,934
                                                           --------------    --------------

Expenses
   Operation and maintenance                                      603,792           553,039
   Interest expense                                               337,519           359,208
   Real estate taxes                                              654,082           628,601
   Insurance                                                      109,704            73,704
   Electricity, water and gas utilities                           190,212           133,808
   Management and partnership
    management fees to an affiliate                               342,809           325,344
   General and administrative                                     281,561           149,028
   Depreciation                                                   920,011           880,433
   Amortization                                                   236,810           114,376
   Bad debt expense                                               156,275           190,450
                                                           --------------    --------------

         Total operating expenses                               3,832,775         3,407,991
                                                           --------------    --------------

Income before minority interests                                1,704,364         1,710,943

Minority interests in Operating Partnership                      (794,662)         (789,674)
                                                           --------------    --------------

Net income                                                 $      909,702    $      921,269
                                                           --------------    --------------

Net income per common share                                $        0.185    $        0.188
                                                           --------------    --------------

Weighted-average shares outstanding                             4,907,107         4,899,414
                                                           --------------    --------------

See notes to consolidated financial statements.

                Hartman Commercial Properties REIT and Subsidiary

           Consolidated Statements of Changes in Shareholders' Equity

                                   (Unaudited)

                                                         Common Stock               Additional
                                                -------------------------------       Paid-in       Accumulated
                                                    Shares           Amount           Capital          Deficit            Total
                                                --------------   --------------   --------------   --------------    --------------
Balance, December 31, 2001                           3,239,316   $        3,239   $   28,867,324   $   (1,767,759)   $   27,102,804

   Issuance of common stock for cash,
    net of offering costs                               16,912               17          154,792                -           154,809

   Issuance of common stock to acquire
    Operating Partnership units                      1,067,646            1,068       10,675,392                -        10,676,460

   Issuance of common stock in exchange for
    Operating Partnership units                        583,233              583        5,831,747                -         5,832,330

   Net income                                                -                -                -        3,705,118         3,705,118

   Dividends                                                 -                -                -       (4,722,603)       (4,722,603)
                                                --------------   --------------   --------------   --------------    --------------

Balance, December 31, 2002                           4,907,107            4,907       45,529,255       (2,785,244)       42,748,918

   Net income                                                -                -                -          909,702           909,702

   Dividends                                                 -                -                -       (1,226,777)       (1,226,777)
                                                --------------   --------------   --------------   --------------    --------------

Balance, March 31, 2003                              4,907,107   $        4,907   $   45,529,255   $   (3,102,319)   $   42,431,843
                                                --------------   --------------   --------------   --------------    --------------

See notes to consolidated financial statements.

                Hartman Commercial Properties REIT and Subsidiary

                      Consolidated Statements of Cash Flows

                                   (Unaudited)

                                                             Three Months Ended March 31,
                                                           --------------------------------
                                                                2003              2002
                                                           --------------    --------------
Cash flows from operating activities:
   Net income                                              $      909,702    $      921,269
   Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities:
       Depreciation                                               920,011           880,433
       Amortization                                               236,810           114,376
       Minority interests in Operating
         Partnership                                              794,662           789,674
       Bad debt expense                                           156,275           190,450
       Changes in operating assets and liabilities:
         Due from affiliates                                     (214,802)          884,331
         Escrows and acquisition deposits                         638,974           132,013
         Receivables                                             (440,304)         (263,097)
         Deferred costs                                          (241,536)         (294,850)
         Prepaid expenses and other assets                        107,154           167,432
         Accounts payable and accrued expenses                 (1,689,210)         (964,324)
         Tenants' security deposits                                (7,116)           41,402
                                                           --------------    --------------

           Net cash provided by
            operating activities                                1,170,620         2,599,109
                                                           --------------    --------------
Cash flows used in investing activities:
   Additions to real estate                                      (537,387)         (425,642)
   Purchase of investment securities                           (2,990,903)                -
                                                           --------------    --------------

           Net cash used in investing activities               (3,528,290)         (425,642)
                                                           --------------    --------------
Cash flows from financing activities:
   Dividends paid                                              (1,226,777)         (660,769)
   Distributions paid to OP unit holders                       (1,016,460)       (1,154,833)
   Procceds for purchase of nonaccredited investors'
    shares                                                              -           358,438
   Proceeds from issuance of common shares                              -           140,617
   Proceeds from notes payable                                          -         1,900,000
   Repayments of notes payable                                          -        (2,542,968)
   Note receivable                                               (290,000)                -
                                                           --------------    --------------

           Net cash used in financing activities               (2,533,237)       (1,959,515)
                                                           --------------    --------------

Net increase (decrease) in cash
 and cash equivalents                                          (4,890,907)          213,952

Cash and cash equivalents at beginning of period                6,091,699           203,418
                                                           --------------    --------------

Cash and cash equivalents at end of period                 $    1,200,792    $      417,370
                                                           --------------    --------------

Supplemental disclosure of cash flow information:

     Debt assumed in connection with acquisition
      of properties                                        $            -    $   13,295,156
                                                           --------------    --------------
     OP units issued in connection with acquisition
      of properties                                        $            -    $   27,757,320
                                                           --------------    --------------
     Shares issued in connection with
      acquisition of properties                            $            -    $   10,676,460
                                                           --------------    --------------

See notes to consolidated financial statements.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              The accompanying unaudited financial statements at March 31, 2003 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information on a basis consistent with the annual audited financial statements and with the instructions to Form 10-Q. Accordingly, they do not include the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The financial statements presented herein reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the financial position as of March 31, 2003 and results of operations and cash flows for the three months period then ended. All such adjustments are of a normal recurring nature. The results of operations for the interim period are not necessarily indicative of the results expected for a full year. The statements should be read in conjunction with the audited financial statements and footnotes thereto included in the Company's Form 10 registration statement.

              Description of business and nature of operations

              Hartman Commercial Properties REIT ("HCP") was formed as a real estate investment trust, pursuant to the Texas Real Estate Investment Trust Act on August 20, 1998 to consolidate and expand the real estate investment strategy of Allen R. Hartman ("Hartman") in acquiring and managing office and retail properties. Hartman, HCP's Chairman of the Board of Trust Managers, has been engaged in the ownership, acquisition, and management of commercial properties in the Houston, Texas, metropolitan area for over 20 years. HCP serves as the general partner of Hartman REIT Operating Partnership, L.P. (the "Operating Partnership" or "HROP") which was formed on December 31, 1998 as a Delaware limited partnership. HCP and the Operating Partnership are collectively referred to herein as the "Company". HCP currently conducts substantially all of its operations and activities through the Operating Partnership. As the general partner of the Operating Partnership, HCP has the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain customary exceptions. Hartman Management, L.P. (the "Management Company"), a company wholly-owned by Hartman, provides a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Company.

              Basis of consolidation

              HCP is the sole general partner of the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership. As of March 31, 2003 and December 31, 2002, HCP owned a majority of the partnership interests in the Operating Partnership. Consequently, the accompanying consolidated financial statements of the Company include the accounts of the Operating Partnership. All significant intercompany balances have been eliminated. Minority interest in the accompanying consolidated financial statements represents the share of equity and earnings of the Operating Partnership allocable to holders of partnership interests other than the Company. Net income is allocated to minority interests based on the weighted-average percentage ownership of the Operating Partnership during the year. Issuance of additional common shares and OP Units changes the ownership interests of both the minority interests and the Company.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Basis of accounting

              The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

              Cash and cash equivalents

              The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents at March 31, 2003 and December 31, 2002 consist of demand deposits at commercial banks and money market funds.

              Investment securities

              Investment securities at March 31, 2003 consist of investments in preferred stock. The Company currently classified all investment securities as available-for-sale. Securities classified as available-for-sale are reported at fair value and unrealized gains and losses are excluded from income and reported separately as a component of other comprehensive income within shareholders' equity. Realized gains and losses on the sale of securities available-for-sale are determined using the specific identification method. At March 31, 2003, the cost of these securities approximated fair value.

              Due from affiliates

              Due from affiliates include amounts owed to the Company from Hartman controlled limited partnerships and other entities.

              Escrows and acquisition deposits

              Escrow deposits include escrows established pursuant to certain mortgage financing arrangements for real estate taxes, insurance, maintenance and capital expenditures. Acquisition deposits include earnest money deposits on future acquisitions.

              Real estate

              Real estate properties are recorded at cost, net of accumulated depreciation. Improvements, major renovations, and certain costs directly related to the acquisition, improvement, and leasing of real estate are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 39 years for the buildings and improvements. Tenant improvements are depreciated using the straight-line method over the life of the lease.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Real estate (continued)

              Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. Management has determined that there has been no impairment in the carrying value of the Company's real estate assets as of March 31, 2003 and December 31, 2002.

              Deferred costs

              Deferred costs consist primarily of leasing commissions paid to the Management Company and deferred financing costs. Leasing commissions are amortized on the straight-line method over the terms of the related lease agreements. Deferred financing costs are amortized on the straight-line method over the terms of the loans, which approximates the interest method.

              Offering costs

              Offering costs include selling commissions, issuance costs, investor relations fees and unit purchase discounts. These costs were incurred in the raising of capital through the sale of common shares and are treated as a reduction of shareholders' equity.

              Revenue recognition

              All leases on properties held by the Company are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the related leases. Differences between rental income earned and amounts due per the respective lease agreements are capitalized or charged, as applicable, to accrued rent receivable. Percentage rents are recognized as rental income when the thresholds upon which they are based have been met. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenues in the period the corresponding costs are incurred. The Company provides an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible.

              Federal income taxes

              The Company is qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 and is therefore not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status. The Company believes it has continuously met these conditions since reaching 100 shareholders in 1999 (see Note
              5).

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Use of estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by the Company include the estimated useful lives for depreciable and amortizable assets and costs, and the estimated allowance for doubtful accounts receivable. Actual results could differ from those estimates.

              Fair value of financial instruments

              The Company's financial instruments consist primarily of cash, cash equivalents, accounts receivable and accounts and notes payable. The carrying value of cash, cash equivalents, accounts receivable and accounts payable are representative of their respective fair values due to the short-term nature of these instruments. Investment securities are carried at fair market value or at amounts which approximate fair market value. The fair value of the Company's debt obligations is representative of its carrying value based upon current rates offered for similar types of borrowing arrangements.

              Concentration of risk

              Substantially all of the Company's revenues are obtained from office, office/warehouse and retail locations in the Houston, Texas, metropolitan area.

              The Company maintains cash accounts in major U.S. financial institutions. The terms of these deposits are on demand to minimize risk. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

              Comprehensive income

              The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" in 1999. For the periods presented, the Company did not have significant amounts of comprehensive income.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              New accounting pronouncements

              SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued in June 2001, is effective for years beginning after June 15, 2002, and was adopted by the Company on January 1, 2003. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The adoption of SFAS No. 143 did not have a material impact on the Company's financial statements.

              SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123," was issued in December 2002 and is effective for fiscal years beginning after December 15, 2002. This statement provides alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based employee compensation. It also amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company adopted this statement effective January 1, 2003 using the prospective method, and does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

              In November 2002, FASB issued Interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 establishes new disclosure and liability-recognition requirements for direct and indirect debt guarantees with specified characteristics. The initial measurement and recognition requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. However, the disclosure requirements are effective for interim and annual financial-statement periods ending after December 15, 2002. The Company has adopted the disclosure provisions, and does not expect the full adoption of FIN 45 to have a material impact on the Company's financial statements.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 2   -    REAL ESTATE

              During the quarter ended March 31, 2002, the Company completed a series of transactions to acquire nine commercial real estate properties from affiliated partnerships. Approximately 837,594 square feet of GLA was acquired for the following consideration:

              2,775,732 HCP shares of beneficial
               interest and HROP partnership units convertible
               one for one into HCP shares                        $   27,757,320

              Assumption of mortgage debt                             13,295,156

              Cash                                                     1,811,398

              Other liabilities assumed, net of other
               assets acquired                                         1,458,714
                                                                  --------------

                                                                  $   44,322,588
                                                                  --------------

              The cost of acquiring the properties was allocated to land and buildings in the amounts of $8,665,897 and $35,656,691, respectively, based on fair values.

              At March 31, 2003 and 2002 and December 31, 2002, the Company owned and operated 32 commercial properties in the Houston, Texas area comprising approximately 2,349,000 square feet of GLA.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 3   -    DEBT

              Notes Payable

              Mortgages and other notes payable consist of the following:

                                                    March 31,     December 31,
                                                      2003            2002
                                                 --------------  --------------
              Mortgages and other notes payable  $   34,440,000  $   34,440,000
              Insurance premium finance note            484,860               -
                                                 --------------  --------------

                       Total                     $   34,924,860  $   34,400,000
                                                 --------------  --------------

              In December 2002, the Company refinanced substantially all of its mortgage debt with a three-year floating rate mortgage loan collateralized by 18 of the Company's properties and a maturity date of January 1, 2006. The loan bears interest at 2.5% over a LIBOR rate (3.84% and 3.92% at March 31, 2003 and December 31, 2002, respectively) and has a two-year extension option. Interest only payments are due monthly for the first 30 month period after the origination date, after which, the loan may be repaid in full or in $100,000 increments, with a final balloon payment due upon maturity. The Company capitalized loan costs of $1,271,043 financed from the proceeds of the refinancing. The security documents related to the mortgage loan contain a covenant which requires the borrower to maintain adequate capital in light of its contemplated business operations.

              The Company financed its comprehensive insurance premium with a note in the amount of $484,860 payable in eight equal monthly installments including interest at 4.5%.

              The Company also has available a $2,000,000 revolving line of credit maturing in July 2004 from a bank. The revolver note bears interest at the bank's prime rate and is secured by property. No amounts were outstanding on the line of credit at December 31, 2002.

              Note Payable to Affiliate

              In November 2002, the Company issued a $3,278,000 note payable bearing interest at 4.25% per annum to Houston R.E. Income Properties XVI, Ltd., a related party controlled by Hartman. The note is secured by property and due upon demand with interest only payments due monthly.

              Supplemental Cash Flow Information

              The Company made cash payments for interest on debt of $359,657 and $356,865 for the three months ended March 31, 2003 and 2002, respectively.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 4   -    EARNINGS PER SHARE

              Basic earnings per share is computed using net income to common shareholders and the weighted average number of common shares outstanding. Diluted earnings per share reflects common shares issuable from the assumed conversion of OP units convertible into common shares. Only those items that have a dilutive impact on basic earnings per share are included in the diluted earnings per share. Accordingly, because conversion of OP units into common shares is antidilutive, no OP units were included in the diluted earnings per share calculations.

                                                             Three Months Ended March 31,
                                                           --------------------------------
                                                                2003              2002
                                                           --------------    --------------
              Basic and diluted earnings per share
                Weighted average common
                 shares outstanding                             4,907,107         4,899,414

                Basic and diluted earnings per share       $        0.185    $        0.188

                Net income                                 $      909,702    $      921,269

NOTE 5   -    FEDERAL INCOME TAXES

              Federal income taxes are not provided because the Company intends to and believes it qualifies as a REIT under the provisions of the Internal Revenue Code. Shareholders of the Company include their proportionate taxable income in their individual tax returns. As a REIT, the Company must distribute at least 90% of its ordinary taxable income to its shareholders and meet certain income sources and investment restriction requirements. In addition, REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 5   -    FEDERAL INCOME TAXES (Continued)

              Taxable income differs from net income for financial reporting purposes principally due to differences in the timing of recognition of interest, real estate taxes, depreciation and rental revenue.

              For Federal income tax purposes, the cash dividends distributed to shareholders are characterized as follows for the year ended December 31, 2002:

                                                                2002
                                                           --------------
              Ordinary income (unaudited)                            85.1%
              Return of capital (unaudited)                          14.9%
              Capital gain distributions (unaudited)                    0%
                                                           --------------

                    Total                                             100%
                                                           --------------

NOTE 6   -    RELATED-PARTY TRANSACTIONS

              In January 1999, the Company entered into a property management agreement with the Management Company. In consideration for supervising the management and performing various day-to-day affairs, the Company pays the Management Company a management fee of 5% and a partnership management fee of 1% based on Effective Gross Revenues from the properties, as defined. The Company incurred total management and partnership fees of $342,809 and $325,344 for the three months ended March 31, 2003 and 2002, respectively. Such fees in the amounts of $110,900 and $81,094 were payable at March 31, 2003 and December 31, 2002, respectively.

              Under the provisions of the property management agreement, costs incurred by the Management Company for the management and maintenance of the properties are reimbursable to the Management Company. At March 31, 2003 and December 31, 2002, $328,946 and $382,231, respectively, were payable to the Management Company related to these reimbursable costs.

              In consideration of managing and leasing the properties, the Company also pays the Management Company leasing commissions of 6% for leases originated by the Management Company and 4% for expansions and renewals of existing leases based on Effective Gross Revenues from the properties. The Company incurred total leasing commissions to the Management Company of $241,532 and $294,846 for the three months ended March 31, 2003 and 2002, respectively. At March 31, 2003 and December 31, 2002, $224,162 and $200,747, respectively, were payable to the Management Company relating to leasing commissions.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 6 RELATED-PARTY TRANSACTIONS (Continued)

              Also, we paid the Management Company a fee of up to 2% of the gross selling price of all common shares sold in consideration of offering services performed by the Management Company. The Company incurred total fees of $-0- and $2,950 for the three months ended March 31, 2003 and 2002, respectively. Such fees have been treated as offering costs and netted against the proceeds from the sale of common shares.

              The Management Company also receives acquisition fees equal to 4% of the gross selling price of all common shares sold as a reimbursement of expenses incurred in identifying reviewing, and acquiring properties for the Company. The Company incurred total fees of $-0- and $6,146 for the three months ended March 31, 2003 and 2002, respectively. Such fees have been treated as offering costs and netted against the proceeds from the sale of common shares.

              The Management Company paid $19,792 for office space during the three months ended March 31, 2003 and 2002. Such amounts are included in rental income in the consolidated statements of income.

              In conjunction with the acquisition of certain properties, the Company assumed liabilities payable to the Management Company. At March 31, 2003 and December 31, 2002, $200,415 was payable to the Management Company related to these liabilities.

              The Company's day-to-day operations are strategically directed by the Board of Trust Managers and implemented through the Management Company. Hartman is the Company's Board Chairman and sole owner of the Management Company. Hartman was owed $31,500 in dividends payable on his common shares at March 31, 2003 and December 31, 2002, respectively. Hartman owned 3.4% of the issued and outstanding common shares of the Company as of March 31, 2003 and December 31, 2002, respectively.

              The Company was a party to various other transactions with related parties which are reflected in due to/from affiliates in the accompanying consolidated balance sheets and also disclosed in Notes 3 and 7.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 7   -    SHAREHOLDERS' EQUITY

              The Charter and Bylaws of the Company authorize the Company to issue up to 100,000,000 common shares at $.001 par value per share, and 10,000,000 Preferred Shares at $.001 par value per share. The Company commenced a private offering (the "Offering") in May 1999 to sell 2,500,000 common shares, par value $.001 per share, at a price of $10 per common share for a total Offering of $25,000,000. The Company intended that the Offering be exempt from the registration requirements of the Securities Act of 1933 and Regulation D promulgated there under. The common shares are "restricted securities" and are not transferable unless they subsequently are registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The Offering was directed solely to "accredited investors" as such term is defined in Regulation D. Pursuant to the Offering, the Company sold for cash or issued in exchange for property or OP Units, 4,907,107 shares as of March 31, 2003 and December 31, 2002, respectively. HCP conducts substantially all of its operations through the Operating Partnership. All net proceeds of the Offering were contributed by HCP to the Operating Partnership in exchange for OP Units. The Operating Partnership used the proceeds to acquire additional commercial properties and for general working capital purposes. HCP received one OP Unit for each $10 contributed to the Operating Partnership. Op Units were valued at $10 per unit because they are convertible on a one-for-one basis to HCP shares which were being sold in the Offering for $10 per share.

              Operating Partnership units

              Limited partners in the Operating Partnership holding OP Units have the right to convert their OP Units into common shares at a ratio of one OP Unit for one common share. Subject to certain restrictions, OP Units are not convertible into common shares until the later of one year after acquisition or an initial public offering of the common shares. As of March 31, 2003 and December 31, 2002, there were 8,719,906 OP Units outstanding, respectively. HCP owned 4,654,066 Units as of March 31, 2003 and December 31, 2002, respectively. HCP's weighted-average share ownership in the Operating Partnership was approximately 53.37% and 53.82% during the three months ended March 31, 2003 and 2002, respectively.

              Dividends and distributions

              The following tables summarize the cash dividends/distributions payable to holders of common shares and holders of OP Units related to the three months and year ended March 31, 2003 and December 31, 2002.

                                   HCP Shareholders
              ----------------------------------------------------------
              Dividend/Distribution per   Date Dividend    Total Amount
                    Common Share             Payable          Payable
              -------------------------  ---------------  --------------
                        0.2250               5/15/02      $    1,102,340
                        0.2375               8/15/02           1,166,709
                        0.2500               11/15/02          1,226,777
                        0.2500               2/15/03           1,226,777
                        0.0833               4/15/03             408,762
                        0.0833               5/15/03             408,762
                        0.0834               6/15/03             409,253

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 7   -    SHAREHOLDERS' EQUITY (Continued)

              Dividends and distributions (continued)

                  OP Unit Holders Including Minority Unit Holders
              -------------------------  ---------------  --------------
              Dividend/Distribution per   Date Dividend    Total Amount
                       OP Unit               Payable          Payable
              -------------------------  ---------------  --------------
                        0.2250               5/15/02      $    1,942,412
                        0.2375               8/15/02           2,053,866
                        0.2500               11/15/02          2,161,143
                        0.2500               2/15/03           2,179,976
                        0.0833               4/15/03             726,368
                        0.0833               5/15/03             726,368
                        0.0834               6/15/03             727,240

NOTE 8   -    COMMITMENTS AND CONTINGENCIES

              The Company is a participant in various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material effect on the financial position, results of operations, or cash flows of the Company.

NOTE 9   -    SEGMENT INFORMATION

              The operating segments presented are the segments of the Company for which separate financial information is available, and operating performance is evaluated regularly by senior management in deciding how to allocate resources and in assessing performance. The Company evaluated the performance of its operating segments based on net operating income that is defined as total revenues less operating expenses and ad valorem taxes. Management does not consider gains or losses from the sale of property in evaluating ongoing operating performance.

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 9   -    SEGMENT INFORMATION (Continued)

              The retail segment is engaged in the acquisition, development and management of real estate, primarily anchored neighborhood and community shopping centers located in Houston, Texas. The customer base includes supermarkets and other retailers who generally sell basic necessity-type commodities. The office/warehouse segment is engaged in the acquisition, development and management of office and warehouse centers located in Houston, Texas and has a diverse customer base. The office segment is engaged in the acquisition, development and management of commercial office space. Included in "Other" are corporate related items, insignificant operations and costs that are not allocated to the reportable segments.

              Information concerning the Company's reportable segments for the three months ended March 31 is as follows:

                                                         Office
                                          Retail        Warehouse       Office         Other           Total
                                       ------------   ------------   ------------   ------------  -------------
                                       ------------   ------------   ------------   ------------  -------------
              2003
                Revenues               $  2,899,108   $  2,185,593   $    405,974   $     46,464  $   5,537,139
                Net operating
                 income                   1,840,035      1,381,238        223,118         35,874      3,480,265
                Total assets             54,509,851     50,791,530      7,594,583     11,937,680    124,833,644
                Capital expenditures        387,878        144,334          5,175              -        537,387

              2002
                Revenues               $  2,712,061   $  2,005,073   $    393,579   $      8,221  $   5,118,934
                Net operating
                 income                   1,769,231      1,250,603        186,033          8,121      3,213,988
                Total assets             54,042,597     50,699,435      7,721,852      1,602,921    114,066,805
                Capital expenditures     16,222,391     28,486,715         35,879              -     44,744,985

                Hartman Commercial Properties REIT and Subsidiary

             Notes to Consolidated Financial Statements (Unaudited)

                                 March 31, 2003

NOTE 9   -    SEGMENT INFORMATION (Continued)

              Net operating income reconciles to income before minority interests shown on the consolidated statements of income for the three months ended March 31 as follows:

                                                                2003            2002
                                                            ------------    ------------
              Total segment operating income                $  3,480,265    $  3,213,988
              Less:
               Depreciation and amortization                   1,156,821         994,809
               Interest                                          337,519         359,208
               General and administrative                        281,561         149,028
                                                            ------------    ------------

              Income before minority interests                 1,704,364       1,710,943

              Minority interests in Operating Partnership       (794,662)       (789,674)
                                                            ------------    ------------

              Net income                                    $    909,702    $    921,269
                                                            ------------    ------------

                          INDEPENDENT AUDITORS' REPORT

To the Board of Trust Managers and Shareholders of
  Hartman Commercial Properties REIT

We have audited the accompanying consolidated balance sheets of Hartman Commercial Properties REIT and subsidiary (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholders' equity and cash flows, for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hartman Commercial Properties REIT and subsidiary as of December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
March 28, 2003

                Hartman Commercial Properties REIT and Subsidiary

                           Consolidated Balance Sheets

                                                                     December 31,
                                                           --------------------------------
                                                                2002              2001
                                                           --------------    --------------
                    ASSETS
Real estate
   Land                                                    $   24,044,499    $   15,323,934
   Buildings and improvements                                  92,984,637        55,130,010
                                                           --------------    --------------

                                                              117,029,136        70,453,944

Less accumulated depreciation                                  (7,735,355)       (4,185,030)
                                                           --------------    --------------

         Real estate, net                                     109,293,781        66,268,914

Cash and cash equivalents                                       6,091,699           203,418

Escrows and acquisition deposits                                2,891,300                 -

Note receivable                                                   421,890                 -

Receivables

   Accounts receivable, net of allowance for doubtful
    accounts of $391,500 and $225,800 in 2002
    and 2001, respectively                                        339,044           436,819
   Accrued rent receivable                                      1,700,076           972,469
   Due from affiliates                                          2,847,600         1,052,789
                                                           --------------    --------------

         Receivables, net                                       4,886,720         2,462,077
                                                           --------------    --------------

Deferred costs, net                                             2,918,210         1,490,058

Prepaid expenses and other assets                                  95,583            14,463
                                                           --------------    --------------

Total assets                                               $  126,599,183    $   70,438,930
                                                           --------------    --------------

See notes to consolidated financial statements.

                                                                     December 31,
                                                           --------------------------------
                                                                2002              2001
                                                           --------------    --------------
           LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
   Notes payable                                           $   34,440,000    $   11,997,058
   Note payable to affiliate                                    3,278,000                 -
   Accounts payable and accrued expenses                        3,308,345         1,173,345
   Due to affiliates                                              864,487           712,281
   Tenants' security deposits                                   1,117,705           638,652
   Dividends payable                                            1,226,777           941,749
   Other liabilities                                            1,016,460           608,951
                                                           --------------    --------------

         Total liabilities                                     45,251,774        16,072,036
                                                           --------------    --------------

Minority interests of unit holders in Operating
 Partnership; 4,065,840 and 2,865,654 units at
 December 31, 2002 and 2001, respectively                      38,598,491        27,264,090

Commitments and Contingencies                                           -                 -

Shareholders' equity
   Preferred shares, $0.001 par value per share;
    10,000,000 shares authorized; none issued and
    outstanding at December 31, 2002 and 2001                           -                 -
   Common shares, $0.001 par value per share;
    100,000,000 shares authorized; 4,907,107 and
    3,239,316 issued and outstanding at December 31,
    2002 and 2001, respectively                                     4,907             3,239
   Additional paid-in capital                                  45,529,255        28,867,324
   Accumulated deficit                                         (2,785,244)       (1,767,759)
                                                           --------------    --------------

         Total shareholders' equity                            42,748,918        27,102,804
                                                           --------------    --------------

Total liabilities and shareholders' equity                 $  126,599,183    $   70,438,930
                                                           --------------    --------------


See notes to consolidated financial statements.

                Hartman Commercial Properties REIT and Subsidiary

                        Consolidated Statements of Income


                                                            Year Ended December 31,
                                              --------------------------------------------------
                                                   2002              2001              2000
                                              --------------    --------------    --------------
Revenues
   Rental income                              $   16,794,963    $    9,352,910    $    7,853,568
   Tenants' reimbursements                         3,628,522         2,253,121         1,711,118
   Interest and other income                         331,541            97,706            61,072
                                              --------------    --------------    --------------

         Total revenues                           20,755,026        11,703,737         9,625,758
                                              --------------    --------------    --------------

Expenses
   Operation and maintenance                       2,299,377         1,417,820           998,166
   Interest expense                                1,573,270           812,029         1,271,194
   Real estate taxes                               2,629,122         1,529,350         1,160,019
   Insurance                                         381,155           175,442           114,573
   Electricity, water and gas utilities              795,431           700,976           508,775
   Management and partnership
    management fees to an affiliate                1,231,212           674,529           574,216
   General and administrative                        831,675           518,871           534,667
   Depreciation                                    3,550,325         1,922,247         1,593,779
   Amortization                                      491,536           229,499           192,095
   Bad debt expense                                   74,200            50,300            34,500
                                              --------------    --------------    --------------

         Total operating expenses                 13,857,303         8,031,063         6,981,984
                                              --------------    --------------    --------------

Income before minority interests                   6,897,723         3,672,674         2,643,774

Minority interests in Operating Partnership       (3,192,605)       (1,931,962)       (1,770,078)
                                              --------------    --------------    --------------

Net income                                    $    3,705,118    $    1,740,712    $      873,696
                                              --------------    --------------    --------------

Net income per common share                   $        0.755    $        0.573    $        0.475
                                              --------------    --------------    --------------

Weighted-average shares outstanding                4,905,022         3,035,521         1,840,700
                                              --------------    --------------    --------------


See notes to consolidated financial statements.

                Hartman Commercial Properties REIT and Subsidiary

           Consolidated Statements of Changes in Shareholders' Equity


                                                         Common Stock               Additional
                                                -------------------------------       Paid-in       Accumulated
                                                    Shares           Amount           Capital          Deficit            Total
                                                --------------   --------------   --------------   --------------    --------------
Balance, December 31, 1999                             572,466   $          572   $    3,977,332   $     (154,781)   $    3,823,123

   Issuance of common stock for cash,
    net of offering costs                            1,273,007            1,273       11,658,960                -        11,660,233

   Issuance of common stock to acquire
    Operating Partnership units                        648,482              649        6,484,176                -         6,484,825

   Net income                                                -                -                -          873,696           873,696

   Dividends                                                 -                -                -       (1,760,546)       (1,760,546)
                                                --------------   --------------   --------------   --------------    --------------

Balance, December 31, 2000                           2,493,955            2,494       22,120,468       (1,041,631)       21,081,331

   Issuance of common stock for cash,
    net of offering costs                              745,361              745        6,746,856                -         6,747,601

   Net income                                                -                -                -        1,740,712         1,740,712

   Dividends                                                 -                -                -       (2,466,840)       (2,466,840)
                                                --------------   --------------   --------------   --------------    --------------

Balance, December 31, 2001                           3,239,316            3,239       28,867,324       (1,767,759)       27,102,804

   Issuance of common stock for cash,
    net of offering costs                               16,912               17          154,792                -           154,809

   Issuance of common stock to acquire
    Operating Partnership units                      1,067,646            1,068       10,675,392                -        10,676,460

   Issuance of common stock in exchange for
    Operating Partnership units                        583,233              583        5,831,747                -         5,832,330

   Net income                                                -                -                -        3,705,118         3,705,118

   Dividends                                                 -                -                -       (4,722,603)       (4,722,603)
                                                --------------   --------------   --------------   --------------    --------------

Balance, December 31, 2002                           4,907,107   $        4,907   $   45,529,255   $   (2,785,244)   $   42,748,918
                                                --------------   --------------   --------------   --------------    --------------


See notes to consolidated financial statements.

                Hartman Commercial Properties REIT and Subsidiary

                      Consolidated Statements of Cash Flows


                                                                   Years Ended December 31,
                                                      --------------------------------------------------
                                                           2002              2001              2000
                                                      --------------    --------------    --------------
Cash flows from operating activities:
   Net income                                         $    3,705,118    $    1,740,712    $      873,696
   Adjustments to reconcile net income to
    net cash provided by (used in)
    operating activities:
       Depreciation                                        3,550,325         1,922,247         1,593,779
       Amortization                                          491,536           229,499           192,095
       Minority interests in Operating
        Partnership                                        3,192,605         1,931,962         1,770,078
       Bad debt expense                                       74,200            50,300            34,500
       Changes in operating assets and liabilities:
         Due from affiliates                                 847,608        (1,557,318)          262,375
         Escrows and acquisition deposits                   (956,051)          727,264           (24,579)
         Receivables                                        (557,277)         (403,321)         (529,364)
         Deferred costs                                     (894,076)         (725,107)         (322,064)
         Prepaid expenses and other assets                    77,130            33,002            34,941
         Accounts payable and accrued expenses               987,052          (972,043)          747,858
         Tenants' security deposits                           67,876           141,526            82,666
                                                      --------------    --------------    --------------

           Net cash provided by
            operating activities                          10,586,046         3,118,723         4,715,981
                                                      --------------    --------------    --------------

Cash flows used in investing activities:
   Additions to real estate                               (1,982,508)       (5,027,727)       (6,089,034)
   Proceeds from sale of property                             60,000                 -                 -
                                                      --------------    --------------    --------------

           Net cash used in investing activities          (1,922,508)       (5,027,727)       (6,089,034)
                                                      --------------    --------------    --------------

Cash flows from financing activities:
   Dividends paid                                         (4,437,575)       (2,233,080)       (1,190,831)
   Distributions paid to OP unit holders                  (3,998,069)       (2,405,038)       (2,681,327)
   Purchase of nonaccredited investors' shares            (1,452,960)                -          (339,791)
   Proceeds from issuance of common shares                   154,809         6,747,601        11,660,233
   Proceeds from notes payable                            18,742,991         9,230,000         3,211,000
   Proceeds from note payable to affiliate                 3,278,000                 -                 -
   Repayments of notes payable                           (14,639,488)       (9,233,753)      (10,502,281)
   Payments of loan origination costs                       (422,965)         (304,000)                -
                                                      --------------    --------------    --------------

           Net cash provided by
            financing activities                          (2,775,257)        1,801,730           157,003
                                                      --------------    --------------    --------------

Net increase (decrease) in cash
 and cash equivalents                                      5,888,281          (107,274)       (1,216,050)

Cash and cash equivalents at beginning of year               203,418           310,692         1,526,742
                                                      --------------    --------------    --------------

Cash and cash equivalents at end of year              $    6,091,699    $      203,418    $      310,692
                                                      --------------    --------------    --------------

Supplemental disclosure of cash flow information:

     Debt assumed in connection with acquisition
      of properties                                   $   13,595,156    $            -    $    8,676,104
                                                      --------------    --------------    --------------

     OP Units issued in connection
      with acquisition of properties                  $   28,510,660    $      382,521    $   18,853,165
                                                      --------------    --------------    --------------

     Shares issued in connection with
      acquisition of properties                       $   10,676,460    $            -    $    6,484,825
                                                      --------------    --------------    --------------


See notes to consolidated financial statements.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Description of business and nature of operations

              Hartman Commercial Properties REIT ("HCP") was formed as a real estate investment trust, pursuant to the Texas Real Estate Investment Trust Act on August 20, 1998 to consolidate and expand the real estate investment strategy of Allen R. Hartman ("Hartman") in acquiring and managing office and retail properties. Hartman, HCP's Chairman of the Board of Trust Managers, has been engaged in the ownership, acquisition, and management of commercial properties in the Houston, Texas, metropolitan area for over 20 years. HCP serves as the general partner of Hartman REIT Operating Partnership, L.P. (the "Operating Partnership" or "HROP") which was formed on December 31, 1998 as a Delaware limited partnership. HCP and the Operating Partnership are collectively referred to herein as the "Company". HCP currently conducts substantially all of its operations and activities through the Operating Partnership. As the general partner of the Operating Partnership, HCP has the exclusive power to manage and conduct the business of the Operating Partnership, subject to certain customary exceptions. Hartman Management, L.P. (the "Management Company"), a company wholly-owned by Hartman, provides a full range of real estate services including leasing and property management, accounting, asset management and investor relations for the Company.


              In January 1999, as part of the initial formation of the Company, nine commercial properties (the "First Consolidation") were acquired pursuant to (i) a merger at fair values of four privately-held limited partnerships (Houston R.E. Income Properties IV, V, VI and VII Ltd.) controlled and operated by Hartman, with and into the Operating Partnership; (ii) a contribution by Houston R.E. Income Properties XI, Ltd. of certain of its properties to the Operating Partnership in exchange for Operating Units ("OP Units") of the Operating Partnership, and
              (iii) a purchase of one property from a limited partnership for cash. Hartman held nominal equity interests in these entities. During 1999, the Company bought an additional three properties from unrelated parties. The Operating Partnership was formed and initially capitalized in connection with these mergers and, prior to the mergers, had no operations.

              Effective January 2000, the Company acquired nine additional commercial properties (the "Second Consolidation"). Three of these commercial properties were acquired by merging at fair values a Hartman controlled entity (Houston R.E. Income Properties X REIT, Inc.) into HCP. Further, a separate Hartman controlled limited partnership (Houston R.E. Income Properties XII, L.P.), contributed six commercial properties at fair value to the Operating Partnership in exchange for OP Units. Hartman held nominal equity interests in these entities. On August 31, 2000, the Company bought, at fair value, another property controlled by Hartman. During 2001, the Company acquired another property from an unrelated party.

              Effective January 2002, the Company acquired nine additional commercial properties. Five of these properties were contributed at fair values by Houston R.E. Income Properties XIV, L.P., a limited partnership controlled by Hartman, to the Operating Partnership in exchange for OP Units. Further, two properties were acquired when Hartman controlled limited partnerships Houston R.E. Income Properties VIII, Ltd. and Houston R.E. Income Properties IX, Ltd. were merged at fair value with and into the Operating Partnership in exchange for OP Units. Two additional properties were acquired when Hartman controlled entities Houston R.E. Income Properties XI REIT, Inc. and Houston R.E. Income Properties XV REIT, Inc. were merged at

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              fair value into the Company in exchange for HCP common shares. Hartman held nominal equity interests in these entities. In addition, another property was acquired during 2002 and subsequently sold to an unrelated party (see Note 2). Fair values of the above property acquisitions were determined utilizing various valuation techniques. The transactions were approved by the respective limited partners and shareholders of both the acquiring and selling entities. As of December 31, 2002, 2001 and 2000, the Company owned and operated 32, 23 and 22 office and retail properties, respectively, located in and around Houston, Texas.


              Basis of consolidation

              HCP is the sole general partner of the Operating Partnership and possesses full legal control and authority over the operations of the Operating Partnership. As of December 31, 2002, HCP owned a majority of the partnership interests in the Operating Partnership. Consequently, the accompanying consolidated financial statements of the Company include the accounts of the Operating Partnership. All significant intercompany balances have been eliminated. Minority interest in the accompanying consolidated financial statements represents the share of equity and earnings of the Operating Partnership allocable to holders of partnership interests other than the Company. Net income is allocated to minority interests based on the weighted-average percentage ownership of the Operating Partnership during the year. Issuance of additional common shares and OP Units changes the ownership interests of both the minority interests and the Company.

              Basis of accounting

              The financial records of the Company are maintained on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recorded when incurred.

              Cash and cash equivalents

              The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents at December 31, 2002 and 2001 consist of demand deposits at commercial banks and money market funds.

              Due from affiliates

              Due from affiliates include amounts owed to the Company from Hartman controlled limited partnerships and other entities.

              Escrows and acquisition deposits

              Escrow deposits include escrows established pursuant to certain mortgage financing arrangements for real estate taxes, insurance, maintenance and capital expenditures. Acquisition deposits include earnest money deposits on future acquisitions.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


              Real estate

              Real estate properties are recorded at cost, net of accumulated depreciation. Improvements, major renovations, and certain costs directly related to the acquisition, improvement, and leasing of real estate are capitalized. Expenditures for repairs and maintenance are charged to operations as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 39 years for the buildings and improvements. Tenant improvements are depreciated using the straight-line method over the life of the lease.

              Management reviews its properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets, including accrued rental income, may not be recoverable through operations. Management determines whether an impairment in value has occurred by comparing the estimated future cash flows (undiscounted and without interest charges), including the estimated residual value of the property, with the carrying cost of the property. If impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. Management has determined that there has been no impairment in the carrying value of the Company's real estate assets as of December 31, 2002.

              Deferred costs


              Deferred costs consist primarily of leasing commissions paid to the Management Company and deferred financing costs. Leasing commissions are amortized on the straight-line method over the terms of the related lease agreements. Deferred financing costs are amortized on the straight-line method over the terms of the loans, which approximates the interest method.


              Offering costs

              Offering costs include selling commissions, issuance costs, investor relations fees and unit purchase discounts. These costs were incurred in the raising of capital through the sale of common shares and are treated as a reduction of shareholders' equity.

              Revenue recognition

              All leases on properties held by the Company are classified as operating leases, and the related rental income is recognized on a straight-line basis over the terms of the related leases. Differences between rental income earned and amounts due per the respective lease agreements are capitalized or charged, as applicable, to accrued rent receivable. Percentage rents are recognized as rental income when the thresholds upon which they are based have been met. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenues in the period the corresponding costs are incurred. The Company provides an allowance for doubtful accounts against the portion of tenant accounts receivable which is estimated to be uncollectible.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Federal income taxes

              The Company is qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 and is therefore not subject to Federal income taxes provided it meets all conditions specified by the Internal Revenue Code for retaining its REIT status. The Company believes it has continuously met these conditions since reaching 100 shareholders in 1999 (see Note
              7).

              Use of estimates

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates used by the Company include the estimated useful lives for depreciable and amortizable assets and costs, and the estimated allowance for doubtful accounts receivable. Actual results could differ from those estimates.

              Fair value of financial instruments

              The Company's financial instruments consist primarily of cash, cash equivalents, accounts receivable and accounts and notes payable. The carrying value of cash, cash equivalents, accounts receivable and accounts payable are representative of their respective fair values due to the short-term nature of these instruments. The fair value of the Company's debt obligations is representative of its carrying value based upon current rates offered for similar types of borrowing arrangements.

              Concentration of risk


              Substantially all of the Company's revenues are obtained from office, office/warehouse and retail locations in the Houston, Texas, metropolitan area.


              The Company maintains cash accounts in major U.S. financial institutions. The terms of these deposits are on demand to minimize risk. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

              Comprehensive income

              The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" in 1999. For the years presented, the Company did not have significant amounts of comprehensive income.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


              New accounting pronouncements

              In June 1998, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, was issued. This statement requires that an entity recognize all derivatives as either assets or liabilities and measure the instruments at fair value. The accounting for change in fair value of a derivative depends upon its intended use. The Company adopted the provisions of this statement effective January 1, 2001 and believes that this statement did not have any material impact on the Company's consolidated financial statements.

              SFAS No. 141, "Business Combinations" was effective July 1, 2001 and prohibits pooling-of-interests accounting for acquisitions. The effect of adopting SFAS 141 did not have a material impact on the Company's financial statements.

              SFAS No. 142, "Goodwill and Other Intangible Assets" is effective January 1, 2002 and specifies that goodwill and some intangible assets will no longer be amortized but instead will be subject to periodic impairment testing. The effect of adopting SFAS No. 142 did not have a material impact on the Company's financial statements.

              SFAS No. 143, "Accounting for Asset Retirement Obligations" was issued in June 2001, is effective for years beginning after June 15, 2002, and will be adopted by the Company on January 1, 2003. This Statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The adoption of SFAS No. 143 will not have a material impact on the Company's financial statements.

              SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued in August 2001, and was adopted by the Company on January 1, 2002. This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board ("APB") Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business (as previously defined in that Opinion). This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The effect of adopting SFAS No. 144 did not have a material impact on the Company's financial statements.

              SFAS No. 145, "Rescission of SFAS Statements No. 4, 44 and 64, Amendment of SFAS No. 13, Technical Corrections" was issued in April 2002 and adopted by the Company on April 30, 2002. The purpose of this statement is to update, clarify and simplify existing accounting standards. The effect of adopting SFAS No. 145 did not have a material impact on the Company's financial statements.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 1   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)


              New accounting pronouncements (continued)

              SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123," was issued in December 2002 and is effective for fiscal years beginning after December 15, 2002. This statement provides alternative methods of transition for an entity that voluntarily changes to the fair value-based method of accounting for stock-based employee compensation. It also amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company will adopt this statement effective January 1, 2003 using the prospective method, and does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

              In November 2002, FASB issued Interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". FIN 45 establishes new disclosure and liability-recognition requirements for direct and indirect debt guarantees with specified characteristics. The initial measurement and recognition requirements of FIN 45 are effective prospectively for guarantees issued or modified after December 31, 2002. However, the disclosure requirements are effective for interim and annual financial-statement periods ending after December 15, 2002. The Company has adopted the disclosure provisions, and does not expect the full adoption of FIN 45 to have a material impact on the Company's financial statements.

NOTE 2   -    REAL ESTATE

              During 2001, the Company acquired from an unrelated party one grocery-anchored shopping center comprising approximately 90,327 square feet of gross leaseable area ("GLA"). The property was acquired for cash consideration of approximately $4,600,000.

              During 2002, the Company completed a series of transactions to acquire ten commercial real estate properties from affiliated partnerships. Approximately 883,494 square feet of GLA was acquired for the following consideration:


              2,851,066 HCP shares of beneficial interest
               and HROP partnership units convertible one
               for one into HCP shares                      $   28,510,660

              Assumption of mortgage debt                       13,595,156

              Cash                                               1,811,398

              Other liabilities assumed, net of other
               assets acquired                                   1,458,714
                                                            --------------

              Total                                         $   45,375,928
                                                            --------------

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 2   -    REAL ESTATE (Continued)


              The cost of acquiring the properties was allocated to land and buildings in the amounts of $8,876,565 and $36,499,363, respectively, based on fair values.

              Effective November 19, 2002, the Company sold one of the properties acquired during 2002 to an unrelated third party. The sales price of the property of $780,000 equaled its carrying value and initial cost and no gain or loss from disposition was recorded. Revenues and operating expenses of the property were minimal and are recorded in the consolidated statements of income for the year ended December 31, 2002. Consideration from the sale included a note receivable from the purchaser maturing December 4, 2004. Interest is payable monthly at 6% per annum with the unpaid principal due on maturity.

              At December 31, 2002, the Company owned 32 commercial properties in the Houston, Texas area comprising approximately 2,349,000 square feet of GLA.

NOTE 3   -    DEFERRED COSTS

              Deferred costs consist of the following:

                                                         December 31,
                                                 ----------------------------
                                                     2002            2001
                                                 ------------    ------------

                Leasing commissions              $  2,402,151    $  1,507,826
                Deferred financing costs            1,271,043         510,705
                                                 ------------    ------------

                                                    3,673,194       2,018,531

                Less: accumulated amortization       (754,984)       (528,473)
                                                 ------------    ------------

                                                 $  2,918,210    $  1,490,058
                                                 ------------    ------------

NOTE 4   -    FUTURE MINIMUM LEASE INCOME

              The Company leases the majority of its office and retail properties under noncancelable operating leases which provide for minimum base rentals plus, in some instances, contingent rentals based upon a percentage of the tenants' gross receipts.

              A summary of minimum future rentals to be received (exclusive of renewals, tenant reimbursements, and contingent rentals) under noncancelable operating leases in existence at December 31, 2002, is as follows:

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002


NOTE 4   -    FUTURE MINIMUM LEASE INCOME (Continued)

                    Years Ended
                    December 31,
                    ------------
                      2003                      $   14,528,666
                      2004                          12,246,666
                      2005                           9,165,830
                      2006                           6,823,664
                      2007                           3,819,685
                      Thereafter                     6,864,712
                                                --------------

                                                $   53,449,223
                                                --------------


NOTE 5   -    DEBT

              Notes Payable

              Mortgages and other notes payable consist of the following:


                                                                     December 31,
                                                            ----------------------------
                                                                2002            2001
                                                            ------------    ------------
              Mortgages and other notes payable             $ 34,440,000    $  6,422,058
              Revolving loan secured by properties                     -       5,575,000
                                                            ------------    ------------

                       Total                                $ 34,440,000    $ 11,997,058
                                                            ------------    ------------

              Upon completion of the First Consolidation in January 1999, the Company entered into a credit facility with Coastal Banc ssb which provided the Company with a $9,000,000 line of credit (the "Financing") to refinance all debt associated with the acquired properties, to purchase certain limited partnership interests in connection with the merger of four privately-held limited partnerships, to facilitate the acquisition of one property for cash, to pay other expenses associated with the consolidation, and to cover general working capital needs. The interest rate is indexed to the 30-day London Interbank Offered Rate ("LIBOR") plus 2.15% to 2.75% based on the average balance of compensating deposits held by Coastal Banc ssb. Borrowings under the Financing are secured by the properties with recourse to the Company.

              In May 2000, the Financing was modified in connection with the Second Consolidation and extended until April 1, 2002. Additionally, in connection with the Second Consolidation, the Company assumed three notes payable to Coastal Banc ssb with an aggregate balance of $6,449,238. The interest rate on these three notes is indexed to the 30-day LIBOR plus 2.40%, and the maturity date of these notes was also extended to April 1, 2002. The interest rate on outstanding borrowings was 4.5% at December 31, 2001.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 5   -    DEBT (Continued)


              In December 2002, the Company refinanced substantially all of its mortgage debt with a three-year floating rate mortgage loan collateralized by 18 of the Company's properties and a maturity date of January 1, 2006. The loan bears interest at 2.5% over a LIBOR rate (3.92% at December 31, 2002) and has a two-year extension option. Interest only payments are due monthly for the first 30 month period after the origination date, after which, the loan may be repaid in full or in $100,000 increments, with a final balloon payment due upon maturity. The Company capitalized loan costs of $1,271,043 financed from the proceeds of the refinancing. The security documents related to the mortgage loan contain a covenant which requires the borrower to maintain adequate capital in light of its contemplated business operations.

              In August 1999, the Company assumed a non-recourse note in the amount of $1,905,000 in connection with the acquisition of South Richey Shopping Center. The note's interest rate is fixed at 10% with payments of principal and interest aggregating $87,809 due monthly. The note was collateralized by a final mortgage lien on the South Richey Shopping Center and was paid in full on August 31, 2001.

              The Company also assumed an unsecured, demand note payable to Hartman Management, Inc., a related party, in connection with the acquisition of Holly Knight Plaza in August 2000 in the amount of $129,583. The interest rate is fixed at 8% and the note was payable on demand. The note was paid in January 2001.


              The Company also has available a $2,000,000 revolving line of credit maturing in July 2004 from a bank. The revolver note bears interest at the bank's prime rate and is secured by property. No amounts were outstanding on the line of credit at December 31, 2002.

              Note Payable to Affiliate


              In November 2002, the Company issued a $3,278,000 note payable bearing interest at 4.25% per annum to Houston R.E. Income Properties XVI, Ltd., a related party controlled by Hartman. The note is secured by property and due upon demand with interest only payments due monthly.



              Supplemental Cash Flow Information


              The Company made cash payments for interest on debt of $1,636,904, $812,029 and $1,150,960 for the years ended December 31, 2002, 2001 and 2000, respectively.

NOTE 6   -    EARNINGS PER SHARE


              Basic earnings per share is computed using net income to common shareholders and the weighted average number of common shares outstanding. Diluted earnings per share reflects common shares issuable from the assumed conversion of OP Units convertible into common shares. Only those items that have a dilutive impact on basic earnings per share are included in the diluted earnings per share. Accordingly, because conversion of OP Units into common shares is antidilutive, no OP Units were included in the diluted earnings per share calculations.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 6   -    EARNINGS PER SHARE (Continued)


                                                                          Years Ended December 31,
                                                              ------------------------------------------------
                                                                   2002             2001             2000
                                                              --------------   --------------   --------------
              Basic and diluted earnings per share
                Weighted average common
                 shares outstanding                                4,905,022        3,035,521        1,840,700

              Basic and diluted earnings per share            $        0.755   $        0.573   $        0.475

              Net income                                      $    3,705,118   $    1,740,712   $      873,696

NOTE 7   -    FEDERAL INCOME TAXES

              Federal income taxes are not provided because the Company intends to and believes it qualifies as a REIT under the provisions of the Internal Revenue Code. Shareholders of the Company include their proportionate taxable income in their individual tax returns. As a REIT, the Company must distribute at least 90% (95% in 2000) of its ordinary taxable income to its shareholders and meet certain income sources and investment restriction requirements. In addition, REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate tax rates.

              Taxable income differs from net income for financial reporting purposes principally due to differences in the timing of recognition of interest, real estate taxes, depreciation and rental revenue.

              For Federal income tax purposes, the cash dividends distributed to shareholders are characterized as follows for the years ended December 31:

                                                                   2002             2001             2000
                                                              --------------   --------------   --------------
              Ordinary income (unaudited)                               85.1%            70.5%            75.9%
              Return of capital (unaudited)                             14.9%            29.5%            24.1%
              Capital gain distributions (unaudited)                       0%               0%               0%
                                                              --------------   --------------   --------------

                       Total                                             100%             100%             100%
                                                              --------------   --------------   --------------

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 8   -    RELATED-PARTY TRANSACTIONS


              In January 1999, the Company entered into a property management agreement with the Management Company. In consideration for supervising the management and performing various day-to-day affairs, the Company pays the Management Company a management fee of 5% and a partnership management fee of 1% based on Effective Gross Revenues from the properties, as defined. The Company incurred total management and partnership fees of $1,231,212, $674,529 and $574,216 for the years ended December 31, 2002, 2001 and 2000, respectively, of which $81,094 and $89,244 were payable at December 31, 2002 and 2001, respectively.

              Under the provisions of the property management agreement, costs incurred by the Management Company for the management and maintenance of the properties are reimbursable to the Management Company. At December 31, 2002 and 2001, $382,231 and $249,810,
              respectively, was payable to the Management Company related to these reimbursable costs.

              In consideration of managing and leasing the properties, the Company also pays the Management Company leasing commissions of 6% for leases originated by the Management Company and 4% for expansions and renewals of existing leases based on Effective Gross Revenues from the properties. The Company incurred total leasing commissions to the Management Company of $890,852, $725,109 and $549,238 for the years ended December 31, 2002, 2001 and 2000, respectively, of which $200,747 and $187,474 were payable at December 31, 2002 and 2001, respectively.

              Also, we paid the Management Company a fee of up to 2% of the gross selling price of all common shares sold in consideration of offering services performed by the Management Company. The Company incurred total fees of $3,259, $128,066 and $217,410 for the years ended December 31, 2002, 2001 and 2000, respectively. Such fees have been treated as offering costs and netted against the proceeds from the sale of common shares.

              The Management Company also receives acquisition fees equal to 4% of the gross selling price of all common shares sold as a reimbursement of expenses incurred in identifying reviewing, and acquiring properties for the Company. The Company incurred total fees of $6,766, $298,144 and $509,202 for the years ended December 31, 2002, 2001 and 2000, respectively. Such fees have been treated as offering costs and netted against the proceeds from the sale of common shares.


              The Management Company paid the Company $79,168, $78,535 and $47,346 for office space in 2002, 2001 and 2000, respectively. Such amounts are included in rental income in the consolidated statements of income.


              In conjunction with the acquisition of certain properties, the Company assumed liabilities payable to the Management Company. At December 31, 2002 and 2001, $200,415 and $185,753, respectively, was payable to the Management Company related to these liabilities.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 8   -    RELATED-PARTY TRANSACTIONS (Continued)


              The Company's day-to-day operations are strategically directed by the Board of Trust Managers and implemented through the Management Company. Hartman is the Company's Board Chairman and sole owner of the Management Company. Hartman was owed $31,500 and $280,980 in dividends payable on his common shares at December 31, 2002 and 2001, respectively. Hartman owned 3.4%, 4.5% and 5.7% of the issued and outstanding common shares of the Company as of December 31, 2002, 2001 and 2000, respectively.

              The Company was a party to various other transactions with related parties which are reflected in due to/from affiliates in the accompanying consolidated balance sheets and also disclosed in Notes 2, 5 and 9.

NOTE 9   -    SHAREHOLDERS' EQUITY


              The Charter and Bylaws of the Company authorize the Company to issue up to 100,000,000 common shares at $.001 par value per share, and 10,000,000 Preferred Shares at $.001 par value per share. The Company commenced a private offering (the "Offering") in May 1999 to sell 2,500,000 common shares, par value $.001 per share, at a price of $10 per common share for a total Offering of $25,000,000. The Company intended that the Offering be exempt from the registration requirements of the Securities Act of 1933 and Regulation D promulgated there under. The common shares are "restricted securities" and are not transferable unless they subsequently are registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The Offering was directed solely to "accredited investors" as such term is defined in Regulation D. Pursuant to the Offering, the Company sold for cash or issued in exchange for property or OP Units, 4,907,107, 3,239,316 and 2,493,955 shares as of December 31, 2002, 2001 and 2000, respectively. HCP conducts substantially all of its operations through the Operating Partnership. All net proceeds of the Offering were contributed by HCP to the Operating Partnership in exchange for OP Units. The Operating Partnership used the proceeds to acquire additional commercial properties and for general working capital purposes. HCP received one OP Unit for each $10 contributed to the Operating Partnership, which was the OP Unit valuation used in the Consolidations. OP Units were valued at $10 per unit because they are convertible on a one-for-one basis to HCP shares which were being sold in the Offering for $10 per share.

              Operating Partnership units


              In January 1999, in connection with the First Consolidation, the Company acquired its first properties by merging four privately held limited partnerships (the "Merged Partnerships") into the Operating Partnership. The Operating Partnership also purchased a property from a limited partnership controlled by Hartman and received three properties from Houston R.E. Income Properties XI, Ltd. ("HREIP XI, Ltd.") in exchange for OP Units. In connection with these transactions, the Operating Partnership issued, in the aggregate, 1,593,218 OP Units to either (i) limited partners of the Merged Partnerships who were accredited investors in exchange for their limited partner interests in the Merged Partnerships, or
              (ii) to HREIP XI, Ltd. in consideration for its contribution of real estate properties.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 9   -    SHAREHOLDERS' EQUITY (Continued)

              Operating Partnership units (continued)


              In January 2000, in connection with the Second Consolidation, the Company acquired nine additional commercial properties from two limited partnerships controlled by Hartman. The Company acquired three commercial properties from Houston R.E. Income Properties X, Ltd. pursuant to a series of transactions. As a result of these transactions, HCP received 648,482 OP Units and Hartman received 68,488 OP Units.

              The Company also acquired six commercial properties from Houston R.E. Income Properties XII, L.P. ("HREIP XII, L.P."). HREIP XII, L.P. contributed these properties to the Operating Partnership in exchange for 1,165,696 OP Units. As a result of this transaction, Hartman received 49,709 OP Units in exchange for the cancellation of certain rights owed to him by HREIP XII, L.P.

              During 2002, the Company acquired ten properties from various Hartman controlled limited partnerships in exchange for 2,851,066 OP Units.

              Limited partners in the Operating Partnership holding OP Units have the right to convert their OP Units into common shares at a ratio of one OP Unit for one common share. Subject to certain restrictions, OP Units are not convertible into common shares until the later of one year after acquisition or an initial public offering of the common shares. As of December 31, 2002 and 2001, there were 8,719,906 and 5,852,661 OP Units outstanding, respectively. HCP owned 4,654,066 and 2,987,007 Units as of December 31, 2002 and 2001, respectively. HCP's weighted-average share ownership in the Operating Partnership was approximately 53.71%, 49.59% and 36.99% during the years ended December 31, 2002, 2001 and 2000, respectively.

              Dividends and distributions

              The following tables summarize the cash dividends/distributions payable to holders of common shares and holders of OP Units related to the years ended December 31, 2002, 2001 and 2000.

                                          HCP Shareholders
              ------------------------------------------------------------------------------
              Dividend/Distribution per           Date Dividend              Total Amount
                     Common Share                    Payable                   Payable
              ---------------------------     -----------------------    -------------------
                        0.2350                       5/15/00                $    320,276
                        0.2375                       8/15/00                     402,124
                        0.2400                       11/15/00                    478,206
                        0.2425                       2/15/01                     559,940
                        0.2000                       5/15/01                     541,380
                        0.2000                       8/15/01                     602,138
                        0.2000                       11/15/01                    635,778
                        0.2125                       2/15/02                     687,544
                        0.2250                       5/15/02                   1,102,340
                        0.2375                       8/15/02                   1,166,709
                        0.2500                       11/15/02                  1,226,777
                        0.2500                       2/15/03                   1,226,777


                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 9   -    SHAREHOLDERS' EQUITY (Continued)


              Dividends and distributions (continued)

                               OP Unit Holders Including Minority Unit Holders
              ------------------------------------------------------------------------------
              Dividend/Distribution per           Date Dividend              Total Amount
                       OP Unit                       Payable                   Payable
              ---------------------------     -----------------------    -------------------
                        0.2350                       5/15/00                $    946,842
                        0.2375                       8/15/00                   1,032,482
                        0.2400                       11/15/00                  1,111,729
                        0.2425                       2/15/01                   1,196,357
                        0.2000                       5/15/01                   1,070,594
                        0.2000                       8/15/01                   1,126,845
                        0.2000                       11/15/1                   1,158,818
                        0.2125                       2/15/02                   1,242,869
                        0.2250                       5/15/02                   1,942,412
                        0.2375                       8/15/02                   2,053,866
                        0.2500                       11/15/02                  2,161,143
                        0.2500                       2/15/03                   2,179,976

NOTE 10  -    INCENTIVE SHARE PLAN


              The Company has adopted an Employee and Trust Manager Incentive Share Plan (the "Incentive Share Plan") to (i) furnish incentives to individuals chosen to receive share-based awards because they are considered capable of improving operations and increasing profits; (ii) encourage selected persons to accept or continue employment with the Company; and (iii) increase the interest of employees and Trust Managers in the Company's welfare through their participation and influence on the growth in value of the common shares. The class of eligible persons that can receive grants of incentive awards under the Incentive Share Plan consists of key employees, directors, non-employee trust managers, members of the Management Company and consultants as determined by the compensation committee of the Board of Trust Managers. The total number of common shares that may be issued under the Incentive Share Plan is an amount of shares equal to 5% of the outstanding shares on a fully diluted basis. As of December 31, 2002, no options or awards to purchase common shares have been granted under the Incentive Share Plan.

              Under SFAS No. 123, "Accounting for Stock Based Compensation", the Company is permitted to either record compensation expense for incentive awards granted to employees and directors based on their fair value on the date of grant or to apply the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and recognize compensation expense, if any, to the extent that the fair market value of the underlying stock on the grant date exceeds the exercise price of the award granted. The Company will record compensation expense for awards granted to employees and directors based on the intrinsic value method. For awards granted to non-employees, such as Trust Managers, employees of the Management Company, and consultants, the Company will record expense based on the award's fair value on its date of grant as required by SFAS 123.

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002


NOTE 11  -    COMMITMENTS AND CONTINGENCIES

              The Company is a participant in various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material effect on the financial position, results of operations, or cash flows of the Company.

NOTE 12  -    SEGMENT INFORMATION

              The operating segments presented are the segments of the Company for which separate financial information is available, and operating performance is evaluated regularly by senior management in deciding how to allocate resources and in assessing performance. The Company evaluated the performance of its operating segments based on net operating income that is defined as total revenues less operating expenses and ad valorem taxes. Management does not consider gains or losses from the sale of property in evaluating ongoing operating performance.

              The retail segment is engaged in the acquisition, development and management of real estate, primarily anchored neighborhood and community shopping centers located in Houston, Texas. The customer base includes supermarkets and other retailers who generally sell basic necessity-type commodities. The office/warehouse segment is engaged in the acquisition, development and management of office and warehouse centers located in Houston, Texas and has a diverse customer base. The office segment is engaged in the acquisition, development and management of commercial office space. Included in "Other" are corporate related items, insignificant operations and costs that are not allocated to the reportable segments.

              Information concerning the Company's reportable segments for the years ended December 31 is as follows:

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 12  -    SEGMENT INFORMATION (Continued)

                                                            Office
                                             Retail        Warehouse       Office          Other           Total
                                          ------------   ------------   ------------   ------------    ------------
              2002
                Revenues                  $ 10,851,942   $  8,282,170   $  1,558,335   $     62,579    $ 20,755,026
                Net operating income         7,200,296      5,361,944        759,761         22,528      13,344,529
                Total assets                53,936,120     50,685,602      7,628,230     14,349,231     126,599,183
                Capital expenditures        17,005,552     29,411,594        158,046              -      46,575,192

              2001
                Revenues                  $  7,284,444   $  3,099,998   $  1,289,893   $     29,402    $ 11,703,737
                Net operating income         4,849,565      1,752,006        539,004         14,745       7,155,320
                Total assets                38,015,144     22,534,392      7,746,679      2,142,715      70,438,930
                Capital expenditures         4,872,237        282,228        255,784              -       5,410,249

              2000
                Revenues                  $  5,997,889   $  2,727,976   $    925,051   $    (25,158)   $  9,625,758
                Net operating income         4,019,324      1,717,804        386,259        112,122       6,235,509
                Total assets                34,080,691     23,062,130      7,516,715      1,138,006      65,797,542
                Capital expenditures        15,460,642     11,927,147      7,469,215              -      34,857,004

              Net operating income reconciles to income before minority interests shown on the consolidated statements of income for the years ended December 31 as follows:

                                                                   2002              2001              2000
                                                              --------------    --------------    --------------
              Total segment operating income                  $   13,344,529    $    7,155,320    $    6,235,509
              Less:
               Depreciation and amortization                       4,041,861         2,151,746         1,785,874
               Interest                                            1,573,270           812,029         1,271,194
               General and administrative                            831,675           518,871           534,667
                                                              --------------    --------------    --------------

              Income before minority interests                     6,897,723         3,672,674         2,643,774

              Minority interests in Operating Partnership         (3,192,605)       (1,931,962)       (1,770,078)
                                                              --------------    --------------    --------------

              Net income                                      $    3,705,118    $    1,740,712    $      873,696
                                                              --------------    --------------    --------------

                Hartman Commercial Properties REIT and Subsidiary

                   Notes to Consolidated Financial Statements

                                December 31, 2002

NOTE 13  -    PRO FORMA FINANCIAL INFORMATION (Unaudited)


              During January 2002 the Company acquired four retail centers and five office/warehouse centers totaling $44,595,928. The pro forma financial information for the years ended December 31, 2001 and 2000 is based on the historical statements of the Company after giving effect to the acquisitions as if such acquisitions took place on January 1, 2000. The twelve months of operations for the year 2002 for these properties are included in the Company's 2002 financial statements.


              The pro forma financial information shown below is presented for information purposes only and may not be indicative of results that would have actually occurred if the acquisitions had been in effect at the date indicated, nor does it purport to be indicative of the results that may be achieved in the future.

                                                                2001            2000
                                                            ------------    ------------
              Pro forma revenues                            $ 18,612,639    $ 14,940,066
                                                            ------------    ------------

              Pro forma net income available to
               common shareholders                          $  3,085,173    $  1,538,641
                                                            ------------    ------------

              Pro forma basic and diluted earnings per
               common share                                 $      0.658    $      0.441
                                                            ------------    ------------

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Hartman Commercial Properties REIT

We have audited the accompanying Statement of Revenue and Certain Expenses, for the properties known as 2002 Acquisition Properties, as more fully described in
Note 1, for the years ended December 31, 2001 and 2000. The financial statement is the responsibility of the properties' management. Our responsibility is to express an opinion on this financial statement based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared as described in Note 2, for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 10 of Hartman Commercial Properties REIT) and is not intended to be a complete presentation of 2002 Acquisition Properties revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of 2002 Acquisition Properties for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/  PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas
March 28, 2003

                       Hartman Commercial Properties REIT
                           2002 Acquisition Properties

                    Statement of Revenue and Certain Expenses

                                                                Year Ended December 31,
                                                           --------------------------------
                                                                2001              2000
                                                           --------------    --------------
Revenue
   Rent                                                    $    5,914,917    $    4,526,906
   Recoveries from tenants                                        942,934           699,350
   Other                                                           51,051            88,052
                                                           --------------    --------------

         Total revenue                                          6,908,902         5,314,308
                                                           --------------    --------------

Certain expenses

   Operation and maintenance                                      635,903           503,906
   Interest                                                       979,196         1,071,963
   Real estate taxes                                              984,105           950,015
   Insurance                                                       95,835            96,073
   Electricity, water and gas utilities                           218,286           210,061
   Management fees                                                404,605           346,618
   General and administrative                                     130,647           117,288
   Bad debts                                                       46,473            55,500
   Tenant-in-common interest                                       22,858            25,285
                                                           --------------    --------------

                                                                3,517,908         3,376,709
                                                           --------------    --------------

   Revenue in excess of certain expenses                   $    3,390,994    $    1,937,599
                                                           --------------    --------------

The accompanying notes are an integral part of this Statement of Revenue and Certain Expenses.

                       Hartman Commercial Properties REIT
                           2002 Acquisition Properties

               Notes to Statement of Revenue and Certain Expenses

                     Years Ended December 31, 2001 and 2000

NOTE 1   -    ORGANIZATION AND OPERATION OF PROPERTIES

              Effective January 2, 2002, Hartman REIT Operating Partnership, L.P. ("HROP") acquired nine commercial real estate properties (the "Properties"). HROP is a Delaware limited partnership formed to acquire, own, lease, operate, and manage real properties on behalf of Hartman Commercial Properties REIT ("HCP"), a Texas real estate investment trust. As the sole general partner of HROP, HCP possesses full legal control and authority over the operations of HROP.

              The Properties comprise approximately 884,000 square feet of gross leaseable area ("GLA"). Three of the Properties are classified as anchored shopping centers and have an aggregate GLA of approximately 266,000 square feet; two of the Properties are classified as unanchored shopping centers with an aggregate GLA of approximately 92,000 square feet; and four of the Properties are classified as office/warehouse centers with an aggregate GLA of approximately 525,000 square feet. The Properties are leased to multiple tenants (see Note 4).

NOTE 2   -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


              The accompanying statements of revenue and certain expenses are presented in conformity with accounting principles generally accepted in the United States of America and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, these statements exclude certain historical expenses that are not comparable to the proposed future operations of the property such as depreciation and amortization. Therefore, these statements are not comparable to the statement of operations of the Properties after their acquisition by HROP. Because the nine acquired properties were under common management for the years 2000 and 2001, the accompanying statements of revenues and certain expenses are presented on a combined basis.


              Rental income is recognized on a straight-line basis over the terms of the respective leases. Percentage rents are recognized as rental income when the thresholds upon which they are based have been met. Recoveries from tenants for taxes, insurance, and other operating expenses are recognized as revenue in the period the corresponding costs are incurred.

              The preparation of the financial statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3   -    MORTGAGE NOTES PAYABLE

              HROP acquired the Properties subject to certain mortgage loans with an aggregate outstanding balance of approximately $13,300,000. All of the loans were repaid in November 2002 with proceeds from a new loan for which the Properties served as collateral.

                       Hartman Commercial Properties REIT
                           2002 Acquisition Properties

               Notes to Statement of Revenue and Certain Expenses

                      Year Ended December 31, 2001 and 2000

NOTE 4   -    FUTURE MINIMUM RENTAL COMMITMENTS

              As of January 2, 2002, the Properties had approximately 240 tenants with remaining lease terms ranging from 1 month to 10 years. Future minimum rental commitments (exclusive of renewals, tenant reimbursements, and contingent rentals) under noncancelable operating leases in existence at December 31, 2001 are as follows:

               Year Ending
               December 31,
               ------------
                 2002                  $    5,373,539
                 2003                       4,104,974
                 2004                       3,067,560
                 2005                       2,001,313
                 2006                       1,240,169
                 Thereafter                 1,407,781
                                       --------------

                 Total                 $   17,195,336
                                       --------------